     As filed with the Securities and Exchange Commission on August 13, 1996
                                                         Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  -----------

                                   ZILA, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                       2834                    86-0619668
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
      of incorporation         Industrial Classification    Identification No.)
      or organization)               Code Number)

                                  -----------

                                   ZILA, INC.
                              5227 North 7th Street
                           Phoenix, Arizona 85014-2800
                                 (602) 266-6700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -----------

                                Mr. Joseph Hines
                                    President
                                   ZILA, INC.
                              5227 North 7th Street
                           Phoenix, Arizona 85014-2800
                                 (602) 266-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                             Christopher D. Johnson
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the Effective Time of the proposed merger of a wholly-owned subsidiary of the Registrant with and into Bio-Dental Technologies Corporation as described in the Merger Agreement dated August 8, 1996 attached as Appendix A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                 Proposed        Proposed Maximum
                                                                 Maximum            Aggregate             Amount of
        Title of each class of             Amount to be       Offering Price    Offering Price(2)       Registration
      securities to be registered         Registered(1)        Per Share(2)                                Fee(2)
Common Stock, $.001 par value               6,222,584             $7.125            $44,335,911            $15,288


(1) Represents the maximum number of shares of common stock issuable upon the consummation of the merger (the "Merger") of Bio-Dental Technologies Corporation ("Bio-Dental") and Zila Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Zila, Inc. ("Zila"), assuming the conversion pursuant to the Merger of (i) each of the 6,877,134 shares of common stock, $.01 par value, of Bio-Dental (the "Bio-Dental Common Stock") expected to be outstanding on the closing date for up to 0.825 shares of common stock, $.001 par value, of Zila (the "Zila Common Stock"); and (ii) each of the 665,391 outstanding vested and unvested options to purchase Bio-Dental Common Stock for an option to purchase 0.825 shares of Zila Common Stock.

(2) Estimated solely for purposes of calculating the registration fee based on the average of the closing bid and asked prices of the Zila Common Stock as reported by The Nasdaq SmallCap Market on August 8, 1996 ($7.125 per share).

                         -------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 CROSS REFERENCE SHEET SHOWING LOCATION IN PROXY
        STATEMENT/PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-4


                           Form S-4 Item                                      Proxy Statement/Prospectus Caption
                           -------------                                      ----------------------------------
  1.    Forepart of the Registration Statement
        and Outside Front Cover Page of Prospectus .......
                                                                 Facing Page of Registration Statement; Outside Front
                                                                 Cover Page of Prospectus

  2.    Inside Front and Outside Back Cover Pages of
        Prospectus........................................       Table of Contents; Available Information

  3.    Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information.....................       Summary; Investment Considerations;  Annual Report to
                                                                 Stockholders for the fiscal year ended July 31, 1995
                                                                 and Quarterly Report on Form 10-Q for the fiscal
                                                                 quarter ended April 30, 1996 of Zila delivered to
                                                                 stockholders with Proxy Statement/Prospectus included
                                                                 herein

  4.    Terms of the Transaction .........................       Summary; The Merger

  5.    Pro Forma Financial Information...................       Unaudited Pro Forma Financial Information

  6.    Material Contacts with the Company being
        Acquired .........................................       Not Applicable

  7.    Additional Information Required for Reoffering
        by Persons and Parties Deemed to be
        Underwriters .....................................       Not Applicable

  8.    Interests of Named Experts and Counsel............       Experts; Legal Matters

  9.    Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities....       Not Applicable

  10.   Information with Respect to S-3 Registrants.......       Not Applicable

  11.   Incorporation of Certain Information by
        Reference.........................................       Not Applicable

  12.   Information with Respect to S-2 or S-3
        Registrants.......................................       The Merger; Summary; Unaudited Pro Forma Financial
                                                                 Information; Market Price Information; Annual Report to
                                                                 Stockholders for the fiscal year ended July 31, 1995 and
                                                                 Quarterly Report on Form 10-Q for the fiscal quarter
                                                                 ended April 30, 1996 of Zila, delivered to stockholders
                                                                 with Proxy Statement/Prospectus included herein

  13.   Incorporation of Certain Information by
        Reference ........................................       Incorporation of Certain Documents by Reference

  14.   Information with Respect to Registrants Other
        than S-3 or S-2 Registrants.......................       Not Applicable

  15.   Information with Respect to S-3 Companies ........       Not Applicable

                           Form S-4 Item                                      Proxy Statement/Prospectus Caption
                           -------------                                      ----------------------------------
  16.   Information with Respect to S-2 or S-3
        Companies ........................................       The Merger; Summary; Unaudited Pro Forma Financial
                                                                 Information; Annual Report to Stockholders for the
                                                                 fiscal year ended March 31, 1996 of Bio-Dental,
                                                                 delivered to stockholders with Proxy
                                                                 Statement/Prospectus included herein

  17.   Information with Respect to Companies Other
        Than S-3 or S-2 Companies.........................       Not Applicable

  18.   Information if Proxies, Consents or
        Authorizations are to be Solicited................       Summary; The Special Meeting; The Merger; Directors and
                                                                 Executive Officers; Security Ownership of Principal
                                                                 Stockholders and Management

  19.   Information if Proxies, Consents or
        Authorizations are not to be Solicited in an
        Exchange Offer ...................................       Not Applicable

                       BIO-DENTAL TECHNOLOGIES CORPORATION
                            11291 Sunrise Park Drive
                        Rancho Cordova, California 95742

                              --------------------

                           NOTICE AND PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ____________, 1996
                       -----------------------------------


To The Stockholders of
Bio-Dental Technologies Corporation:

         A Special Meeting of Stockholders (the "Special Meeting") of Bio-Dental Technologies Corporation ("Bio-Dental") will be held at _________________________, ____________, ___________, on ____________, 1996,
beginning at _______ __.m. Pacific Standard Time.

         At the meeting you will be asked to consider and vote upon a proposal relating to the merger (the "Merger") of Bio-Dental and Zila Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Zila, Inc. ("Zila") pursuant to the Merger Agreement dated August 8, 1996 (the "Merger Agreement"), among Bio-Dental, Zila and Merger Sub, set forth as Appendix A to the enclosed Proxy Statement/Prospectus, and to transact any other business that may properly come before the meeting.

         If the Merger Agreement and the Merger are approved by the stockholders of Bio-Dental and the Merger becomes effective, (i) Bio-Dental will become a wholly owned subsidiary of Zila by merger of the Merger Sub with and into Bio-Dental, (ii) the stockholders of Bio-Dental, by such merger, will become stockholders of Zila, as each presently outstanding share of common stock, $.01 par value, of Bio-Dental (the "Bio-Dental Common Stock") will be converted into a fraction of a share of the common stock, $.001 par value, of Zila (the "Zila Common Stock") as determined pursuant to a formula set forth in the Proxy Statement/Prospectus under the caption "THE MERGER--Conversion of Shares," (iii) each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth in the Proxy Statement/Prospectus under the caption "THE MERGER--Bio-Dental Options," and (iv) the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and Bio-Dental shall continue as the surviving corporation under the name "Zila Dental Technologies Corporation".

         Details of the proposed Merger and other important information concerning Bio-Dental, Zila and the Merger Sub, including certain pro forma financial information, appear in the accompanying Proxy Statement/Prospectus and the materials delivered therewith. Please give this material your careful consideration.

         The Board of Directors has fixed the close of business on ____________, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Shares of common stock can be voted at the Special Meeting only if the holder is present at the Special Meeting in person or by valid proxy. Adoption and approval of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the outstanding shares of Bio-Dental Common Stock entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS OF BIO-DENTAL RECOMMENDS THAT STOCKHOLDERS OF BIO-DENTAL VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

         Whether or not you plan to attend the Special Meeting, STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING. If you attend the Special Meeting, you may vote in person, even if you have returned your proxy card. We greatly appreciate your assistance in this matter of great importance to the future of Bio-Dental Technologies Corporation.

                             By Order of the Board of Directors


                             Curtis M. Rocca III, President

Rancho Cordova, California
__________________, 1996

                       BIO-DENTAL TECHNOLOGIES CORPORATION
                            11291 Sunrise Park Drive
                        Rancho Cordova, California 95742

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ____________, 1996

                       -----------------------------------

         Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Bio-Dental Technologies Corporation ("Bio-Dental") will be held at _________________________, _____________, California, on ____________,
1996, beginning at _______ ___.m. Pacific Standard Time, for the following purposes:

         1. To consider and vote upon a proposal relating to the merger (the "Merger") of Bio-Dental and Zila Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Zila, Inc. ("Zila"), pursuant to the Merger Agreement dated August 8, 1996 (the "Merger Agreement"), among Bio-Dental, Zila and Merger Sub, set forth as Appendix A to the enclosed Proxy Statement/Prospectus; and

         2. To transact such other business as may properly come before the Special Meeting. Management is presently aware of no other business to come before the Special Meeting.

         The Board of Directors has fixed the close of business on ____________, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Shares of common stock can be voted at the Special Meeting only if the holder is present at the Special Meeting in person or by valid proxy. Management of Bio-Dental cordially invites you to attend the Special Meeting.

         Your attention is directed to the attached Proxy Statement/Prospectus and the materials delivered therewith.

                              By Order of the Board of Directors

                              Curtis M. Rocca III, President

Rancho Cordova, California
__________________, 1996

                                    IMPORTANT

STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

                                TABLE OF CONTENTS

Available Information ....................................................     2

Incorporation of Certain Documents by Reference ..........................     3

Documents that Accompany this Proxy Statement/Prospectus .................     3

Summary ..................................................................     4
         The Special Meeting .............................................     4
         Proposed Merger .................................................     5
         Parties to the Merger ...........................................     5
         Reasons for the Merger ..........................................     5
         Opinion of Financial Advisor ....................................     5
         Determinations of Boards of Directors ...........................     6
         Potential Adverse Consequences of Merger ........................     6
         Stockholder Approval ............................................     6
         Conditions to the Merger ........................................     6
         Dissenters' Rights ..............................................     7
         Solicitation of Proxies .........................................     7
         Affiliate Agreements ............................................     7
         Nasdaq ..........................................................     7
         Options .........................................................     7
         Market Price Information ........................................     8
                Zila Common Stock ........................................     8
                Bio-Dental Common Stock ..................................     9
                Dividends ................................................     9
         Termination and Break-Up Fees ...................................     9
         Accounting Treatment ............................................    10
         Merger Expenses .................................................    10
         Waivers and Amendments ..........................................    10
         Regulatory Matters ..............................................    10
         Post-Merger Management ..........................................    11
         Federal Income Tax Consequences .................................    11

Selected Financial Data ..................................................    12

Comparative Per Share Data ...............................................    15

Investment Considerations ................................................    17
         No Assurance of Profitable Operations ...........................    17
         Litigation ......................................................    17
         Competition; Research and Development ...........................    18
         Government Regulation ...........................................    18
         OraTest Approval ................................................    19
         Combination of the Companies ....................................    19
         Dependence on Key Personnel .....................................    19
         Dependence on Proprietary Rights ................................    20
         Possible Claims Relating to Products ............................    20
         No Cash Dividends ...............................................    20

         Possible Volatility of Zila Common Stock Price ..................
         Market for Zila Common Stock ....................................    21
         Charter and Bylaw Provisions ....................................    21
         Warrants and Options ............................................    21
         Shares Eligible for Future Sale .................................    22
         Transaction Risks ...............................................    22
              Certain Effects of the Merger ..............................    22
              Corporate Governance of Zila Governed by
                Different Law than Bio-Dental ............................    22
              Potential Difficulty Implementing
                Marketing Strategy .......................................    23
              Dilution ...................................................    23
              Uncertainty of Market Value of
                Zila Common Stock ........................................    23

Unaudited Pro Forma Financial Information ................................    24

The Special Meeting ......................................................    38

The Merger ...............................................................    39
         Introduction ....................................................    39
         Description of the Merger .......................................    39
         Conversion of Shares ............................................    40
         Bio-Dental Options ..............................................    40
         Bio-Dental Warrants .............................................    41
         Reasons for the Merger ..........................................    41
              Combined Reasons for the Merger ............................    41
              Zila's Reasons for the Merger ..............................    42
              Bio-Dental's Reasons for the Merger ........................    43
         Potential Adverse Consequences of Merger ........................    45
         Opinion of Financial Advisor ....................................    45
         Stockholder Approval ............................................    45
         Dissenters' Rights ..............................................    46
         Capitalization of Zila ..........................................    47
              Zila Common Stock ..........................................    47
              Zila Preferred Stock .......................................    47
              Zila Warrants ..............................................    47
              Zila Options ...............................................    47
              Potential Anti-Takeover Effects ............................    48
              Zila Common Stock Validly Issued ...........................    48
         Market Value of Common Stock ....................................    49
         Post-Merger Board of Directors and Management ...................    49
         Conditions to Consummation of the Merger ........................    49
         Termination and Break-Up Fees ...................................    50
              Termination ................................................    50
              Break-Up Fees ..............................................    50
         Waiver and Amendments ...........................................    51
         Affiliates Agreements ...........................................    51
         Certain Differences Between Delaware and
           California Corporation Law ....................................    51

               Cumulative Voting .........................................    51
               Stockholder Power to Call Special
                 Stockholder Meeting .....................................    52
               Dissolution ...............................................    52
               Size of Board of Directors ................................    52
               Classified Board of Directors .............................    52
               Removal of Directors ......................................    53
               Actions by Written Consent of Stockholders ................    53
               Voting Requirements .......................................    53
               Rights of Dissenting Stockholders .........................    54
               Inspection of Stockholders List ...........................    54
               Dividends .................................................    54
               Bylaws ....................................................    55
               Preemptive Rights .........................................    55
               Transactions Involving Officers or Directors ..............    55
               Filling Vacancies on the Board of Directors ...............    56
               Limitation on Liability of Directors
                 and Indemnification .....................................    56
               Business Combinations/Reorganizations .....................    57
               Stockholder Derivative Suits ..............................    57
         Federal Income Tax Consequences of the Merger ...................    58
         Accounting Treatment ............................................    60
         Affiliates' Restrictions on Sale of
           Zila Common Stock .............................................    60
         Nasdaq ..........................................................    60
         Effect on Bio-Dental Common Stock Certificates ..................    60
         Effect on Assumed Options .......................................    61
         Fractional Shares ...............................................    61
         Certain Transactions Between Zila and Bio-Dental ................    61
         Transfer Agent ..................................................    61

Directors and Executive Officers .........................................    62
         Employment Arrangements .........................................    64
         Key Employee Options ............................................    64

Bio-Dental Stock, Options, Warrants and Dividends ........................    65
         Bio-Dental Common Stock .........................................    65
         Bio-Dental Preferred Stock ......................................    65
         Bio-Dental Warrants .............................................    65
         Bio-Dental Options ..............................................    65

Security Ownership of Principal Stockholders and Management ..............    66

Experts ..................................................................    68

Legal Matters ............................................................    68

Appendix A - Merger Agreement
Appendix B - Opinion of Financial Advisor
Appendix C - Sections 1300 through 1312 of the California General
               Corporation Law

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1996

                           PROXY STATEMENT/PROSPECTUS

                                 PROXY STATEMENT
                       BIO-DENTAL TECHNOLOGIES CORPORATION
                           (a California corporation)

          Special Meeting of Stockholders to be held ____________, 1996

                                   PROSPECTUS
                                   ZILA, INC.
                            (a Delaware corporation)

                       ___________ Shares of Common Stock

                       -----------------------------------
         This Proxy Statement/Prospectus (i) constitutes the Proxy Statement of Bio-Dental Technologies Corporation, a California corporation ("Bio-Dental"), to be used in soliciting proxies of its stockholders in connection with the proposed merger (the "Merger") of Bio-Dental and Zila Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Zila, Inc. ("Zila"); and (ii) constitutes the Prospectus of Zila with respect to the securities to be issued in connection with the Merger. Zila has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") covering up to 6,222,584 shares of its common stock, $.001 par value (the "Zila Common Stock"), to be issued on conversion of all outstanding shares of common stock, $.01 par value, of Bio-Dental (the "Bio-Dental Common Stock") into shares of Zila Common Stock pursuant to the Merger and upon the exercise of options to purchase Bio-Dental Common Stock which are converted into options to purchase Zila Common Stock pursuant to the Merger.

         Upon consummation of the Merger: (i) Bio-Dental will become a wholly owned subsidiary of Zila by merger of the Merger Sub with and into Bio-Dental,
(ii) the stockholders of Bio-Dental, by such merger, will become stockholders of Zila, as each presently outstanding share of Bio-Dental Common Stock will be converted into a fraction of a share of Zila Common Stock as determined pursuant to a formula set forth under "THE MERGER--Conversion of Shares," (iii) each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth under "THE MERGER--Bio-Dental Options," and (iv) the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and Bio-Dental shall continue as the surviving corporation under the name "Zila Dental Technologies Corporation". See "THE MERGER--Description of the Merger."

         The enclosed proxy is solicited by the Board of Directors of Bio-Dental, in connection with Bio-Dental's Special Meeting of Stockholders (the "Special Meeting") to be held on ________________. The proxy materials were first mailed on or about __________________ to Bio-Dental's common stockholders (the "Stockholders") of record at the close of business on ____________________ (the "Record Date"). Bio-Dental will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph.

         On ________, 1996, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale price for Zila Common Stock was $______ per share and the last reported sale price for Bio-Dental Common Stock was $______ per share.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                   INVESTORS, SEE "INVESTMENT CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Proxy Statement/Prospectus is ___________, 1996.

NO PERSON HAS BEEN AUTHORIZED BY ZILA OR BIO-DENTAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZILA OR BIO-DENTAL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

         Zila and Bio-Dental are both subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Zila Common Stock is listed on The Nasdaq SmallCap Market and the Bio-Dental Common Stock is listed on The Nasdaq National Market, and similar information can be inspected and copied at The Nasdaq Stock Market, 1735 K Street N.W., Washington D.C. 20006. It is expected that Zila will continue to be subject to the same SEC informational requirements following the Merger. Zila intends to seek approval for listing of the Zila Common Stock on The Nasdaq National Market effective on or prior to the closing date of the Merger.

         Under the rules and regulations of the Commission, the solicitation of proxies from stockholders of Bio-Dental to approve and adopt the Merger Agreement and the Merger constitutes an offering of the Zila Common Stock to be issued in connection with the Merger. Accordingly, Zila has filed with the Commission a Registration Statement on Form S-4 with respect to such offering (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus constitutes the prospectus that is a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Zila and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Zila and Bio-Dental hereby undertake to provide without charge to each person to whom a Proxy Statement/Prospectus is delivered upon written or oral request of any such person, a copy of any document incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in the document which this Proxy Statement/Prospectus incorporates). Requests for documents relating to Zila should be directed to Secretary, Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800 (telephone (602) 266-6700), and requests for documents relating to Bio-Dental should be directed to Secretary, Bio-Dental Technologies Corporation, 11291 Sunrise Park Drive, Rancho Cordova, California 95742 (telephone (916) 638-8147). In order to ensure timely delivery of such documents and information, any request should be made by _______________, 1996.

         The following documents previously filed with the Commission by Zila (File No. 0-17521) and Bio-Dental (File No. 0-19293) are incorporated by reference into this Proxy Statement/Prospectus and made a part hereof: (a) Zila's Annual Report on Form 10-K for the fiscal year ended July 31, 1995; (b) Zila's Annual Report to Stockholders for the fiscal year ended July 31, 1995;
(c) Zila's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1995; (d) Zila's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1996; (e) Zila's Current Reports on Form 8-K dated February 1, 1996, April 30, 1996, June 3, 1996 and August 8, 1996; (f) Zila's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996; (g) Bio-Dental's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996; (h) Bio-Dental's Annual Report to Stockholders for the fiscal year ended March 31, 1996; and (i) Bio-Dental's Current Reports on Form 8-K dated June 7, 1996, July 22, 1996 and August 8, 1996.

         Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed report or document that is also deemed to be incorporated by reference herein modifies or supersedes such a statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

            DOCUMENTS THAT ACCOMPANY THIS PROXY STATEMENT/PROSPECTUS

         Copies of the following documents are being delivered with this Proxy Statement/Prospectus: (a) Zila's Annual Report to Stockholders for the fiscal year ended July 31, 1995; (b) Zila's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996; and (c) Bio-Dental's Annual Report to Stockholders for the fiscal year ended March 31, 1996.

         Any statement contained in any of the foregoing documents shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes such a statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus or other materials delivered herewith.

                                     SUMMARY

         The following is a brief summary of certain information contained in this Proxy Statement/Prospectus. This Summary does not purport to be complete and is qualified in its entirety by reference to the remainder of this Proxy Statement/Prospectus and the Appendices attached hereto. Stockholders of Bio-Dental are urged to read this Proxy Statement/Prospectus and the Appendices in their entirety.

The Special Meeting

         This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of Bio-Dental Technologies Corporation, a California corporation ("Bio-Dental"), of proxies to be used at the Special Meeting of Stockholders of Bio-Dental to be held on ____________, 1996 (the "Special Meeting"). At the Special Meeting, Bio-Dental's stockholders will consider and vote on a proposal to approve and adopt a Merger Agreement dated August 8, 1996 (the "Merger Agreement") among Bio-Dental, Zila and Merger Sub and the Merger. See "THE SPECIAL MEETING."

Proposed Merger

         Upon the Effective Date (as defined below) of the Merger: (i) Bio-Dental will become a wholly owned subsidiary of Zila by merger of the Merger Sub with and into Bio-Dental; (ii) the stockholders of Bio-Dental, by such merger, will become stockholders of Zila, as each presently outstanding share of common stock, $.01 par value, of Bio-Dental (the "Bio-Dental Common Stock") will be converted into 0.825 shares of the common stock, $.001 par value, of Zila (the "Zila Common Stock"); provided that if the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the ten trading days ending on the trading day that is five trading days prior to the Closing Date (the "Calculation Period") is less than $6.00 per share, each share of Bio-Dental Common Stock will be converted into a number of shares of Zila Common Stock that is equivalent in value to $4.95 as calculated based on the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period, and provided further that if the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period is greater than $7.75 per share, each share of Bio-Dental Common Stock will be converted into the greater of (A)
0.75 shares of Zila Common Stock, or (B) a number of shares of Zila Common Stock that is equivalent in value to $6.39 as calculated based on the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the calculation period; (iii) each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock equal to the number of shares of Zila Common Stock which the holder of such option would have received in the Merger in exchange for the shares of Bio-Dental Common Stock subject to such option if such option had been exercised immediately prior to the Effective Date, at an exercise price per share determined by dividing the exercise price per share of Bio-Dental Common Stock subject to such option, as in effect immediately prior to the Effective Date, by a fraction the numerator of which is the number of shares of Zila Common Stock subject to such option immediately after the Effective Date and the denominator of which is the number of shares of Bio-Dental Common Stock subject to such option immediately prior to the Effective Date and rounding the resulting per-share exercise price up to the nearest whole cent; and (iv) the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and Bio-Dental shall continue as the surviving corporation. The "Effective Date" shall be the date that the Articles of Merger are filed with and approved by the Delaware Secretary of State and the California Secretary of State. See "THE MERGER--Description of the Merger," "--Conversion of Shares" and "--Bio-Dental Options."

         Following the Merger, Zila will continue the present operations of Bio-Dental under the name "Zila Dental Technologies Corporation". It is currently anticipated that the Merger will be consummated promptly following the Special Meeting. See "THE MERGER--Description of the Merger."

Parties to the Merger

         Bio-Dental is a dental supply company which, through its wholly owned subsidiaries, markets and distributes a broad range of professional dental supplies and computer-based dental technology systems. The address of Bio-Dental is 11291 Sunrise Park Drive, Rancho Cordova, California 95742, and the telephone number is (916) 638-8147.

         Zila is a pharmaceutical company which, through its wholly owned subsidiaries, markets and sells over-the-counter, non-prescription oral and dermatological products in the United States and abroad. The address of Zila is 5227 North 7th Street, Phoenix, Arizona 85014-2800, and the telephone number is
(602) 266-6700.

Reasons for the Merger

         In the discussions that led to the signing of the Merger Agreement, Zila and Bio-Dental identified a number of potential joint benefits resulting from the Merger, as well as a number of benefits to Zila and Bio-Dental individually. The potential benefits of the Merger accruing to both Zila and Bio-Dental include: (i) improved sales performance as a result of greater financial strength and stability; (ii) mutual benefits resulting from the distribution of Zila's oral cancer diagnostic known as "OraTest" if FDA approval is received; (iii) the combination of complementary businesses and resources;
(iv) improved competitive position through increased revenues and resources; (v) enhanced ability to attract and retain skilled employees; (vi) cost savings through economies of scale resulting from a combined company with greater revenues and resources; and (vii) the elimination of redundancies which result from the separate existence of two public companies and the achievement of cost savings as a result. See "INVESTMENT CONSIDERATIONS--OraTest Approval" and "THE MERGER--Reasons for the Merger--Combined Reasons for the Merger."

         In addition to the potential benefits described above, the Board of Directors of Zila identified a number of potential benefits accruing to Zila individually as a result of the Merger, including: (i) the opportunity to utilize Bio-Dental's existing marketing and distribution resources; (ii) the opportunity to increase the sales of Zila products to dental health care professionals served by Bio-Dental; (iii) diversification of Zila's businesses and product offerings; and (iv) cost savings through increased vertical integration of Zila's business. The Board of Directors of Zila also considered a number of other factors in its deliberations concerning the Merger. See "THE MERGER--Reasons for the Merger--Zila's Reasons for the Merger."

         The Board of Directors of Bio-Dental also identified a number of potential benefits accruing to Bio-Dental individually as a result of the Merger, including: (i) the opportunity to use pull-through volume generated by sales of Zila products to increase sales of other products offered by Bio-Dental; and (ii) benefits resulting from becoming the exclusive United States distributor of OraTest to dentists nationwide if FDA approval for the sale of OraTest in the United States is granted. The Board of Directors of Bio-Dental also considered a number of other factors in its deliberations concerning the Merger. See "THE MERGER--Reasons for the Merger--Bio-Dental's Reasons for the Merger."

         The potential benefits of the Merger to Zila and Bio-Dental depend to a substantial degree upon the ability of Zila and Bio-Dental to market and distribute OraTest in the United States. Zila has not yet received FDA approval for the sale of OraTest in the United States, and there can be no assurance that such approval will be received. If the FDA does not approve OraTest for sale in the United States, it may be difficult or impossible for Zila and Bio-Dental to realize many of the potential benefits of the Merger. See "INVESTMENT CONSIDERATIONS--OraTest Approval" and "THE MERGER--Reasons for the Merger."

Opinion of Financial Advisor

         [____________], Bio-Dental's financial advisor (the "Financial Advisor") has delivered its written opinion dated ________, 1996 to the effect that as of such date, the consideration to be received by holders of Bio-Dental Common Stock in the Merger is fair from a financial point of view. The full text of the opinion of the Financial

Advisor, which sets forth the assumptions made, matters considered and limitations on the review undertaken by the Financial Advisor, is attached as Appendix B to this Proxy Statement/Prospectus. Bio-Dental shareholders are urged to read such opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor."

Determinations of Boards of Directors

         The Board of Directors of Zila has unanimously approved the Merger Agreement and the Merger and has determined that the Merger is in the best interests of Zila and its stockholders. The primary factors considered and relied upon by the Board of Directors of Zila in reaching its determination are described in "THE MERGER--Reasons for the Merger."

         The Board of Directors of Bio-Dental has unanimously approved the Merger Agreement and the Merger and has determined that the Merger is in the best interests of Bio-Dental and its stockholders. The Board of Directors of Bio-Dental unanimously recommends approval and adoption of the Merger Agreement and the Merger by the Bio-Dental stockholders. The primary factors considered and relied upon by the Board of Directors of Bio-Dental in reaching its determination and recommendation are described in "THE MERGER--Reasons for the Merger."

Potential Adverse Consequences of Merger

         Notwithstanding the belief of the Boards of Directors of Zila and Bio-Dental regarding the potential benefits of the Merger, stockholders should realize that there may be certain negative consequences of the Merger, including the fact that the rights of holders of Zila Common Stock will differ in certain respects from the rights of holders of Bio-Dental Common Stock. Such differences are due in large part to the fact that Zila is a Delaware corporation governed by the Delaware General Corporation Law and Bio-Dental is a California corporation governed by the California General Corporation Law. See "THE MERGER----Certain Differences Between Delaware and California Corporation Law." The integration of the businesses of Bio-Dental and Zila will require substantial attention of the companies' management, and the diversion of the attention of management from other aspects of the companies' businesses, and any difficulties encountered in the implementation process, could have an adverse impact on the businesses of Zila and Bio-Dental. In addition, the issuance of Zila Common Stock in connection with the Merger will have a dilutive effect on existing Zila Common Stock, and there is no assurance that the Merger will result in sufficient revenue growth or other business synergies to offset such dilutive effect. See "INVESTMENT CONSIDERATIONS--Transaction Risks" and "THE MERGER--Potential Adverse Consequences of Merger."

Stockholder Approval

         The affirmative vote of the holders of a majority of the outstanding shares of Bio-Dental Common Stock entitled to vote at the Special Meeting is required for adoption of the Merger Agreement. The close of business on ____________, 1996 has been fixed by Bio-Dental's Board of Directors as the record date for determination of the holders of Bio-Dental Common Stock entitled to notice of and to vote at the Special Meeting. On such date, there were 6,427,134 shares of Bio-Dental Common Stock outstanding and entitled to vote at the Special Meeting.

         Bio-Dental's present directors and officers (and their affiliates) control approximately 3.8 percent of the outstanding Bio-Dental Common Stock and have agreed to vote such stock FOR approval of the Merger Agreement and the Merger. See "THE MERGER--Affiliate Agreements."

Conditions to the Merger

         In addition to the requirement that the approval of the stockholders of Bio-Dental be received, consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the Merger Agreement to be terminated. Each party's obligation to consummate the Merger is conditioned upon, among other things, the accuracy of the other party's representations, the other party's performance of its covenants, the absence of a material adverse change with respect to the other party, favorable legal opinions

(including opinions to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization), and the absence of legal action preventing consummation of the Merger.

         Zila's obligation to consummate the Merger will be further conditioned upon (i) the receipt of a letter from Deloitte & Touche LLP that the Merger will be treated as a "pooling of interests" for accounting purposes, and (ii) holders of no more than 5 percent of the Bio-Dental Common Stock being eligible to exercise dissenters' rights of appraisal under California law. See "THE MERGER--Dissenters' Rights" and "--Accounting Treatment."

Dissenters' Rights

         If the Merger Agreement is approved by the required vote of Bio-Dental stockholders and is not abandoned or terminated, holders of Bio-Dental Common Stock may, by complying with the California General Corporation Law (the "CGCL"), Sections 1300 through 1312, be entitled to dissenters' rights as described therein. However, it is a condition to Zila's obligation to consummate the Merger that not more than 5 percent of the shares of Bio-Dental Common Stock be eligible to exercise dissenters' rights. See "THE MERGER--Dissenters' Rights."

Solicitation of Proxies

         Bio-Dental will bear the cost of solicitation of proxies on behalf of the Board of Directors. In addition to soliciting proxies by mail, directors, officers and employees of Bio-Dental, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of such solicitation materials to the beneficial owners of shares held of record by such persons, and Bio-Dental will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Bio-Dental has retained _____________, a proxy solicitation firm, to assist in the solicitation of proxies in connection with the Special Meeting for a fee estimated at _______.

Affiliate Agreements

         To help ensure that the Merger will be accounted for as a "pooling of interests," the executive officers and directors of Zila and Bio-Dental have executed Affiliate Agreements that prohibit such persons from disposing of their shares during the period commencing 30 days prior to the closing date of the Merger (the "Closing Date") and ending when Zila first publicly releases its quarterly financial statements which include at least 30 days of combined financial results of Zila and Bio-Dental and, in the case of executive officers and directors of Bio-Dental, require such persons to vote shares of Bio-Dental Common Stock in favor of the Merger Agreement and the Merger. Pursuant to such Affiliate Agreements, executive officers and directors of Bio-Dental have also acknowledged the resale restrictions imposed by Rule 145 promulgated under the Securities Act on shares received by them in the Merger. In addition, certain stockholders of Bio-Dental will also sign agreements making certain representations regarding the "continuity of interest" requirements for a tax-free reorganization. See "--Federal Income Tax Consequences" and "THE MERGER--Accounting Treatment."

Nasdaq

         Although Zila Common Stock is currently listed on The Nasdaq SmallCap Market under the symbol "ZILA," Zila has applied for listing of Zila Common Stock on The Nasdaq National Market and expects to receive approval for such listing prior to or concurrently with consummation of the Merger. If such approval is not timely received, the Zila Common Stock to be issued in the Merger will be designated for trading on The Nasdaq SmallCap Market. The Zila Common Stock will be freely transferable, subject to resale restrictions contained in Affiliate Agreements between Zila and Bio-Dental and their respective affiliates and as otherwise imposed on affiliates by Rule 145 under the Securities Act. See "--Affiliate Agreements."

Options

         Upon consummation of the Merger, each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth in the Proxy Statement/Prospectus under the caption "THE MERGER--Bio-Dental Options."

Market Price Information

         Information regarding the market for Zila Common Stock and Bio-Dental Common Stock and related stockholder matters is set forth below. The following table sets forth, for the fiscal periods shown, the high and low bid quotations in dollars per share for Zila Common Stock as reported by The Nasdaq SmallCap Market and the high and low sales prices for Bio-Dental Common Stock, as reported by The Nasdaq National Market.

         Zila Common Stock

                                                            High          Low
                                                            ----          ---

Fiscal Year Ended July 31, 1994
- -------------------------------
First Quarter                                              3 1/2         2 7/16

Second Quarter                                             3 11/16       2 15/16

Third Quarter                                              4 9/16        3 1/4

Fourth Quarter                                             4             2 7/16



Fiscal Year Ended July 31, 1995
- -------------------------------
First Quarter                                              4 1/4         3 7/16

Second Quarter                                             3 5/8         2 7/8

Third Quarter                                              3 11/16       2 13/16

Fourth Quarter                                             4 3/8         3



Fiscal Year Ended July 31, 1996
- -------------------------------
First Quarter                                              4 1/2         3 3/4

Second Quarter                                             5 7/8         3 3/4

Third Quarter                                              10 1/4        3 5/8

Fourth Quarter (through July 24, 1996)                     9 1/8         6 3/8

         The number of stockholder accounts of record of the Zila Common Stock as of July 31, 1995 and July 24, 1996, was approximately 3,326 and 3,032, respectively. There were no stockholders of record of Zila's preferred stock as of July 24, 1996.

         Bio-Dental Common Stock

                                                               High        Low
                                                               ----        ---

Fiscal Year Ended March 31, 1995
- --------------------------------
First Quarter                                                  5 7/8       3 3/4

Second Quarter                                                 5 3/8       3 7/8

Third Quarter                                                  4 1/4       2 3/4

Fourth Quarter                                                 5 3/8       2 7/8



Fiscal Year Ended March 31, 1996
- --------------------------------
First Quarter                                                  4 3/4       3 1/8

Second Quarter                                                 4 1/8       2 3/4

Third Quarter                                                  3 7/8       2 3/8

Fourth Quarter                                                 3 1/2       2 1/4


         The number of stockholder accounts of record of the Bio-Dental Common Stock as of March 31, 1995 and July 24, 1996 was approximately 910 and 846, respectively. There were no stockholders of record of Bio-Dental's preferred stock as of July 24, 1996.

         Dividends

         Zila has not paid dividends on the Zila Common Stock. It is the present policy of Zila's Board of Directors to retain future earnings to finance the growth and development of Zila's business. Any future dividends will be at the discretion of Zila's Board of Directors and will depend upon the financial condition, capital requirements, earnings and liquidity of Zila as well as other factors Zila's Board of Directors may deem relevant. Bio-Dental will become a wholly owned subsidiary of Zila following the Merger, and may from time to time declare and pay dividends to Zila. Bio-Dental is not aware of any restrictions at present on its ability to pay dividends.

Termination and Break-Up Fees

         The Merger Agreement may be terminated by mutual agreement of both parties or by either party (i) as a result of a material breach by the other party of any covenant or agreement set forth in the Merger Agreement; (ii) if the timely satisfaction of any of its conditions for closing the Merger has become impossible; (iii) if any of its closing conditions have not been satisfied at the "Scheduled Closing Time" (as defined below); or (iv) if the Closing has not taken place on or before the "Final Date" (as defined below).

         The term "Scheduled Closing Time" is defined in the Merger Agreement as a date to be mutually agreed upon by Zila and Bio-Dental which shall be no later than the third business day following the Special Meeting. The term "Final Date" is defined in the Merger Agreement as March 15, 1997, except that if a temporary, preliminary or permanent injunction or other order by any federal or state court that would prohibit or otherwise restrain consummation of the Merger is issued and in effect on such date, and such injunction has not become final and nonappealable, either Bio-Dental or Zila may, by giving the other written notice there of on or prior to March 15, 1997, extend the time for consummation of the Merger up to and including the earlier of the date such injunction becomes final and nonappealable or May 15, 1997, so long as Bio-Dental or Zila shall, at its own expense, use its best efforts to have such injunction dissolved.

         In the event of a termination by Bio-Dental of the Merger Agreement due to the failure of certain closing conditions deemed by the parties to be within Zila's reasonable control, Zila would be required to pay Bio-Dental the greater of (i) the amount of Bio-Dental's documented out of pocket costs and expenses incurred through the date of termination in connection with the Merger Agreement and the transactions contemplated thereby, or (ii) $100,000. In the event of a termination by Zila, due to the failure of any of certain conditions deemed by the parties to be within Bio-Dental's reasonable control, Bio-Dental would be required to pay Zila the greater of (i) the amount of Zila's documented out of pocket costs and expenses incurred through the date of termination in connection with the Merger Agreement and the transactions contemplated thereby, or (ii) $100,000. In addition, Bio-Dental would be required to pay Zila the amount set forth in the preceding sentence if Bio-Dental's stockholders fail to approve the Merger by sufficient votes to preclude the possibility of more than 5 percent of the shares of Bio-Dental Common Stock becoming dissenting shares and (i) Bio-Dental's Board of Directors failed to recommend the Merger or withdrew its recommendation or (ii) a third party announced its intention to acquire Bio-Dental prior to the Bio-Dental stockholders' vote on the Merger. See "THE MERGER--Termination and Break-Up Fees."

Accounting Treatment

         The Merger is intended to be treated as a pooling of interests for accounting purposes. As a condition to Zila's obligation to consummate the Merger, Zila is to receive a letter confirming such accounting treatment from Deloitte & Touche LLP, the independent auditors for Zila. See "THE MERGER--Accounting Treatment."

Merger Expenses

         Zila and Bio-Dental estimate that they will incur direct transaction costs of approximately $_______ associated with the Merger. These nonrecurring transaction costs will be charged to operations as incurred. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION" included elsewhere herein.

         Whether or not the Merger is consummated, except as otherwise set forth herein, each party will bear its own costs and expenses in connection with the Merger Agreement and the transactions provided for therein. Bio-Dental has agreed to pay the Financial Advisor a fee of $________ in consideration for the rendering of its fairness opinion in connection with the Merger.

Waivers and Amendments

         At any time at or prior to consummation of the transactions contemplated by the Merger Agreement, to the extent legally allowed, Zila or Bio-Dental, without approval of the stockholders of either such company, may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of that company. Neither Zila nor Bio-Dental currently intends to waive compliance with any such agreements or conditions.

         The Merger Agreement may be amended by Zila and Bio-Dental at any time before or after approval of the Bio-Dental stockholders, except that, after such approval, no amendment may be made that requires the further approval of the Bio-Dental stockholders under applicable law, unless such approval is obtained.

Regulatory Matters

         Zila and Bio-Dental are not aware of any governmental or regulatory approvals required for consummation of the Merger, other than compliance with the corporate laws of Delaware and California, the federal securities laws and applicable securities and "blue sky" laws of the various states.

Post-Merger Management

         Following the Merger, the business of Bio-Dental will be conducted by Zila through Zila Dental Technologies Corporation as a wholly-owned subsidiary of Zila. In accordance with the Merger Agreement, Zila and Curtis M. Rocca III, President and Chief Executive Officer of Bio-Dental, have agreed to terms pursuant to which Mr. Rocca will be employed by Zila following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS--Employment Arrangements." In addition, two persons designated by Bio-Dental will be appointed to serve on Zila's Board of Directors. In connection with the Merger, Zila will award options to purchase Zila Common Stock to certain key employees and executive officers of Bio-Dental as an incentive for such persons to remain employed by the combined company following the Merger. See "THE MERGER--Post-Merger Board of Directors and Management" and "DIRECTORS AND EXECUTIVE OFFICERS."

Federal Income Tax Consequences

         Neither Zila nor Bio-Dental has requested a ruling from the Internal Revenue Service with respect to the Federal income tax consequences of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Bio-Dental stockholders on the exchange of Bio-Dental Common Stock for Zila Common Stock, except to the extent that Bio-Dental stockholders receive cash upon exercise of dissenters' rights. As a condition to Zila's and Bio-Dental's obligations to consummate the Merger, Zila, Bio-Dental and Bio-Dental's shareholders are to receive a legal opinion at the Effective Date from Zila's legal counsel that the Merger will be treated as a tax-free reorganization for federal income tax purposes. See "THE MERGER--Federal Income Tax Consequences of the Merger." Because of the many factors which must be taken into account in determining the possible tax consequences of the Merger, stockholders, optionholders and warrantholders are urged to consult their own tax advisors concerning the tax consequences to them based upon their particular circumstances. See "THE MERGER--Federal Income Tax Consequences of the Merger."

                             SELECTED FINANCIAL DATA

         The following tables set forth selected historical unaudited consolidated financial data of Zila and Bio-Dental and unaudited combined pro forma financial data giving effect to the Merger using the "pooling of interests" method of accounting and reflecting the Assumed Exchange Ratio (as defined in the accompanying notes) and the pro forma adjustments described in the accompanying notes. The Assumed Exchange Ratio is used solely for purposes of calculating the per share equivalent pro forma combined data set forth herein and is not intended as a statement or estimate of the actual exchange ratio to be applied in connection with the Merger. See "THE MERGER--Conversion of Shares." The selected consolidated financial information for the five years ended July 31, 1995 and March 31, 1996 for Zila and Bio-Dental, respectively, has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included or incorporated by reference herein. The selected historical financial data for Zila for the nine-month periods ended April 30, 1996 and 1995 have been obtained from Zila's consolidated unaudited financial statements and include, in the opinion of Zila's management, all adjustments necessary to present fairly the data for such periods. For purposes of the pro forma operating data, Zila's consolidated financial statements for the fiscal year ended July 31, 1995 and for the nine months ended April 30, 1996 and 1995, have been combined with the Bio-Dental financial statements for the twelve months ended June 30, 1995 and for the nine months ended March 31, 1996 and 1995, respectively, and Zila's consolidated financial statements for the fiscal years ended July 31, 1994 and 1993 have been combined with the Bio-Dental financial statements for the fiscal years ended March 31, 1994 and 1993, respectively. No dividends have been declared or paid on Zila Common Stock or Bio-Dental Common Stock. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

                                  ZILA, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION


                                Nine-Month Period
                                  Ended April 30,                         Year Ended July 31,
                             -----------------------    -----------------------------------------------------------------
                                1996         1995          1995          1994          1993         1992          1991
                             ----------   ----------    ----------    ----------    ----------   ----------    ----------
OPERATING DATA:

  Net sales................  $4,383,896   $3,813,174    $5,147,667    $4,123,297    $4,977,714   $3,518,610    $3,984,460


  Licensing fees and
  royalty revenue..........     834,253      175,955       290,955        66,613        63,643       83,254        66,140

  Daleco buy-out charge ...           0            0             0             0             0            0    (4,000,000)

  Net income (loss) .......      40,517     (605,417)     (862,920)     (995,205)      369,949     (239,345)   (3,683,589)

  Net income (loss) per
   share ..................        0.00        (0.03)        (0.04)        (0.04)         0.02        (0.01)        (0.20)

  Primary weighted average
  number of shares
  outstanding .............  25,650,236   24,074,866    24,087,308    23,862,504    23,948,006   20,795,857    18,079,744


                                 As of April 30,                                As of July 31,
                             -----------------------     ----------------------------------------------------------------
                                       1996                 1995         1994          1993         1992          1991
                             -----------------------     ----------   ----------    ----------   ----------    ----------
BALANCE SHEET DATA:

  Current assets .........                $2,841,287     $2,484,312   $2,555,766    $3,212,503   $2,172,418    $2,004,261


  Current liabilities ....                   654,819        643,775      592,841       370,940      340,851       358,300

  Total assets ...........                 6,951,596      4,179,740    4,150,866     4,555,378    3,331,133     3,013,280

  Long-term debt .........                   406,348        412,502      421,275       429,069      435,993       442,588

  Total liabilities ......                 1,061,167      1,056,277    1,014,116       800,009      776,844       800,888

  Shareholders' equity ...                 5,890,429      3,123,463    3,136,750     3,755,369    2,554,289     2,212,392

                       BIO-DENTAL TECHNOLOGIES CORPORATION
                    SELECTED HISTORICAL FINANCIAL INFORMATION


                                                                     Year ended March 31,
                                         --------------------------------------------------------------------------
                                             1996            1995            1994           1993           1992
                                         ------------    ------------    ------------   ------------   ------------
OPERATING DATA:

    Net sales ........................    $31,682,545     $29,916,578     $18,351,375     $8,468,230     $4,620,664


    Royalty revenue ..................      1,408,671       1,665,699       1,665,664      1,782,849        937,635

    Net income (loss) ................     (2,265,977)       (419,437)      1,553,953        968,877        148,284

    Net income (loss) per share ......          (0.36)          (0.07)           0.27           0.20           0.03

    Primary weighted average number of
       shares outstanding ............      6,285,471       6,118,295       5,864,417      4,923,648      4,189,812

                                                                      As of March 31,
                                         ------------------------------------------------------------------------
                                             1996           1995           1994           1993           1992
                                         ------------   ------------   ------------   ------------   ------------
BALANCE SHEET DATA:

    Current assets ...................    $ 8,626,608     $ 9,526,185     $ 8,455,436     $3,843,403     $1,410,388


    Current liabilities ..............      7,165,756       5,757,297       4,964,753      1,514,072      1,450,360

    Total assets .....................     10,996,592      12,512,119      10,934,568      5,278,103      2,914,337

    Long-term debt ...................                        723,737          16,311         40,890        152,539

    Total liabilities ................      7,165,756       6,481,034       4,981,064      1,554,962      1,602,899

    Stockholders' equity .............      3,830,836       6,031,085       5,953,504      3,723,141      1,311,438

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

                                 Pro Forma Combined Financial
                                  Data for the Nine-Month            Pro Forma Combined Financial Data for the
                                   Period Ended April 30,                        Year Ended July 31,
                         --------------------------------------    -------------------------------------------
                                  1996                  1995            1995            1994           1993
                         -----------------------   ------------    ------------    ------------   ------------
OPERATING DATA:

  Net sales ...........       $28,086,233           $26,840,143     $36,154,844     $22,474,672    $13,445,944


  Licensing fees and
    royalty revenue ...         1,803,019             1,435,798       1,990,973       1,732,277      1,846,492

  Net income (loss) ...        (1,746,019)           (1,196,006)     (1,932,950)        558,748      1,338,826

  Net income (loss) per
    share .............             (0.06)                (0.04)          (0.07)           0.02           0.05

  Primary weighted
    average number of
    common shares .....        30,867,113            29,148,074      29,166,156      28,700,648     28,010,016


                               Pro Forma Combined
                                 Financial Data                Pro Forma Combined Financial Data
                                 as of April 30,                        as of July 31,
                            -----------------------    -----------------------------------------------
                                      1996                 1995              1994              1993
                            -----------------------    -----------       -----------       -----------
BALANCE SHEET DATA:

    Current assets .......          $11,467,895          $12,424,144       $11,011,202       $ 7,055,906


    Current liabilities...            7,820,575            7,300,134         5,557,594         1,885,012

    Total assets .........           17,948,188           16,993,603        15,085,434         9,833,481

    Long-term debt .......              406,348            1,018,360           437,586           469,959

    Total liabilities ....            8,226,923            8,318,494         5,995,180         2,354,971

    Shareholders' equity..            9,721,265            8,675,109         9,090,254         7,478,510

 See "UNAUDITED PRO FORMA FINANCIAL INFORMATION" and accompanying notes thereto.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain historical per share data of Zila and Bio-Dental and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis of accounting. This data should be read in conjunction with the selected financial data, the pro forma combined condensed financial information and the separate historical financial statements of Zila and Bio-Dental and notes thereto, incorporated by reference herein or included elsewhere in this Proxy Statement/Prospectus. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.


                                                Nine Months Ended                     Year Ended
                                                     April 30,                          July 31,
                                               --------------------        ---------------------------------
                                                1996          1995          1995          1994         1993
                                               ------        ------        ------        ------        -----
Historical -- Zila:

   Income (loss) per share .............       $(0.00)       $(0.03)       $(0.04)       $(0.04)       $0.02


Historical -- Bio-Dental:

   Income (loss) per share .............        (0.28)        (0.10)        (0.17)         0.27         0.20

Pro forma combined income (loss)
      per share(2) .....................        (0.06)        (0.04)        (0.07)         0.02         0.05

   Per Zila share ......................        (0.06)        (0.04)        (0.07)         0.02         0.05

   Equivalent per Bio-Dental share(3) ..        (0.05)        (0.03)        (0.06)         0.02         0.04

                                                                           As of
                                                             ---------------------------------
                                                             April 30, 1996      July 31, 1995
                                                             --------------      -------------
Historical book value per share(1):

   Per Zila share ................................               $0.24               $0.13


   Per Bio-Dental share ..........................                0.60                0.90

Pro forma combined book value per share(2) (4):

   Per Zila share ................................                0.32                0.30

   Equivalent per Bio-Dental share(3) ............                0.26                0.25


(1) The historical book value per share is computed, in the case of Zila, by dividing shareholders' equity by the number of shares of Zila Common Stock outstanding at the end of each period and, in the case of Bio-Dental, by dividing stockholders' equity by the number of shares of Bio-Dental Common Stock outstanding at the end of each period.

(2) Zila and Bio-Dental estimate they will incur direct transaction costs of approximately $_______ associated with the Merger, which will be charged to operations as incurred.

      These costs are not included in the pro forma combined income (loss) per share data. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION" and accompanying notes thereto.

(3) The per share equivalent pro forma combined data presentation is based upon an estimated ratio of shares of Bio-Dental Common Stock exchanged for shares of Zila Common Stock pursuant to the Merger Agreement. The adjusted share amounts are based on historical share amounts after giving effect to the pro forma adjustments described elsewhere herein and converting each share of Bio-Dental Common Stock into 0.825 shares of Zila Common Stock (the "Assumed Exchange Ratio"). The Assumed Exchange Ratio is used solely for purposes of calculating the per share equivalent pro forma combined data set forth herein and is not intended as a statement or estimate of the actual exchange ratio to be applied in connection with the Merger. As set forth in the Merger Agreement and described herein under "THE MERGER--Conversion of Shares," the actual exchange ratio will be based upon the average closing bid price for Zila Common Stock (as reported by The Nasdaq SmallCap Market) during the Calculation Period. To the extent the average closing bid price for Zila Common Stock (as reported by The Nasdaq SmallCap Market) during the calculation period is less than $6.00 per share or greater than $7.75 per share, the actual exchange ratio will differ from the Assumed Exchange Ratio, and the number of shares of Zila Common Stock issuable in connection with the Merger will increase or decrease according to the formula set forth in the Merger Agreement and described herein under "THE MERGER--Conversion of Shares."

(4) The Pro Forma Combined Book Value Per Share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                           INVESTMENT CONSIDERATIONS

         Investment in the Zila Common Stock offered hereby involves certain risks. In addition to other information included elsewhere in this Proxy Statement/Prospectus, Bio-Dental stockholders should give careful consideration to the following information before voting on the Merger.

No Assurance of Profitable Operations

         For the fiscal years ended July 31, 1995 and 1994, Zila had net losses of $862,920 and $995,205, respectively, compared with net income of $369,949 for the fiscal year ended July 31, 1993. Zila has had profitable operations in only one of its last three fiscal years. For the fiscal years ended March 31, 1996 and 1995, Bio-Dental had net losses of $2,265,977 and $419,437, respectively. Bio-Dental had profitable operations in only one of its last three fiscal years. There can be no assurance that Zila or Bio-Dental will, in the future, return to profitability or that Zila's plan for expanded operations of the combined entities will be successful.

Litigation

         On April 13, 1994, Zila filed a complaint in the United States District Court for the District of Arizona against the Colgate-Palmolive Company ("Colgate") (CIV No. 94-0756 PHX-CAM) alleging that Colgate's manufacture and distribution of Orabase Gel infringes Zila's U.S. Patent No. 5,081,158 (the "158 Patent"), which covers Zila's non-prescription, film-forming, bioadhesive medications. The complaint seeks to enjoin Colgate's manufacture and distribution of Orabase Gel and requests an award of damages in an appropriate amount. On May 27, 1994, Colgate filed its answer denying infringement and asserting that the patent is invalid and unenforceable. Zila has received an opinion of Drummond & Duckworth, its patent counsel, that the patent is valid and enforceable and that Colgate is infringing. Zila intends to vigorously prosecute its claims. If Zila is unsuccessful and a determination is made that the patent is invalid and unenforceable, such a determination could have a material adverse effect on Zila.

         On July 6, 1995, a complaint was filed in the California Superior Court, County of Sacramento, against Bio-Dental, OTR, Inc., Bio-Dental's transfer agent, and Mr. G. Michael Montross, a shareholder of Bio-Dental (Sacramento Superior Court No. 95A503733). The complaint alleges that in 1992, Mr. Montross pledged 200,000 shares of Bio-Dental Common Stock owned by him to an agent for the plaintiffs to secure debts allegedly owing by Mr. Montross to the plaintiffs. The complaint further alleges that Mr. Montross subsequently executed a fraudulent affidavit of loss claiming that the certificates for the 200,000 shares had been lost or destroyed. Mr. Montross thereby achieved a reissuance of such shares through Bio-Dental's transfer agent, OTR, Inc. The plaintiffs allege that Mr. Montross subsequently defaulted on his debts to the plaintiffs and that plaintiffs foreclosed on the shares of Bio-Dental Common Stock that their agent purportedly held as security for Mr. Montross' debts. The complaint seeks recovery of general and special damages from the defendants or, in the alternative, that the 200,000 shares in dispute be reissued in plaintiffs' names. Plaintiffs claim that they have lost security for more than $320,000 in debts owed by Mr. Montross and have suffered damages in the amount of the highest fair market value that the 200,000 shares of Bio-Dental Common Stock have obtained since October 16, 1992, estimated by the plaintiffs to be $1,250,000. Bio-Dental has referred this matter to outside counsel with the direction that counsel vigorously defend against the claims set forth in the complaint. Bio-Dental has filed an answer, which denies all of the material allegations of the complaint and asserts various affirmative defenses. Bio-Dental has also filed a cross-complaint for indemnity, negligence, fraudulent misrepresentation, conversion, imposition of a constructive trust and conspiracy against Mr. Montross, OTR, Inc. and the plaintiffs. OTR, Inc. has filed a cross-complaint against Mr. Montross and Bio-Dental for implied indemnity, contractual indemnity, negligence, fraudulent misrepresentation, conversion and imposition of a constructive trust. Bio-Dental has filed an answer which denies all of the material allegations of the cross-complaint. The case was referred by the court to non-binding arbitration, and after a brief hearing the court-appointed arbitrator on June 6, 1996 rendered a decision unfavorable to Bio-Dental. Bio-Dental has filed a request for Trial de Novo, which has the effect of vacating the arbitration decision.

If Bio-Dental is unsuccessful at trial and a determination is reached unfavorable to Bio-Dental, such determination could have a material adverse effect on Bio-Dental or, following the Merger, Zila.

Competition; Research and Development

         The pharmaceutical industry is highly competitive. A number of companies, many of which have greater financial resources, marketing capabilities and research and development capacity than Zila, are actively engaged in the development of products similar to those products produced and marketed by Zila. Zila relies on outside sources for its on-going research and development needs in much the same manner as Zila relies on outside sources for manufacturing. The pharmaceutical industry is characterized by extensive and on-going research efforts. Other companies may succeed in developing products superior to those marketed by Zila. Such companies may even succeed in developing a cure for herpes simplex virus, which would substantially reduce the potential market for symptomatic treatments such as Zila's product ZILACTIN(R).

         Bio-Dental faces significant competition, primarily from various number of dental supply dealers and mail order supply houses in the United States. Bio-Dental also faces significant competition from providers of dental practice management software and intra-oral camera systems. Many of the competing providers of these products have significantly greater market share and financial resources than Bio-Dental. In addition, new competitors may enter into Bio-Dental's markets from time to time. It may be difficult for Bio-Dental to maintain or increase sales volume and market share due to such competition.

Government Regulation

         The approval and sale of pharmaceutical products is heavily regulated by the Food and Drug Administration (the "FDA") and other federal and state regulatory agencies. Such regulation encompasses pricing, safety and efficacy, testing, advertising and promotion, labeling of pharmaceutical products and other matters. Compliance with such regulations is both costly and time consuming. In order to be legally marketed over-the-counter ("OTC"), a product must either be the subject of a New Drug Application ("NDA") approved by the FDA, be the subject of an applicable FDA monograph designating the product generally recognized as safe and effective or, if no FDA monograph exists, the FDA may designate a product as "grandfathered" (i.e. the sale of such product is permissible because of the safe use of such product or similar products prior to December 5, 1975). ZILACTIN(R) and its family of products have been "grandfathered" and a letter has been received by Zila from the FDA confirming that status. ZILACTIN(R) is currently being marketed for the symptomatic relief of canker sores (oral mucosal ulcers or lesions), cold sores, and fever blisters. ZILACTIN(TM)-L (for the treatment of fever blisters and cold sores before they erupt) is also marketed as a "grandfathered" product. Neither of these products may be marketed as a treatment for genital herpes or herpes zoster (commonly known as "shingles") without an effective new drug application. Depending principally on the time and expense involved, NDAs seeking approval for marketing ZILACTIN(R) and/or ZILACTIN(R)-L as topical applications for the treatment of shingles and genital herpes may be filed by Zila. There can be no assurance that any NDA will be filed with/or approved by the FDA. Any challenge by the FDA of Zila's sale of or claims for ZILACTIN(R) would materially adversely affect the business and prospects of Zila. Zila is also seeking FDA and European Union ("EU") approval of OraTest, an oral cancer diagnostic. There can be no assurance that FDA or EU approval of OraTest will be obtained. See "--OraTest Approval."

OraTest Approval

         One of the primary factors considered by the Boards of Directors of Zila and Bio-Dental in connection with the Merger is the market potential for Zila's oral cancer diagnostic known as "OraTest". See "THE MERGER--Reasons for the Merger." Zila has received approval to market OraTest in Canada, the United Kingdom and Australia and has commenced the approval process for OraTest throughout the EU. Zila is also seeking FDA approval to market OraTest in the United States.

         Zila has not yet received FDA approval for OraTest, and management is unable at this time to determine whether such FDA approval may be forthcoming or, if so, when OraTest may begin to be marketed in the United States. If the FDA does not approve OraTest for the United States market, it could have a material adverse effect on the business of Zila and, following the Merger, Bio-Dental, and the market price for Zila Common Stock would likely be materially adversely affected as well. In addition, Zila has made a significant financial investment to secure FDA approval of OraTest and to prepare for the introduction of OraTest to the United States market, and failure of the FDA to approve OraTest would make it impossible for Zila to recoup this investment through sales of OraTest in the United States. If FDA approval of OraTest is not received, it would also make it difficult or impossible for Zila and Bio-Dental to achieve many of the benefits of the Merger which are described herein.

Combination of the Companies

         The combination of the businesses of Zila and Bio-Dental will require substantial dedication of management resources, which will temporarily distract attention from the day-to-day businesses of the combined company. There can be no assurance that the combination will be completed without disrupting Zila's and Bio-Dental's businesses. Should Zila and Bio-Dental not be able to combine their businesses in a timely and coordinated fashion, it could have a material adverse impact on operating results. Moreover, the ability of the combined company to retain key management, technical, sales and marketing personnel will be critical to the combined company's future operations. In addition, the anticipated combination of the two companies may cause uncertainties, hesitation and possible dissatisfaction among customers and potential customers of Zila or Bio-Dental.

         Zila and Bio-Dental estimate that they will incur direct transaction costs of approximately $_______ associated with the Merger. These non-recurring transaction costs will be charged to operations as incurred. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

Dependence on Key Personnel

         The operations of Zila depend to a great extent on the technical expertise and management efforts of Mr. Joseph Hines, President of Zila, Mr. Clarence Baudhuin, Executive Vice President of Zila, Mr. Edwin Pomerantz, Vice President of Regulatory and Technical Affairs of Zila, Mr. Rocco J. Anselmo, Executive Vice President and General Manager of Zila Pharmaceuticals, Inc., and Ms. Janice L. Backus, Vice President and Corporate Secretary of Zila. The loss of Messrs. Hines, Baudhuin, Pomerantz or Anselmo or Ms. Backus could materially adversely affect Zila's business. Zila maintains key person life insurance coverage on Messrs. Hines, Baudhuin and Pomerantz. The operations of Bio-Dental depend to a great extent on the technical expertise and management efforts of Mr. Curtis M. Rocca III, President and Chief Executive Officer of Bio-Dental, Mr. Terry E. Bane, Chief Financial Officer of Bio-Dental, Mr. Timothy J. Purdy, Treasurer of Bio-Dental, and certain other key officers and employees of Bio-Dental. The loss of any of Messrs. Rocca, Bane, Purdy, or such other officers and employees could materially adversely affect Bio-Dental's or, following the Merger, Zila's business. Bio-Dental currently maintains key person life insurance on Curtis M. Rocca III, President and Chief Executive Officer of Bio-Dental. In accordance with the Merger Agreement, Zila and Curtis M. Rocca III, President and Chief Executive Officer of Bio-Dental, have agreed to terms pursuant to which Mr. Rocca will be employed by Zila following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS--Employment Arrangements." In connection with the Merger, Zila will grant to certain key employees and executive officers of Bio-Dental

(including Messrs. Rocca, Bane and Purdy) options to purchase an aggregate of 320,000 shares of Zila Common Stock, contingent upon the grantee remaining an employee of Zila or a subsidiary of Zila for a period of one year following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS."

         Zila's and Bio-Dental's future success will depend to a significant degree upon continued contributions of the combined company's key management, marketing, product development and operational personnel. The success of the combined company will depend on its ability to retain and continue to attract highly skilled personnel. Competition for employees in the pharmaceutical industry is intense, and there can be no assurance that the combined company will be able to attract and retain a sufficient number of qualified employees. If the business of the combined company grows, it may be difficult for it to hire, train and assimilate the new employees needed. In addition, it is possible that the business changes or uncertainty brought about by the Merger may cause key employees to leave Zila or Bio-Dental prior to the Merger or leave the combined company following the Merger. The combined company's inability to retain or attract key employees could have a material adverse effect on the combined company's business and results of operations.

Dependence on Proprietary Rights

         Zila and Bio-Dental rely on a combination of patent, copyright, trademark and trade secret protection, nondisclosure agreements and licensing arrangements to establish and protect their proprietary rights. Zila owns and has exclusive licenses to a number of United States and foreign patents and patent applications and intends to seek additional patent applications as it deems appropriate. There can be no assurance that patents will issue from any of these pending applications or, if patents do issue, that any claims allowed will be sufficiently broad to cover Zila's products or to effectively limit competition against Zila. In addition, there can be no assurance that any patents that may be issued to Zila will not be challenged, invalidated or circumvented, or that any rights granted thereunder would provide proprietary protection to, or effectively limit competition against, Zila or the combined company. Zila and Bio-Dental each have a number of trademarks. There can be no assurance that litigation with respect to trademarks will not result from the combined company's use of registered or common law marks, or that, if litigation against the combined company were successful, any resulting loss of the right to use a trademark would not reduce sales of the combined company's products in addition to the possibility of a significant damages award. Although Zila intends to defend the proprietary rights of the combined company following the Merger, policing unauthorized use of proprietary technology and products is difficult, and there can be no assurance that Zila's efforts will be successful. In addition, the laws of certain foreign countries may not protect the proprietary rights of the combined company to the same extent as do the laws of the United States.

Possible Claims Relating to Products

         Zila could be exposed to possible claims for personal injury resulting from allegedly defective products manufactured by third parties with which it has entered into manufacturing agreements. Zila maintains product liability insurance coverage for claims arising from the use of all its products. However, there can be no assurance that Zila will not be subject to product liability claims in excess of its insurance coverage. Any significant product liability claims not within the scope of Zila's insurance coverage could have a material adverse effect on Zila.

No Cash Dividends

         Although Zila is not restricted in its ability to pay cash dividends, Zila has never paid cash dividends on Zila Common Stock and does not contemplate paying cash dividends in the foreseeable future.

Possible Volatility of Zila Common Stock Price

         The market price for Zila Common Stock has fluctuated significantly in the past. Management of Zila believes that such fluctuations may have been caused by announcements of new products, quarterly fluctuations in the results of operations and other factors, including changes in conditions of the pharmaceutical industry in general. Stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of securities issued by Zila and other pharmaceutical and health care companies, often for reasons unrelated to the operating performance of the specific companies. Zila anticipates that the market price for Zila Common Stock may continue to be volatile following the Merger. In addition, the number of shares of Zila Common Stock issuable in connection with the Merger is fixed and will not be adjusted based on changes in the relative trading prices of Zila Common Stock and Bio-Dental Common Stock, unless the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period is less than $6.00 per share or greater than $7.75 per share. If the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period is less than $6.00 per share or greater than $7.75 per share, the number of shares of Zila Common Stock issuable in connection with the Merger shall increase or decrease according to the formula set forth under "THE MERGER--Conversion of Shares." The trading price of Zila Common Stock at the Effective Date may vary from the trading price of Zila Common Stock as of the date hereof, or the date on which Bio-Dental stockholders vote on the Merger, as a result in changes in the business, operations, financial results and prospects of Zila or Bio-Dental, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors. See "THE MERGER--Reasons for the Merger."

Trading Market for Zila Common Stock

         Prior to consummation of the Merger, Zila Common Stock has been listed on The Nasdaq SmallCap Market and Bio-Dental Common Stock has been listed on The Nasdaq National Market. Although Zila intends to apply for listing of Zila Common Stock on The Nasdaq National Market effective on or before the Effective Date, there can be no assurance that approval for such listing will be received or, if received, that Zila Common Stock will continue to be listed on The Nasdaq National Market in the future. If approval for such listing is not received, the result may be a more limited trading market for Zila Common Stock. There can be no assurance that a trading market for Zila Common Stock will be sustained following consummation of the Merger.

Charter and Bylaw Provisions

         Zila's Certificate of Incorporation, as amended, and Bylaws contain provisions that limit or eliminate director liability for certain actions. These provisions could, in some instances, prevent redress by stockholders for certain actions taken by Zila's directors. See "THE MERGER--Capitalization of Zila" and "--Certain Differences Between Delaware and California Corporation Law."

Warrants and Options

         At July 24, 1996, 1,908,655 shares of Zila Common Stock are issuable upon the exercise of outstanding options and warrants to purchase shares of Zila Common Stock, including warrants to purchase 659,722 shares and options to purchase 1,248,933 shares. In addition, each option to purchase Bio-Dental Common Stock outstanding on the Effective Date will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula described herein under "THE MERGER--Bio-Dental Options." In connection with the Merger, Zila also will issue to certain key officers and employees of Bio-Dental options to purchase an aggregate of 320,000 shares of Zila Common Stock, which options will be contingent upon the grantee remaining employed by Zila or a subsidiary of Zila for a period of one year following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS--Key Employee Options." For the life of such options, the option holders will have the opportunity to profit from a rise in the price of Zila Common Stock, with a resulting dilution in the interest of other holders of Zila Common Stock. The existence of such options may adversely affect the terms on which Zila can obtain additional financing. Further, the option holders can be expected to exercise their options at a time when Zila would, in all likelihood, be able to obtain additional capital by an offering of its unissued Zila Common Stock on terms more favorable to Zila than those provided by such options. See "THE MERGER--Capitalization of Zila."

Shares Eligible for Future Sale

         Subject to upward or downward adjustment if the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period is less than $6.00 per share or greater than $7.75 per share, Zila will issue 755,198 shares of Zila Common Stock in the Merger or upon subsequent exercise of assumed Bio-Dental options which were vested but not exercised as of the Effective Date, and up to an additional approximately 165,000 shares of Zila Common Stock will be issuable upon the future vesting and exercise of the assumed unvested Bio-Dental options (based on the estimated number of unvested assumed Bio-Dental options that will be outstanding at the Effective Date). In connection with the Merger, Zila also will issue to certain key officers and employees of Bio-Dental options to purchase an aggregate of 320,000 shares of Zila Common Stock, subject to the grantee remaining employed by Zila or a subsidiary of Zila for a period of one year following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS--Key Employee Options." In general, the shares of Zila Common Stock issued in the Merger, other than to Bio-Dental affiliates, will be freely tradable following the Merger. The shares issued after the Effective Date upon the exercise of assumed Bio-Dental options will be registered pursuant to a registration statement on Form S-8 under the Securities Act to be filed by Zila promptly following consummation of the Merger. The Merger Agreement also provides that the shares of Zila Common Stock to be issued upon the exercise of options to be granted to key officers and employees of Bio-Dental will be registered pursuant to a registration statement on Form S-8 under the Securities Act. Certain persons who may be considered affiliates of Zila or Bio-Dental, respectively, have agreed that they will not transfer, sell, exchange, pledge or otherwise dispose of any Zila Common Stock now held by such holders or received by them in the Merger from 30 days prior to the Effective Date until the date Zila shall have publicly released financial results for a period that includes at least 30 days combined operations of Zila and Bio-Dental (the "Affiliate Expiration Date"). Immediately after the Affiliate Expiration Date, these shares of Zila Common Stock will be eligible for sale in the public markets, subject to compliance with Rules 144 and 145 under the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which affiliates of Bio-Dental may make resales of Zila Common Stock and also on the number of shares of Zila Common Stock that such affiliates, and others (including persons with whom the affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of two years after the Merger (or longer if the person remains an affiliate of Zila). The sale of any of the foregoing shares of Zila Common Stock may cause substantial fluctuations in the market price of Zila Common Stock. See "THE MERGER--Affiliate Agreements."

Transaction Risks

         Certain Effects of the Merger

         Notwithstanding the belief of the Boards of Directors of Zila and Bio-Dental as to the potential benefits to stockholders of the Merger, stockholders should realize that there may be certain negative consequences of the Merger. Stockholders should consider carefully certain effects of the Merger, including the fact that the rights of holders of Zila Common Stock will differ in certain respects from the rights of holders of Bio-Dental Common Stock, which differences are due in large part to the fact that Zila is a Delaware corporation governed by the Delaware General Corporation Law and Bio-Dental is a California corporation governed by the California General Corporation Law.

         Corporate Governance of Zila governed by Different Law than Bio-Dental

         As noted above, corporate governance issues relative to Zila will be governed by Delaware law rather than California law, which governs Bio-Dental. Consequences include the fact that: (i) Zila directors will be afforded somewhat greater protection from personal liability for actions taken in their capacity as directors than those available to Bio-Dental directors, (ii) officers of Zila, unlike officers of Bio-Dental, will be afforded the same protection from personal liability for actions taken in their corporate capacity as are extended to directors; and (iii) Zila directors may be removed with or without cause by the affirmative vote of a majority of shares of Zila

Common Stock entitled to vote at an election of directors, while Bio-Dental stockholders cannot remove a director without cause (unless the entire Board of Directors is removed) if the number of shares voted against removal would be sufficient to elect the director under cumulative voting. See "THE MERGER--Potential Adverse Consequences of Merger," "--Certain Differences Between Delaware and California Corporation Law."

         Potential Difficulty in Implementing Marketing Strategy

         Growth of Zila's sales of pharmaceutical products will depend to a large degree on Zila's ability to realize the benefits of the relationship with Bio-Dental contemplated by the Merger and the integration of Bio-Dental with Zila. Substantial attention and a high level of coordination from management of both Zila and Bio-Dental will be required to realize the anticipated benefits of the relationship. The diversion of the attention of Zila's management from other aspects of Zila's business, and any difficulties encountered in the implementation process, could have an adverse impact on the revenues and operating results of Zila. There can be no assurance that the anticipated benefits of the Merger will be realized or that the results of operations and financial condition of Zila following the Merger will be superior to what would have been achieved by Zila and Bio-Dental separately if the Merger had not been consummated.

         Dilution

         The issuance of Zila Common Stock to stockholders of Bio-Dental Common Stock pursuant to the Merger will have the effect of reducing Zila's earnings per share, if any, unless and until Zila achieves revenue growth and other business synergies sufficient to offset the effect of such issuance. There can be no assurance that any such revenue growth or other business synergies will be achieved. A reduction in Zila's income per share could result in a decline in the market price of Zila Common Stock.

         Uncertainty of Market Value of Zila Common Stock

         Upon consummation of the Merger, each outstanding share of Bio-Dental Common Stock will be converted into a fraction of a share of Zila Common Stock as determined pursuant to a formula set forth under "THE MERGER--Conversion of Shares." There can be no assurance that the value of the Zila Common Stock received in the Merger by holders of Bio-Dental Common Stock will be equal to or greater than the market value of the shares of Bio-Dental Common Stock that are converted into Zila Common Stock at the Effective Date or at any time thereafter.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger, using the pooling of interests method of accounting.

         The unaudited pro forma combined condensed financial statements reflect certain assumptions by management regarding the proposed Merger (e.g., that share information used in the pro forma information approximates actual share information at the Effective Date). No adjustments to the unaudited pro forma combined condensed financial information have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

         The unaudited pro forma combined condensed balance sheet as of April 30, 1996, gives effect to the Merger as if it had occurred on April 30, 1996, and combines the unaudited consolidated condensed balance sheet of Zila as of April 30, 1996 and the consolidated condensed balance sheet of Bio-Dental as of March 31, 1996.

         The unaudited pro forma combined condensed statements of operations (i) combine the historical consolidated statements of operations of Zila for the fiscal year ended July 31, 1995 and for the nine months ended April 30, 1996 and 1995 with the historical consolidated statements of operations for Bio-Dental for the twelve months ended June 30, 1995 and for the nine months ended March 31, 1996 and 1995, respectively, and (ii) combine the historical consolidated statements of operations of Zila for the fiscal years ended July 31, 1994 and 1993 with the historical consolidated statements of operations of Bio-Dental for the fiscal years ended March 31, 1994 and 1993, respectively, in each case as if the Merger had occurred at the beginning of the earliest period presented.

         Zila and Bio-Dental estimate that they will incur direct transaction costs of approximately $_______ associated with the Merger, which will be charged to operations as incurred. This is a preliminary estimate only and is therefore subject to change. There can be no assurance that Zila will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

         Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Zila and Bio-Dental and should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Zila and Bio-Dental, incorporated by reference herein or included elsewhere in this Proxy Statement/Prospectus, and do not incorporate any potential benefits from cost savings or synergies of operations of the combined company.

         The following unaudited pro forma combined condensed financial information is qualified in its entirety by, and should be read in conjunction with, the audited financial statements, including the notes thereto, of Zila that are contained in Zila's Annual Report to Stockholders for the fiscal year ended July 31, 1995 and of Bio-Dental that are contained in Bio-Dental's Annual Report to Stockholders for the fiscal year ended March 31, 1996, and with the unaudited financial statements, including the notes thereto, of Zila that are contained in Zila's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

      The Unaudited Pro Forma Combined Condensed Balance Sheet of Zila and Bio-Dental as of April 30, 1996 set forth below gives effect to the Merger accounted for under the pooling of interests accounting method, after giving effect to an estimated number of shares to be exchanged (refer to Notes 1 and 4).

                                                                                       April 30, 1996
                                                              ----------------------------------------------------------------
                                                                       Historical
                                                              ----------------------------
                                                                                                                    Pro Forma
                                                                 Zila           Bio-Dental       Adjustments        Combined
                                                              ----------       -----------       -----------       -----------
ASSETS
Current assets:
      Cash and cash equivalents .......................       $   71,024       $   612,911                         $   683,935
      Short-term investments ..........................          703,384                                               703,384
      Tradeaccounts receivable,
           less allowances for doubtful accounts of
           $20,000 (Zila) and $138,544 (Bio-
           Dental) ....................................          746,817         1,973,943                           2,720,760
      Licensing fee and royalty receivables ...........          645,000           425,896                           1,070,896
      Inventories .....................................          450,935         3,667,161                           4,118,096
      Prepaid expenses and
           other assets ...............................          208,127           272,197                             480,324
      Current maturities of assets of
           business transferred under contractual
           arrangements ...............................                             60,000                              60,000
      Related party receivables .......................           16,000                                                16,000
      Deferred income taxes ...........................                          1,614,500                           1,614,500
                                                              ----------       -----------                         -----------
                Total current assets ..................        2,841,287         8,626,608                          11,467,895
Assets of business transferred under
      contractual arrangements ........................                            380,354                             380,354
Property and equipment, net ...........................        1,051,467           717,152                           1,768,619
Deferred Patent and Licensing Costs, net ..............        3,058,842                                             3,058,842
Intangibles and other assets ..........................                          1,272,478                           1,272,478
                                                              ----------       -----------                         -----------
                Total assets ..........................       $6,951,596       $10,996,592                         $17,948,188
                                                              ==========       ===========                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Short term borrowings ...........................       $   82,290       $ 2,109,459                         $ 2,191,749
      Accounts payable ................................          335,986         3,532,987                           3,868,973
      Accrued royalties ...............................           96,738                                                96,738
      Other accrued expenses ..........................          104,542         1,318,641                           1,423,183
      Deferred revenue ................................           24,878           204,669                             229,547
      Current portion of long-term
           debt .......................................           10,385                                                10,385
                                                              ----------       -----------                         -----------
                Total current liabilities .............          654,819         7,165,756                           7,820,575
Long-term debt ........................................          406,348                                               406,348
                                                              ----------       -----------                         -----------
                Total liabilities .....................        1,061,167         7,165,756                           8,226,923
                                                              ----------       -----------                         -----------

                                                                                       April 30, 1996
                                                              ----------------------------------------------------------------
                                                                       Historical
                                                              ----------------------------
                                                                                                                    Pro Forma
                                                                 Zila           Bio-Dental       Adjustments        Combined
                                                              ----------       -----------       -----------       -----------
Shareholders' equity
      Common stock ....................................           25,039             64,271           (58,969)          30,341
      Capital in excess of par value ..................       15,488,478          3,711,979            58,969       19,259,426
      Unrealized loss on securities
           available-for-sale .........................          (31,324)                                              (31,324)
      Retained earnings (deficit) .....................       (9,591,339)            54,586                         (9,536,753)
                                                             -----------        -----------                        -----------
                Total .................................        5,890,854          3,830,836                          9,721,690
      Less common stock held by
           wholly-owned subsidiary (at cost) ..........             (425)                                                 (425)
                                                             -----------        -----------                        -----------
                Total shareholders' equity ............        5,890,429          3,830,836                          9,721,265
                                                             -----------        -----------                        -----------

                Total liabilities and shareholders'
                equity ................................      $ 6,951,596        $10,996,592                        $17,948,188
                                                             ===========        ===========                        ===========


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

                  The Unaudited Pro Forma Combined Statements of Operations set forth below combine the results of Zila and Bio-Dental for each of the years in the three-year period ended July 31, 1995, and for the nine-month periods ended April 30, 1996 and 1995. These statements give effect to the Merger accounted for under the pooling of interests accounting method, after giving effect to an estimated number of shares to be exchanged (refer to Notes 1 and 4).

                                                           For the Year Ended July 31, 1995
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
REVENUES:
   Net sales ...................       $5,147,667        $31,007,177                          $36,154,844
   Licensing fees and
      royalty revenue ..........          290,955          1,700,018                            1,990,973
                                       ----------        -----------                          -----------
      Total revenues ...........        5,438,622         32,707,195                           38,145,817
                                       ----------        -----------                          -----------

OPERATING COSTS AND EXPENSES:
   Cost of products sold .......          840,377         22,492,747                           23,333,124
   Selling, general and
      administrative ...........        5,465,904         11,562,683                           17,028,587
                                       ----------        -----------                          -----------
      Total operating costs
      and expenses .............        6,306,281         34,055,430                           40,361,711
                                       ----------        -----------                          -----------

LOSS FROM OPERATIONS ...........         (867,659)        (1,348,235)                          (2,215,894)
                                       ----------        -----------                          -----------

OTHER INCOME (EXPENSES):
   Interest and other income ...           49,542            186,259                              235,801
   Interest expense ............          (84,359)          (189,437)                            (273,796)
   Realized gain on short-term
      investments ..............            9,611                                                   9,611
                                       ----------        -----------                          -----------
      Total other expenses .....          (25,206)            (3,178)                             (28,384)
                                       ----------        -----------                          -----------

LOSS BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE .........................         (892,865)        (1,351,413)                          (2,244,278)

INCOME TAX BENEFIT .............                            (281,383)                            (281,383)
                                       ----------        -----------                          -----------

LOSS BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE ..............         (892,865)        (1,070,030)                          (1,962,895)

CUMULATIVE EFFECT OF ACCOUNTING
CHANGE .........................           29,945                                                  29,945
                                       ----------        -----------                          -----------

NET LOSS .......................       $ (862,920)       $(1,070,030)                         $(1,932,950)
                                       ==========        ===========                          ===========

                                                           For the Year Ended July 31, 1995
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------

LOSS PER COMMON SHARE:

Loss before cumulative effect of
accounting change ...................  $     (0.04)       $    (0.17)                           $    (0.07)
   Cumulative effect of accounting
   change ...........................        (0.00)                                                  (0.00)
                                       -----------        ----------                            ----------

NET LOSS PER COMMON SHARE ...........  $     (0.04)       $    (0.17)                           $    (0.07)
                                       ===========        ==========                            ==========

WEIGHTED AVERAGE
NUMBER OF COMMON AND
COMMON EQUIVALENT
SHARES OUTSTANDING...................   24,087,308         6,156,179        (1,077,331)          29,166,156


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERRATIONS
                                  (continued)

                                                           For the Year Ended July 31, 1994
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
REVENUES:
   Net Sales ...................       $4,123,297        $18,351,375                          $22,474,672
   Licensing fees and
      royalty revenue ..........           66,613          1,665,664                            1,732,277
                                       ----------        -----------                          -----------
      Total revenues ...........        4,189,910         20,017,039                           24,206,949
                                       ----------        -----------                          -----------

OPERATING COSTS AND EXPENSES:
   Cost of products sold ......          678,530         12,703,618                           13,382,148
   Selling, general and
      administrative ...........        4,460,645          5,268,028                            9,728,673
                                       ----------        -----------                          -----------

      Total operating costs
      and expenses .............        5,139,175         17,971,646                           23,110,821
                                       ----------        -----------                          -----------

INCOME (LOSS) FROM OPERATIONS           (949,265)         2,045,393                            1,096,128
                                       ----------        -----------                          -----------

OTHER INCOME (EXPENSES):
   Interest and other income ...           58,173            191,576                              249,749
   Interest expense ............          (54,536)           (28,016)                             (82,552)
   Unrealized loss on short-term
   investments .................          (29,945)                                                (29,945)
   Realized loss on short-term
   investments .................          (19,632)                                                (19,632)
                                       ----------        -----------                          -----------

      Total other income (expenses)       (45,940)           163,560                              117,620
                                       ----------        -----------                          -----------

INCOME (LOSS) BEFORE INCOME TAXES        (995,205)         2,208,953                            1,213,748

INCOME TAX EXPENSE .............                             655,000                              655,000
                                       ----------        -----------                          -----------

NET INCOME (LOSS) ..............       $ (995,205)       $ 1,553,953                          $   558,748
                                       ==========        ===========                          ===========

NET INCOME (LOSS) PER COMMON SHARE:    $    (0.04)       $      0.27                          $      0.02
                                       ==========        ===========                          ===========

                                                           For the Year Ended July 31, 1994
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------

WEIGHTED AVERAGE
NUMBER OF COMMON
AND COMMON
EQUIVALENT SHARES
OUTSTANDING.......                      23,862,504         5,864,417         (1,026,273)       28,700,648


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                  (continued)

                                                           For the Year Ended July 31, 1993
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
REVENUES:
   Net sales ...................       $4,977,714        $ 8,468,230                          $13,445,944
   Licensing fees and
      royalty revenue ..........           63,643          1,782,849                            1,846,492
                                       ----------        -----------                          -----------
      Total revenues ...........        5,041,357         10,251,079                           15,292,436
                                       ----------        -----------                          -----------

OPERATING COSTS AND EXPENSES:
   Cost of products sold .......          844,534          6,171,875                            7,016,409
   Selling, general and
      administrative ...........        3,812,888          2,664,368                            6,477,256
                                       ----------        -----------                          -----------

      Total operating costs
      and expenses .............        4,657,422          8,836,243                           13,493,665
                                       ----------        -----------                          -----------

INCOME FROM OPERATIONS .........          383,935          1,414,836                            1,798,771
                                       ----------        -----------                          -----------

OTHER INCOME (EXPENSES):
   Interest and other income ...           38,558            226,295                              264,853
   Interest expense ............          (52,544)           (64,254)                            (116,798)
                                       ----------        -----------                          -----------
      Total other income
      (expenses) ...............          (13,986)           162,041                              148,055
                                       ----------        -----------                          -----------

INCOME BEFORE INCOME TAXES AND
EXTRAORDINARY ITEM ............           369,949          1,576,877                            1,946,826


INCOME TAX EXPENSE .............                             637,000                              637,000
                                       ----------        -----------                          -----------

INCOME BEFORE EXTRAORDINARY
ITEM ...........................          369,949            939,877                            1,309,826

EXTRAORDINARY ITEM .............                              29,000                               29,000
                                       ----------        -----------                          -----------

NET INCOME .....................       $  369,949        $   968,877                          $ 1,338,826
                                       ==========        ===========                          ===========

                                                           For the Year Ended July 31, 1993
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
INCOME PER COMMON SHARE:

   Income before extraordinary
   item ........................       $      0.02          $     0.19                          $     0.05

   Extraordinary item ..........                                  0.01                                0.00
                                       -----------          ----------                          ----------

NET INCOME PER COMMON SHARE ....       $      0.02          $     0.20                          $     0.05
                                       ===========          ==========                          ==========

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING .............        23,948,006           4,923,648        (861,638)          28,010,016



 See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                  (continued)

                                                   For the Nine Month Period Ended April 30, 1996
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
REVENUES:
   Net sales ...................       $ 4,383,896        $23,702,337                          $28,086,233
   Licensing fees and
      royalty revenue ..........           834,523            968,496                            1,803,019
                                       -----------        -----------                          -----------
      Total revenues ...........         5,218,419         24,670,833                           29,889,252
                                       -----------        -----------                          -----------

OPERATING COSTS AND EXPENSES:
   Cost of products sold ......           633,552         17,777,177                           18,410,729
   Selling, general and
      administrative ...........         4,550,519          9,586,509                           14,137,028
   Restructuring ...............                              271,631                              271,631
                                       -----------        -----------                          -----------
      Total operating costs
      and expenses .............         5,184,071         27,635,317                           32,819,388
                                       -----------        -----------                          -----------

INCOME (LOSS) FROM OPERATIONS ..            34,348         (2,964,484)                          (2,930,136)
                                       -----------        -----------                          -----------

OTHER INCOME (EXPENSES):
   Interest and other income ...            46,515             42,403                               88,918
   Interest expense ............           (39,149)          (162,455)                            (201,604)
   Realized loss on
      short-term investments ...            (1,197)                                                 (1,197)
                                       -----------        -----------                          -----------
      Total other income
          (expenses) ...........             6,169           (120,052)                            (113,883)
                                       -----------        -----------                          -----------

INCOME (LOSS) BEFORE INCOME
TAXES ..........................            40,517         (3,084,536)                          (3,044,019)

INCOME TAX BENEFIT .............                           (1,298,000)                          (1,298,000)
                                       -----------        -----------                          -----------

NET INCOME (LOSS) ..............       $    40,517        $(1,786,536)                         $(1,746,019)
                                       ===========        ===========                          ===========

INCOME (LOSS) PER COMMON SHARE..       $      0.00        $     (0.28)                         $     (0.06)
                                       ===========        ===========                          ===========

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING..............        25,650,236          6,323,487        (1,106,610)        30,867,113

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

               ZILA, INC. AND BIO-DENTAL TECHNOLOGIES CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                  (continued)

                                                   For the Nine-Month Period Ended April 30, 1995
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
REVENUES:
   Net sales ...................       $3,813,174        $23,026,969                          $26,840,143

   Licensing fees and
      royalty revenue ..........          175,955          1,259,843                            1,435,798
                                       ----------        -----------                          -----------
      Total revenues ...........        3,989,129         24,286,812                           28,275,941
                                       ----------        -----------                          -----------

OPERATING COSTS AND EXPENSES:
   Cost of products sold .......          561,741         16,343,154                           16,904,895
   Selling, general and
      administrative ...........        4,044,603          8,842,273                           12,886,876
                                       ----------        -----------                          -----------
      Total operating costs
      and expenses .............        4,606,344         25,185,427                           29,791,771
                                       ----------        -----------                          -----------

LOSS FROM OPERATIONS ...........         (617,215)          (898,615)                          (1,515,830)
                                       ----------        -----------                          -----------

OTHER INCOME (EXPENSES):
   Interest and other income ...           44,188            146,813                              191,001
   Interest expense ............          (61,911)          (120,170)                            (182,081)
   Realized loss on
   short-term investments ......             (424)                                                   (424)
                                       ----------        -----------                          -----------
      Total other income
      (expenses) ...............          (18,147)            26,643                                8,496
                                       ----------        -----------                          -----------

LOSS BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF
ACCOUNTING CHANGE ..............         (635,362)          (871,972)                          (1,507,334)

INCOME TAX BENEFIT .............                            (281,383)                             281,383)
                                       ----------        -----------                          -----------

LOSS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE ...........         (635,362)          (590,589)                          (1,225,951)

CUMULATIVE EFFECT OF
ACCOUNTING CHANGE ..............           29,945                                                  29,945
                                       ----------        -----------                          -----------

NET LOSS .......................       $ (605,417)       $  (590,589)                         $(1,196,006)
                                       ==========        ===========                          ===========

                                                   For the Nine-Month Period Ended April 30, 1995
                                       ------------------------------------------------------------------
                                                 Historical
                                       -----------------------------
                                                                                               Pro Forma
                                          Zila            Bio-Dental        Adjustments        Combined
                                       ----------        -----------        -----------       -----------
LOSS PER COMMON SHARE:

   Loss before cumulative
   effect of accounting
   change ......................             (0.03)              (0.10)                               (0.04)
   Cumulative effect of
   accounting change ...........                                                                      (0.00)
                                       -----------        ------------                          -----------

NET LOSS PER COMMON SHARE ......       $     (0.03)       $      (0.10)                         $     (0.04)
                                       ===========        ============                          ===========

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING .............        24,074,866           6,149,343       (1,076,135)         29,148,074


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

(1) The per share equivalent pro forma combined data presentation is based upon an estimated ratio of shares of Bio-Dental Common Stock exchanged for shares of Zila Common Stock pursuant to the Merger Agreement. The adjusted share amounts are based on historical share amounts after giving effect to the pro forma adjustments described elsewhere herein and converting each share of Bio-Dental Common Stock into 0.825 shares of Zila Common Stock (the "Assumed Exchange Ratio"). The Assumed Exchange Ratio is used solely for purposes of calculating the per share equivalent pro forma combined data set forth herein and is not intended as a statement or estimate of the actual exchange ratio to be applied in connection with the Merger. As set forth in the Merger Agreement and described herein under "THE MERGER--Conversion of Shares," the actual exchange ratio will be based upon the average closing bid price for Zila Common Stock (as reported by The Nasdaq SmallCap Market) during the Calculation Period. To the extent the average closing bid price for Zila Common Stock (as reported by The Nasdaq SmallCap Market) during the calculation period is less than $6.00 per share or greater than $7.75 per share, the actual exchange ratio will differ from the Assumed Exchange Ratio, and the number of shares of Zila Common Stock issuable in connection with the Merger will increase or decrease according to the formula set forth in the Merger Agreement and described herein under "THE MERGER--Conversion of Shares."

(2) The combination of Zila and Bio-Dental is to be accounted for using the pooling of interests method of accounting. Accordingly, the Unaudited Pro Forma Combined Condensed Financial Information combines the historical financial information of Zila and Bio-Dental for the following periods:

                  The unaudited pro forma combined condensed balance sheet as of April 30, 1996, gives effect to the Merger as if it had occurred on April 30, 1996, and combines the unaudited consolidated condensed balance sheet of Zila as of April 30, 1996 and the consolidated condensed balance sheet of Bio-Dental as of March 31, 1996.

                  The unaudited pro forma combined condensed statements of operations (i) combine the historical consolidated statements of operations of Zila for the fiscal year ended July 31, 1995 and for the nine months ended April 30, 1996 and 1995 with the historical consolidated statements of operations of Bio-Dental for the twelve months ended June 30, 1995 and for the nine months ended March 31, 1996 and 1995, respectively, and (ii) combine the historical consolidated statements of operations of Zila for the fiscal years ended July 31, 1994 and 1993 with the historical consolidated statements of operations of Bio-Dental for the fiscal years ended March 31, 1994 and 1993, respectively, in each case as if the Merger had occurred at the beginning of the earliest period presented.

         As a result of conforming Bio-Dental's statement of operations to a twelve month period ended June 30, 1995, the three month period ended June 30, 1994 was excluded from the pro forma condensed statements of operations. Revenues and net income for the period excluded were $7,295,465 and $171,152, respectively.

(3) There were no material transactions between Zila and Bio-Dental during any of the periods presented.

(4) Pro forma per share amounts are based on historical per share amounts after giving effect to the pro forma adjustments described elsewhere herein and converting each share of Bio-Dental Common Stock into 0.825 shares of Zila Common Stock.
         See Note (1) above.

(5) On July 22, 1996, Bio-Dental disposed of its rights to receive royalty payments from Denticator International, Inc. ("DII"), a former subsidiary of Bio-Dental, in exchange for a $7.5 million cash payment. Prior to this transaction, Bio-Dental had been receiving royalty payments from DII pursuant to an Exclusive License Agreement, dated March 31, 1991 (the "DII License Agreement"), as amended by an Extension and Modification of Exclusive License Agreement, dated April 1, 1994 (the "DII Modification"). On July 22, 1996, Young Innovations, Inc. ("Young") purchased substantially all of the assets and assumed certain liabilities of DII. As part of the Young transaction, Bio-Dental transferred and conveyed to DII all of its future royalty rights and interests under the DII License Agreement and the DII Modification for a lump sum payment of $7.5 million. Additionally, approximately $960,000 owed to Bio-Dental by DII at the time of the closing for accrued royalties, notes payable and accrued interest was converted to a "product credit" upon which Bio-Dental and its affiliates can draw free product from Young and its affiliates at a specified rate until depleted. Bio-Dental expects to utilize such product credit during the next two years. Approximately $1.3 million of the proceeds received by Bio-Dental was used to prepay all of the outstanding principal and accrued and unpaid interest on the term notes related to the Note and Warrant Purchase Agreement, dated March 29, 1996, among Bio-Dental, the State of Oregon ZCG/PERS and the City of Stamford Fireman's Pension Fund. Approximately $2 million of the proceeds received by Bio-Dental was used to prepay all of the outstanding principal and accrued and unpaid interest on the Line of Credit Agreement, dated as of December 16, 1992, and the Commercial Loan Note, dated March 31, 1995, as amended, owed by Bio-Dental to The Bank of California.

                               THE SPECIAL MEETING

         This Proxy Statement/Prospectus is furnished in connection with the solicitation by the directors of Bio-Dental of proxies to be used at the Special Meeting. The Special Meeting will be held at _____________________________________, ___________, California. At the Special
Meeting, Bio-Dental's stockholders will consider and vote on a proposal to approve the Merger Agreement and the Merger. See "THE MERGER."

         If the enclosed form of proxy is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Special Meeting for a vote. The proxy may be revoked at any time prior to its exercise by giving notice to Bio-Dental in writing or by attending the Special Meeting and voting in person.

         Stockholders of Bio-Dental of record at the close of business on ____________, 1996 will be entitled to vote at the Special Meeting. On that date, Bio-Dental had outstanding and entitled to vote 6,427,134 shares of Bio-Dental Common Stock.

         Each share of Bio-Dental Common Stock is entitled to one vote on all matters that may properly come before the Special Meeting. The adoption of the Merger Agreement described herein will require the affirmative vote of the holders of a majority of the outstanding shares of Bio-Dental Common Stock. Bio-Dental's present directors and officers (and their affiliates) control approximately 3.8 percent of the outstanding Bio-Dental Common Stock, and have agreed to vote such stock FOR approval of the Merger Agreement and the Merger. See "THE MERGER--Affiliate Agreements."

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Bio-Dental, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Bio-Dental before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person. ATTENDANCE AT THE SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Bio-Dental at 11291 Sunrise Park Drive, Rancho Cordova, California 95742, Attention: Secretary, or hand-delivered to the Secretary of Bio-Dental, at or before the taking of the vote at the Special Meeting. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the Special Meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR approval of the Merger Agreement and the Merger. Any Bio-Dental stockholder who abstains from voting or whose broker abstains from voting on such stockholder's behalf will, in effect, have voted against adoption and approval of the Merger Agreement and the Merger.

         The approximate date on which this Proxy Statement/Prospectus and the accompanying form of proxy are first being sent to stockholders is __________________, 1996.

                                   THE MERGER

Introduction

         The Board of Directors of Bio-Dental has approved and adopted a Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference. Consummation of the merger described below and related transactions contemplated by the Merger Agreement (the "Merger") will result in the merger of Bio-Dental and Merger Sub, and Bio-Dental will continue as the surviving corporation under the name "Zila Dental Technologies Corporation".

         Adoption of the Merger Agreement and consummation of the Merger will affect certain rights of stockholders. Accordingly, stockholders are urged to read carefully this entire Proxy Statement/Prospectus and the Appendices hereto before voting.

         THE BOARD OF DIRECTORS OF BIO-DENTAL HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER. Stockholders are urged to retain this Proxy Statement/Prospectus for future reference.

Description of the Merger

         The following discussion is qualified in its entirety by reference to the Merger Agreement set forth in Appendix A hereto.

         Upon consummation of the Merger: (i) Bio-Dental will become a wholly owned subsidiary of Zila by merger of the Merger Sub with and into Bio-Dental,
(ii) the stockholders of Bio-Dental, by such merger, will become stockholders of Zila, as each presently outstanding share of Bio-Dental Common Stock will be converted into a fraction of a share of the Zila Common Stock as determined pursuant to a formula set forth under "--Conversion of Shares," (iii) each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth under "--Bio-Dental Options," and (iv) the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and Bio-Dental will continue as the surviving corporation under the name "Zila Dental Technologies Corporation".

         Consummation of the Merger is subject to the prior satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement. See "--Conditions to Consummation of the Merger." Further, the Merger Agreement can be abandoned, deferred or terminated on the terms and conditions set forth therein. See "--Waivers and Amendments." If the Merger Agreement is duly authorized and adopted by the requisite votes of stockholders and all other conditions thereto are either satisfied or waived, and if the Merger Agreement is not terminated, deferred or abandoned pursuant to the provisions thereof, Articles of Merger will be filed with the Delaware Secretary of State and the Secretary of State of California. The Merger will be effective immediately upon the aforementioned filings (the "Effective Date"). It is currently anticipated that the Merger will be consummated promptly following the Special Meeting.

         Following consummation of the Merger, it is expected that the business and operations of Bio-Dental will be conducted substantially as they are currently being conducted. Zila will, however, continuously evaluate the business and operations of Bio-Dental, as well as the business and operations of its other divisions and subsidiaries, and take such actions as it deems appropriate under then existing circumstances.

         Conversion of Shares

         Subject to the provisions set forth below regarding fractional shares and dissenters' rights, at the Effective Date, each share of Bio-Dental Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and become a right to receive 0.825 shares of Zila Common Stock; provided, however, that if the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the ten trading days ending on the trading day that is five trading days prior to the Closing Date (the "Calculation Period") is less than $6.00 per share, each share of Bio-Dental Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and become a right to receive a number of shares of Zila Common Stock that is equivalent in value to $4.95 as calculated based on the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period; provided further, however, that if the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period is greater than $7.75 per share, each share of Bio-Dental Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be canceled and extinguished and be converted into and become a right to receive the greater of (i) 0.75 shares of Zila Common Stock or (ii) a number of shares of Zila Common Stock that is equivalent in value to $6.39 as calculated based on the average closing bid price for Zila Common Stock as reported by The Nasdaq SmallCap Market during the Calculation Period.

         Each share of the common stock of Merger Sub, par value $.001 per share, issued and outstanding immediately prior to the Effective Date shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the surviving corporation.

         If any shares of Bio-Dental Common Stock outstanding immediately prior to the Effective Date are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Bio-Dental or otherwise, then the shares of Zila Common Stock issued in exchange for such shares of Bio-Dental Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Zila Common Stock may accordingly be marked with appropriate legends.

         No fractional shares of Zila Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Zila Common Stock to which a holder of Bio-Dental Common Stock would otherwise be entitled in the Merger shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5, with no cash being paid in exchange for any such fractional share interest.

Bio-Dental Options

         Upon consummation of the Merger, each option that is then outstanding under Bio-Dental's 1992 Stock Option Plan, as amended in 1995 (the "Stock Plan"), whether vested or unvested (a "Bio-Dental Option"), shall be assumed by Zila in accordance with the terms of the Stock Plan and the stock option agreement, if any, by which such Bio-Dental Option is evidenced. All rights with respect to Bio-Dental Common Stock under outstanding Bio-Dental Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Zila Common Stock. From and after the Effective Date, (i) each Bio-Dental Option assumed by Zila (collectively, the "Assumed Options") may be exercised solely for shares of Zila Common Stock, (ii) the number of shares of Zila Common Stock subject to each such Assumed Option held by such person shall be equal to the number of shares of Zila Common Stock which the holder of such Assumed Option would have received in the Merger in exchange for the shares of Bio-Dental Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Date, (iii) the per share exercise price for the Zila Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Bio-Dental Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Date, by a fraction the numerator of which is the number of shares of Zila Common Stock subject to such Assumed

Option immediately after the Effective Date and the denominator of which is the number of shares of Bio-Dental Common Stock subject to such Assumed Option immediately prior to the Effective Date and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Bio-Dental Option shall otherwise remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Zila after the Effective Date.

         As of the Effective Date, approximately 465,000 shares of Bio-Dental Common Stock will be subject to outstanding vested Bio-Dental Options and approximately 200,000 shares of Bio-Dental Common Stock will be subject to outstanding unvested Bio-Dental Options. The foregoing numbers are subject to change based upon the vesting, exercise, termination or expiration of Bio-Dental Options at or prior to the Effective Date.

         Zila will use its best efforts to file a Registration Statement on Form S-8 with the Commission within 30 days following consummation of the Merger with respect to the issuance of shares of Zila Common Stock upon the exercise of Assumed Options.

Bio-Dental Warrants

         Bio-Dental has issued warrants to purchase Bio-Dental Common Stock (the "Bio-Dental Warrants") to various lenders, stockholders and other third parties. As of July 24, 1996, the Bio-Dental Warrants entitled the holders thereof to purchase an aggregate of 450,000 shares of Bio-Dental Common Stock. Bio-Dental currently anticipates that prior to consummation of the Merger, each of the outstanding Bio-Dental Warrants will be exercised in accordance with its terms and that shares of Bio-Dental Common Stock will be acquired by the holder upon such exercise. All shares of Bio-Dental Common Stock acquired upon the exercise of Bio-Dental Warrants prior to consummation of the Merger will be converted into shares of Zila Common Stock in the same manner as other shares of Bio-Dental Common Stock outstanding at the Effective Date. See "--Conversion of Shares."

Reasons for the Merger

         Combined Reasons for the Merger

         The Boards of Directors of Zila and Bio-Dental each considered that the combined company would have the potential for competitive advantage and improved financial performance. In the discussions that led to the signing of the Merger Agreement, Zila and Bio-Dental identified a number of potential joint benefits resulting from the Merger, as well as a number of benefits to Zila and Bio-Dental individually. The potential benefits of the Merger accruing to both Zila and Bio-Dental include:

         - IMPROVED SALES PERFORMANCE. As a result of the greater financial strength and stability of the combined company, the Boards of Directors of Zila and Bio-Dental believe that the combined company will be better positioned to be viewed as a financially stable provider of dental supplies and technology.

         - ORATEST DISTRIBUTION. If Zila receives FDA approval to market OraTest in the United States, Bio-Dental's established distribution network will allow the combined company to efficiently implement a strategy for introducing and marketing OraTest to the dental professionals who are existing Bio-Dental customers throughout the United States. The Boards of Directors of Zila and Bio-Dental believe the combined company will be in a unique position to benefit through the broad exposure of OraTest to a large, existing customer base of practicing dentists and through additional sales volume for other dental products which the sale of OraTest may generate.

         - COMPLEMENTARY BUSINESSES. The Boards of Directors of Zila and Bio-Dental believe that Zila's production of oral and dermatological products, combined with Bio-Dental's established marketing and distribution network, will enable the combined company to more efficiently and effectively promote the use of Zila products by practicing dentists who are current customers of Bio-Dental and to cross sell other products carried by Bio-Dental.

         - IMPROVED COMPETITIVE POSITION. The Boards of Directors of Zila and Bio-Dental believe that increased revenues and resources will allow the combined company to meet increasing competitive challenges from larger companies, accelerate the introduction of new products, including OraTest, to the market, and promote greater customer and market awareness.

         - EMPLOYEE RECRUITMENT AND RETENTION. The Boards of Directors of Zila and Bio-Dental believe that higher visibility, increased financial strength and greater career opportunities will allow the combined company to attract and retain a larger pool of appropriately skilled and trained employees.

         - ECONOMIES OF SCALE. The Boards of Directors of Zila and Bio-Dental believe that the greater sales volume of the combined company will allow the considerable start up and support costs involved in the introduction of new products to be shared across a broader product range.

         - COST SAVINGS. The Boards of Directors of Zila and Bio-Dental believe the combined company will achieve cost savings through the elimination of redundancies resulting from the separate existence of two public companies.

         - STRATEGIC BUSINESS COMBINATIONS. The Boards of Directors of Zila and Bio-Dental believe that the breadth of knowledge and experience of the officers of the combined company, together with the increased resources of the combined company, will enable the combined company to more effectively identify and consummate possible future strategic business combinations.

         In addition to the joint reasons discussed above, the Board of Directors of each of Zila and Bio-Dental also considered separate reasons for approving the Merger.

         Zila's Reasons for the Merger

         The potential benefits which the Board of Directors of Zila has identified as accruing to Zila as a result of the Merger include the following:

         - EXISTING MARKETING RESOURCES. The Board of Directors of Zila believes that Bio-Dental's existing state-of-the-art, full service marketing and distribution resources will allow Zila to benefit through greater sales volume of new and existing Zila products. In particular, the Merger will provide Zila with the channels and resources to introduce OraTest to the United States market upon receipt of FDA approval.

         - SALES TO PROFESSIONALS. The Board of Directors of Zila believes the Merger offers Zila an opportunity to utilize Bio-Dental's customer base, which consists primarily of practicing dentists, to increase sales of Zila's existing non-prescription products to health care professionals.

         - EXISTING BUSINESS RELATIONSHIPS. The Board of Directors of Zila believes that Bio-Dental's established business relationships with insurance companies and managed health care providers will offer an excellent opportunity to gain support for the introduction, marketing and distribution of OraTest in the United States (upon receipt of FDA approval).

         - DIVERSIFICATION OF BUSINESSES. The Board of Directors of Zila believes that Bio-Dental's complementary business operations and technology will enable Zila to diversify its own business and product offerings.

         - VERTICAL INTEGRATION. The Board of Directors of Zila believes that the Merger will provide Zila with the opportunity to realize cost savings as a result of the increased level of vertical integration within its business operations.

         In the course of its deliberations, the Board of Directors of Zila reviewed with Zila's management a number of other factors relevant to the Merger. In particular, the Board of Directors of Zila considered, among other things: (i) information concerning Zila's and Bio-Dental's respective businesses, prospects, financial performance, financial conditions, business plans, operations and product development schedules; (ii) the historic and current public stock market price for Zila Common Stock and Bio-Dental Common Stock; (iii) an analysis of the anticipated respective contributions to revenues, operating profits and net profits of the combined company; (iv) the compatibility of the Zila and Bio-Dental management teams; (v) Zila's strategic objectives for the introduction and marketing of OraTest in the United States upon receipt of FDA approval and for expanding the sales of its existing products to health care professionals; (vi) the ability of the Merger to qualify as a tax-free reorganization and to be treated as a "pooling of interests" for accounting purposes; and (vii) reports from management, legal advisors and accounting advisors on the results of Zila's due diligence investigation of Bio-Dental.

         The Board of Directors of Zila also considered a number of potentially negative factors in its deliberations concerning the Merger, including: (i) the absence of profitability in certain of Bio-Dental's operating periods and the significant losses incurred by Bio-Dental as recently as the fiscal year ended March 31, 1996; (ii) the adverse revenue trend experienced by certain of Bio-Dental's operations during its fiscal year ended March 31, 1996; (iii) the possible dilutive effect of the issuance of Zila Common Stock in the Merger;
(iv) the risk that the public market price of Zila's stock might be adversely effected by announcement of the Merger; (v) the costs expected to be incurred in connection with the Merger, including transaction costs and the costs of integrating the businesses of the combined companies; (vi) the risk that the combined company's ability to increase or maintain revenues might be diminished by intensified competition among suppliers of similar or related products; (vii) the risk that the FDA may refuse to grant approval to market OraTest in the United States; (viii) the risk that, despite the efforts of the combined company, the services of key persons might not be retained; (ix) the risk that other benefits sought to be obtained by the Merger might not be obtained; and
(x) other risks described herein under "INVESTMENT CONSIDERATIONS." The officers, directors and affiliates of Zila do not have any interest different from those of Zila stockholders in the Merger and, consequently, no such interest was a factor in the deliberations of the Board of Directors of Zila regarding the Merger.

         In view of the wide variety of factors, both positive and negative, it considered, the Board of Directors of Zila did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Board of Directors of Zila determined that the Merger was in the best interests of Zila and its stockholders and that Zila should proceed with the Merger at the present time.

         Bio-Dental's Reasons for the Merger

         The potential benefits which the Board of Directors of Bio-Dental has identified as accruing to Bio-Dental as a result of the Merger include the following:

         - PULL-THROUGH SALES VOLUME. The Board of Directors of Bio-Dental believes that the introduction of Zila products (particularly OraTest, upon receipt of FDA approval) into its existing product line and the sale of such Zila products through Bio-Dental's existing channels will result in increased sales volume of other non-Zila supplies which are marketed by Bio-Dental. In addition, the Board of Directors of Bio-Dental believes that OraTest (upon receipt of FDA approval) and Bio-Dental's intra-oral video camera system will be complementary products and that the introduction of OraTest to the United States market could have the potential to increase sales of Bio-Dental's intra-oral video technology.

         - EXCLUSIVE ORATEST DISTRIBUTOR. The Board of Directors of Bio-Dental believes that if the FDA approves the sale of OraTest in the United States, Bio-Dental will benefit from the significant sales of the new product which are expected to result. The potential benefits to Bio-Dental are enhanced by the fact that the Merger will result in Bio-Dental becoming the exclusive distributor of OraTest to dentists in the United States, thereby expanding Bio-Dental's access to dental health professionals nationwide.

         In evaluating the proposed Merger, the Board of Directors of Bio-Dental considered and discussed a wide variety of factors relevant to the Merger. In particular, the Board of Directors of Bio-Dental considered, among other things:
(i) information concerning Zila's and Bio-Dental's respective businesses, prospects, financial performance, financial conditions, business plans, operations and product development schedules; (ii) the historic and current public stock market price for Zila Common Stock and Bio-Dental Common Stock;
(iii) an analysis of the anticipated respective contributions to revenues, operating profits and net profits of the combined company; (iv) the compatibility of the Zila and Bio-Dental management teams; (v) Bio-Dental's strategic objectives for expanding the sales of its existing products; and (vi) reports from management, legal advisors and accounting advisors on the results of Bio-Dental's due diligence investigation of Zila.

         The Board of Directors of Bio-Dental also discussed each component of the Merger Agreement and the Merger in light of its fairness to Bio-Dental's stockholders, the impact of the Merger on current employees of and lenders to Bio-Dental, the availability of liquidity to Bio-Dental's stockholders, and the requirements for a tax-free transaction which could be accounted for as a pooling of interests. In addition, the Board of Directors of Bio-Dental considered (i) the advantages and disadvantages that the Merger would present to Bio-Dental's achievement of its strategic objectives, (ii) available information regarding the possible timing and scope of FDA approval of OraTest, (iii) the breadth, validity and enforceability of Zila's existing patents and trademarks, and (iv) the marketability of OraTest in the United States if FDA approval is received. As part of the evaluation process, the Board of Directors of Bio-Dental reviewed information about the business, operations and future prospects of both Bio-Dental and Zila, including Zila's annual, quarterly and other reports, registration statements and proxy statement filed by Zila with the Commission. The Board of Directors of Bio-Dental considered whether any potential acquiror might offer the same or similar benefits to Bio-Dental and concluded that the Merger with Zila offered the best benefits available.

         The Board of Directors of Bio-Dental also considered the following potentially negative factors: (i) the potential disruption of Bio-Dental's business that might result from employee uncertainty and lack of focus following announcement of the Merger and during the combination of the operations of Bio-Dental and Zila; (ii) the possibility that the Merger might not be consummated; (iii) the effects that public announcement of the Merger might have on Bio-Dental's revenue and operating results and Bio-Dental's ability to attract and retain key management, marketing and other personnel; (iv) the possible effects of the public announcement of the Merger on the market price of Bio-Dental Common Stock; (v) the risk that, despite the intentions and efforts of the parties to reassure Bio-Dental's customers regarding the combined company's intention to continue Bio-Dental's business operations and customer support following the Merger, the announcement of the Merger could result in decisions by certain customers to cancel or delay purchases of products from Bio-Dental; (vi) the risk that the anticipated benefits of the Merger will not be realized; and (vii) other risks described herein under "INVESTMENT CONSIDERATIONS."

         After considering the foregoing factors, the Board of Directors of Bio-Dental unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that the stockholders of Bio-Dental approve and adopt the Merger Agreement and the Merger. In view of the wide variety of factors considered, both positive and negative, the Board of Directors of Bio-Dental did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

Potential Adverse Consequences of Merger

         Notwithstanding the belief of the Board of Directors of Bio-Dental regarding the potential benefits to Bio-Dental stockholders of the Merger, stockholders should realize that there may be certain negative consequences of the Merger. A number of potential adverse consequences are set forth under "INVESTMENT CONSIDERATIONS." In addition, current holders of Bio-Dental Common Stock may have rights as holders of Zila Common Stock following the Merger which are less than the rights which they currently have as holders of Bio-Dental Common Stock. See "THE MERGER--Certain Differences Between Delaware and California Corporation Law." The Boards of Directors of Zila and Bio-Dental also considered a number of potential negative consequences of the Merger in their deliberations regarding the Merger, and any of these consequences could potentially occur as a result of the Merger. See "THE MERGER--Reasons for the Merger."

Opinion of Financial Advisor

         Bio-Dental engaged the Financial Advisor to render an opinion as to the fairness to holders of Bio-Dental Common Stock of the consideration to be received in the Merger. On ________, 1996, the Financial Advisor delivered a written opinion that the consideration to be received by holders of Bio-Dental Common Stock in the Merger was fair from a financial point of view. The complete text of the written opinion of the Financial Advisor dated ________, 1996, which sets forth the assumptions made, procedures followed, matters considered and scope of the review undertaken by, as well as limitations on, the Financial Advisor in rendering its opinion, is attached hereto as Appendix B. Bio-Dental stockholders are urged to read the Financial Advisor's opinion in its entirety.

         The Financial Advisor did not recommend to Bio-Dental that any specific amount of consideration constituted the appropriate consideration for the Merger. The Financial Advisor's opinion is directed only to the fairness to Bio-Dental's stockholders from a financial point of view of the consideration to be received in the Merger, and it does not constitute a recommendation to any Bio-Dental stockholder as to how such stockholder should vote at the Special Meeting. The Financial Advisor expresses no opinion as to the tax consequences of the Merger, and the Financial Advisor's opinion as to the fairness of the consideration to be received by Bio-Dental stockholders in the Merger does not take into account the particular tax status or position of any holder of Bio-Dental Common Stock. In rendering its opinion, the Financial Advisor was not engaged as an agent or fiduciary of Bio-Dental stockholders or any other third party. The summary of the opinion of the Financial Advisor set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

         The Financial Advisor is a recognized investment banking firm and, as part of its business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In consideration for rendering its fairness opinion, Bio-Dental agreed to pay the Financial Advisor a fee of $________ payable at the time of delivery of its opinion.

Stockholder Approval

         The affirmative vote of the holders of a majority of the outstanding shares of Bio-Dental Common Stock entitled to vote is required for adoption and approval of the Merger Agreement and the Merger. The close of business on ____________, 1996 has been fixed by Bio-Dental's Board of Directors as the record date for determination of the holders of Bio-Dental Common Stock entitled to notice of and to vote at the Special Meeting.

On such date, there were 6,427,134 shares of Bio-Dental Common Stock outstanding and entitled to vote at the Special Meeting.

         Bio-Dental's present directors and officers (and their affiliates) control approximately 3.8 percent of the outstanding Bio-Dental Common Stock. Such persons have entered into Affiliate Agreements pursuant to which they have agreed, among other things, to vote such stock FOR approval of the Merger Agreement and the Merger. See "THE MERGER--Affiliate Agreements."

Dissenters' Rights

         If the Merger Agreement is approved by the required vote of Bio-Dental stockholders and is not abandoned or terminated, holders of Bio-Dental Common Stock may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights as described therein. Zila's obligation to consummate the Merger is conditioned on the fact that the holders of no more than an aggregate of 5 percent of the outstanding shares of Bio-Dental Common Stock (on an as-converted basis) are eligible to exercise dissenters' rights. The record holders of the shares of Bio-Dental Common Stock that are eligible to, and do, exercise their dissenters' rights with respect to the Merger are referred to herein as "Dissenting Shareholders," and the shares of stock with respect to which they exercise dissenters' rights are referred to herein as "Dissenting Shares." If a Bio-Dental shareholder has a beneficial interest in shares of Bio-Dental Common Stock that are held of record in the name of another person, such as a broker or nominee, and such shareholder desires to perfect whatever dissenters' rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

         It is a condition to Zila's obligation to consummate the Merger that not more than 5 percent of the shares of Bio-Dental Common Stock be eligible to be treated as Dissenting Shares at the time of the Merger.

         The following discussion is not a complete statement of the CGCL relating to dissenters' rights, and is qualified in it entirety by reference to Sections 1300 through 1312 of the CGCL attached to this Proxy Statement/Prospectus as Appendix C and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the CGCL should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

         There are generally no dissenters' rights under the CGCL for shares which are listed on any national securities exchange certified by the Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, except that dissenters' rights are available if (i) demands for payment are filed by 5 percent or more of the outstanding shares of a class of securities, or (ii) shares issued in connection with the proposed transaction are subject to restrictions on transfer imposed by the corporation or by any law or regulation.

         Since The Nasdaq National Market is a national securities exchange that is certified by the California Commissioner of Corporations, holders of Bio-Dental Common Stock will not generally be eligible to exercise dissenters' rights under the CGCL unless demands for payment are filed with respect to at least 5 percent of the outstanding Bio-Dental Common Stock prior to the date on which shareholders vote on the proposed Merger. As described above, one of the conditions to the Merger is that no more than 5 percent of the outstanding shares of Bio-Dental Common Stock are eligible to exercise dissenters' rights. In addition, shares held by affiliates of Bio-Dental who are subject to certain transfer restrictions will be entitled to exercise dissenters' rights.

         Shares of Bio-Dental Common Stock must satisfy each of the following requirements to qualify as Dissenting Shares under the CGCL: (i) the shares of Bio-Dental Common Stock must have been outstanding on the Record Date; (ii) the holder of such shares must submit a written demand for payment prior to the meeting at which shareholders vote on the proposed Merger, which shall be a demand that Bio-Dental purchase such holder's shares of Bio-Dental Common Stock for cash at their fair market value; (iii) the shares of Bio-Dental Common Stock must have been voted against the Merger; and
(iv) the holder of such shares of Bio-Dental Common Stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal rights under the CGCL.

         Pursuant to Sections 1300 through 1312 of the CGCL, holders of Dissenting Shares may require Bio-Dental to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the proposed Merger (May 31, 1996), excluding any appreciation or depreciation as a consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

         Prior to the date of the shareholders meeting at which the proposed Merger is approved, a Dissenting Shareholder must demand that Bio-Dental repurchase such shareholder's Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that Bio-Dental purchase, and a statement of what the Dissenting Shareholder claims to be the fair market value of the dissenting Shares as of the day before the announcement of the proposed Merger. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the dissenting Shareholder to sell the dissenting Shares at such a price within such 30-day period. Such holder must also submit to Bio-Dental or its transfer agent certificates representing any dissenting Shares that the dissenting Shareholder demands Bio-Dental purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

         If, upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares, Bio-Dental and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the merger are satisfied or waived.

         If Bio-Dental and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the Merger by Bio-Dental shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the shares of Bio-Dental Common Stock held by such shareholder are Dissenting Shares, the fair market value of such shares of Bio-Dental Common Stock, or both. The CGCL provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Bio-Dental consents to such request for withdrawal.

         Under Delaware Law, Zila stockholders are not entitled to vote upon, or exercise dissenters' or appraisal rights with respect to, the Merger Agreement or the Merger.

Capitalization of Zila

         Zila Common Stock

         Zila's authorized Common Stock consists of 50,000,000 shares of Common Stock, $.001 par value. A total of 6,222,584 shares are reserved for issuance to holders of Bio-Dental Common Stock and Assumed Options pursuant to the terms of the Merger Agreement. These shares, when issued, will be fully paid and nonassessable. Holders of Zila Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At any meeting of Zila stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding Zila stock constitutes a quorum. Unless otherwise provided by Delaware law, the affirmative vote of the majority of the shares represented at any such meeting constitutes an act of Zila's stockholders. Pursuant to Delaware law, Zila generally has the right to redeem outstanding shares of common stock. No holder of Zila Common Stock has any preemptive rights to additional shares of Zila's capital stock issued in the future. Holders of Zila Common Stock will be entitled to receive dividends ratably when, as and if declared by the Board of Directors in its discretion out of funds legally available. See "MARKET PRICE INFORMATION." In the event of liquidation, dissolution or winding up of Zila, the holders of Zila Common Stock will be entitled to share ratably in all assets of Zila remaining after payments of liabilities and liquidation preferences to the holders of any Zila Preferred Stock then outstanding. See "--Capitalization of Zila." The holders of Zila Common Stock will have no preemptive, conversion or other subscription rights and will not be subject to further calls or assessments by Zila. There are no redemption or sinking fund provisions applicable to the Zila Common Stock. The rights of holders of Zila Common Stock will be subject to the rights of the holders of any Zila Preferred Stock which may be outstanding at any time. Under Delaware law, holders of Zila Common Stock are not entitled to vote upon, or exercise dissenters' or appraisal rights with respect to, the Merger Agreement or the Merger.


         Zila Preferred Stock

         Zila's authorized capital also includes 2,500,000 shares of preferred stock, $.001 par value per share (the "Zila Preferred Stock"), none of which shares are currently issued and outstanding. The Zila Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as stated and expressed in a resolution or resolutions providing for the issuance of each such series adopted by the Board of Directors of Zila. All shares of any one series of the Zila Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issuance of any series of Zila Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

         Zila Warrants

         Zila has issued warrants to various investors, stockholders, officers and other third parties (the "Zila Warrants"). The Zila Warrants expire at various dates through December 1999. At July 24, 1996, the Zila Warrants entitled the holders thereof to purchase an aggregate of 659,722 shares of Zila Common Stock at exercise prices ranging from $.60 to $3.13 per share.

         Zila Options

         Zila adopted a Stock Option Award Plan which became effective on September 1, 1988, authorizing the Board of Directors to grant options to employees and certain employee-directors to purchase up to 5,000,000 shares of Zila Common Stock in the aggregate. These options are exercisable at any time up to five to ten years from the date of grant at an exercise price no less than the market value of Zila Common Stock on the date of grant. At July 24, 1996, 1,032,893 shares were available for grant under this plan.

         Zila adopted a Non-Employee Directors Stock Option Plan which became effective on October 20, 1989, authorizing the Board of Directors to grant options to non-employee members of Zila's Board of Directors to purchase up to 200,000 shares of Zila Common Stock in the aggregate in increments of 2,500 shares per director per year. These options are exercisable at any time up to five years from the date of grant at an exercise price no less than the market value of Zila Common Stock on the date of grant. At July 24, 1996, 112,500 shares were available for grant under this plan.

         At July 24, 1996, an aggregate of 1,248,933 shares of Zila Common Stock were subject to outstanding options under Zila's Stock Option Award Plan and Non-Employee Directors Stock Option Plan at exercise prices ranging from $1.31 to $4.75 per share.

         Upon consummation of the Merger, each outstanding option to purchase Bio-Dental Common Stock will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth under the caption "--Bio-Dental Options."

         Potential Anti-Takeover Effects

         Although it has no present intention to do so, the Board of Directors of Zila could cause Zila to issue, in one or more transactions, shares of Zila Preferred Stock or additional shares of Zila Common Stock or rights to purchase such shares (within the limits imposed by applicable laws) in amounts which could make more difficult and, therefore, less likely a takeover, proxy contest, change in management of Zila or any other extraordinary corporate transaction which might be opposed by the incumbent Board of Directors. Any issuance of Zila Preferred Stock or of Zila Common Stock could have the effect of diluting the earnings per share, book value per share and voting power of shares held by Zila Common Stockholders.

         Zila Common Stock Validly Issued

         The Zila Common Stock to be issued pursuant to the Merger Agreement, as well as the Zila Common Stock underlying the Assumed Options, will be validly issued, fully paid and nonassessable upon issuance. The number of shares of Zila Common Stock to be issued upon consummation of the Merger will be based upon the number of shares of Bio-Dental Common Stock outstanding on the date of the consummation of the Merger and the average closing bid price for Zila Common Stock during the Calculation Period as reported by The Nasdaq SmallCap Market. See "--Conversion of Shares." As of July 24, 1996, there were 25,772,144 shares of Zila Common Stock outstanding.

Market Value of Common Stock

         On May 31, 1996 (the date immediately preceding public announcement of the letter of intent relating to the proposed Merger), the last reported sale price for Zila Common Stock, as reported by The Nasdaq SmallCap Market, was $8.25 per share. On May 31, 1996, the last reported sale price for Bio-Dental Common Stock, as reported by The Nasdaq National Market, was $4.13 per share.

Post-Merger Board of Directors and Management

         Following the Merger, the business of Bio-Dental will be conducted by Zila through Zila Dental Technologies Corporation as a wholly-owned subsidiary of Zila. In accordance with the Merger Agreement, Zila and Curtis M. Rocca III, President and Chief Executive Officer of Bio-Dental, have agreed to terms pursuant to which Mr. Rocca will be employed by Zila following consummation of the Merger. See "DIRECTORS AND EXECUTIVE OFFICERS--Employment Arrangements." In connection with the Merger, Zila will grant options to purchase up to a total of 320,000 shares of Zila Common Stock to certain key employees and executive officers of Bio-Dental who remain employed by the combined company for a period of one year following consummation of the Merger. In addition, two persons designated by Bio-Dental will be appointed following consummation of the Merger to serve on Zila's Board of Directors. It is currently anticipated that Mr. Rocca and Douglas L. Ayer, both of whom currently serve on Bio-Dental's Board of Directors, will be the persons designated by Bio-Dental to serve on Zila's Board of Directors. See "DIRECTORS AND EXECUTIVE OFFICERS."

Conditions to Consummation of the Merger

         In addition to the requirement that Bio-Dental's stockholders approve the Merger, consummation of the Merger is subject to certain other conditions which must be satisfied (or waived, if permitted) prior to the Merger. These conditions include (a) receipt of the requisite approval of the Bio-Dental stockholders; (b) performance by Bio-Dental, Zila and Merger Sub of their respective obligations and agreements required to be performed prior to the Merger under the Merger Agreement; (c) registration under the Securities Act of 1933, as amended, of the Zila

Common Stock to be issued in the Merger, and the registration, qualification or exemption therefrom of such securities under the laws of each State deemed necessary or appropriate by Zila; (d) receipt of approval from the NASD to Zila for the inclusion on Nasdaq of the Zila Common Stock to be issued pursuant to the Merger; and (e) receipt of all orders, consents or approvals, governmental or otherwise, which may be required or advisable. It is anticipated that the Merger will be consummated promptly after the Special Meeting, or as soon as practicable after the conditions to the consummation of the Merger are satisfied.

         Zila's obligation to consummate the Merger will be further conditioned upon (i) the receipt of a letter from Deloitte & Touche LLP that the Merger will be treated as a "pooling of interests" for accounting purposes, (ii) holders of no more than 5 percent of the Bio-Dental Common Stock being eligible to exercise dissenters' rights of appraisal under California law, and (iii) the Merger constituting a reorganization under Section 368(a) of the Code. See "--Dissenters' Rights."

Termination and Break-Up Fees

         Termination

         The Merger Agreement may be terminated by mutual agreement of both parties or by either party (i) as a result of a material breach by the other party of any covenant or agreement set forth in the Merger Agreement; (ii) if the timely satisfaction of any of its conditions for closing the Merger has become impossible; (iii) if any of its closing conditions have not been satisfied at the "Scheduled Closing Time" (as defined below); or (iv) if the Closing has not taken place on or before the Final Date (as defined below).

         The term "Scheduled Closing Time" is defined in the Merger Agreement as a date to be mutually agreed upon by Zila and Bio-Dental which shall be no later than the third business day following the Special Meeting. The term "Final Date" is defined in the Merger Agreement as March 15, 1997, except that if a temporary, preliminary or permanent injunction or other order by any federal or state court that would prohibit or otherwise restrain consummation of the Merger is issued and in effect on such date, and such injunction has not become final and nonappealable, either Bio-Dental or Zila may, by giving the other written notice thereof on or prior to March 15, 1997, extend the time for consummation of the Merger up to and including the earlier of the date such injunction becomes final and nonappealable or May 15, 1997, so long as Bio-Dental or Zila shall, at its own expense, use its best efforts to have such injunction dissolved.

         Break-Up Fees

         In the event of a termination by Bio-Dental of the Merger Agreement due to the failure of certain closing conditions deemed by the parties to be within Zila's reasonable control, Zila would be required to pay Bio-Dental the greater of (i) the amount of Bio-Dental's documented out of pocket costs and expenses incurred through the date of termination in connection with the Merger Agreement and the transactions contemplated thereby, or (ii) $100,000.

         In the event of a termination by Zila due to the failure of certain closing conditions deemed by the parties to be within Bio-Dental's reasonable control, Bio-Dental would be required to pay Zila the greater of (i) the amount of Zila's documented out of pocket costs and expenses incurred through the date of termination in connection with the Merger Agreement and the transactions contemplated thereby, or (ii) $100,000. In addition, Bio-Dental would be required to pay Zila the amount specified in the preceding sentence if Bio-Dental's stockholders fail to approve the Merger by sufficient votes to preclude the possibility of more than 5 percent of the shares of Bio-Dental Common Stock becoming dissenting shares and (i) the Board of Directors of Bio-Dental failed to recommend the Merger or withdrew its recommendation or (ii) a third party announced its intention to acquire Bio-Dental prior to the vote of the Bio-Dental stockholders on the Merger.


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
Waivers and Amendments

         At any time at or prior to the consummation of the transactions contemplated by the Merger Agreement, to the extent legally allowed, Zila or Bio-Dental, without approval of the stockholders of either such company, may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of that company. Neither Zila nor Bio-Dental currently intends to waive compliance with any such agreements or conditions.

         The Merger Agreement may be amended by Zila and Bio-Dental at any time before or after approval of the Bio-Dental stockholders, except that, after such approval, no amendment may be made that by law requires the further approval of the Bio-Dental stockholders unless such approval is obtained.

Affiliate Agreements

         To help ensure that the Merger will be treated as a "pooling of interests" for accounting purposes, the executive officers and directors of Zila and Bio-Dental have executed Affiliate Agreements that require such persons to vote shares of Bio-Dental Common Stock in favor of the Merger and prohibit such persons from disposing of their shares during the period commencing 30 days prior to the Effective Date and ending when Zila publicly releases its quarterly financial statements including at least 30 days of combined financial results of Bio-Dental and Zila subsequent to the Effective Date. Pursuant to such agreements, Bio-Dental affiliates have also acknowledged the resale restrictions imposed by Rule 145 promulgated under the Securities Act on shares received by them in the Merger. In addition, certain stockholders of Bio-Dental will also sign agreements making certain representations pertaining to "continuity of interest" requirements for a tax-free reorganization. See "--Certain Federal Income Tax Matters."

Certain Differences Between Delaware and California Corporation Law

         Zila is incorporated in the State of Delaware, and Bio-Dental is incorporated in the State of California. Pursuant to the Merger, Merger Sub will be merged with and into Bio-Dental and Bio-Dental will continue to be governed by the CGCL. Zila will continue to be governed by the Delaware General Corporation Law (the "DGCL") following the Merger. The rights of Zila's stockholders are governed by its Certificate of Incorporation, as amended (the "Zila Certificate of Incorporation"), its Bylaws (the "Zila Bylaws") and the DGCL. The rights of Bio-Dental's stockholders are governed by its Articles of Incorporation, as amended (the "Bio-Dental Articles"), its Bylaws (the "Bio-Dental ByLaws") and the CGCL. After the Effective Date, the rights of Bio-Dental stockholders who become Zila stockholders will be governed by the Zila Certificate of Incorporation, Zila Bylaws and the DGCL. The following is a summary comparison of certain differences between the rights of Zila stockholders under the DGCL and the Zila Certificate of Incorporation and the Zila Bylaws and the rights of Bio-Dental stockholders under the CGCL and the Bio-Dental Articles and the Bio-Dental Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statutes of Delaware and California and the corporate charters and bylaws of Zila and Bio-Dental.


         Cumulative Voting

         In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose (up to the number of directors to be elected). Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.


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
         Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in a corporation's certificate of incorporation. The Zila Certificate of Incorporation does not provide for cumulative voting. Under the CGCL, cumulative voting in the election of directors is a right available to all stockholders of California corporations unless a corporation is "listed" for trading and that corporation's articles of incorporation specifically eliminate cumulative voting. The Bio-Dental Articles eliminate cumulative voting.

         Stockholder Power to Call Special Stockholders Meeting

         Under the DGCL, a special meeting of stockholders may be called by the Board of Directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. The Zila Bylaws provide that special meetings of stockholders may be called by the Board of Directors, the chairman of the board or the president and shall be called by the chairman of the board or the president at the request of the holders of not less than one-tenth of all outstanding shares entitled to vote or as otherwise provided by the DGCL.

         Under the CGCL, a special meeting of stockholders may be called by the Board of Directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10 percent of the votes at such meeting and such persons authorized to do so in a company's articles of incorporation or bylaws. The Bio-Dental Bylaws require the president to call a special meeting upon the request of not less than 35 percent of the outstanding shares entitled to vote at the meeting.

         Dissolution

         Under the DGCL, a dissolution must be approved by stockholders holding 100 percent of the total voting power or the dissolution must be initiated by the Board of Directors and approved by the holders of a majority of the outstanding voting shares of the corporation. Under the CGCL, stockholders holding 50 percent or more of the total voting power may authorize a corporation's dissolution, and this right may not be modified by its articles of incorporation.

         Size of Board of Directors

         The DGCL permits the Board of Directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

         The Zila Bylaws provide that the authorized number of directors of the corporation shall be fixed from time to time by the Board of Directors of Zila. The number of directors presently authorized is seven.

         Under the CGCL, although changes in the number of directors must in general be approved by the stockholders, the Board of Directors of a California corporation may fix the exact number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws, if the stated range has been approved by the stockholders.

         The Bio-Dental Bylaws provide that the number of directors shall be not less than one nor more than nine.

         Classified Board of Directors

         A classified Board of Directors is one with respect to which a certain number of the directors, but not necessarily all, are elected on a rotating basis each year. The DGCL permits, but does not require, a Delaware corporation to provide in its certificate of incorporation for a classified Board of Directors, pursuant to which the directors can be divided into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years.


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
         The Zila Certificate of Incorporation and Zila Bylaws currently do not provide for a classified Board of Directors.

         Under the CGCL, generally directors must be elected annually, unless the corporation is "listed." Under the CGCL, a listed corporation may have a classified board of no fewer than six directors divided into two classes of directors or a classified board of no fewer than nine directors divided into three classes. The Bio-Dental Articles and Bio-Dental Bylaws do not provide for a classified board.

         Removal of Directors

         Under the DGCL, any director or the entire Board of Directors of a Delaware corporation with a classified Board of Directors may only be removed with cause unless the certificate of incorporation provides otherwise. The Zila Certificate of Incorporation provides that directors may be removed with or without cause as provided by the DGCL as may be in effect from time to time.

         Under the CGCL, any director or the entire Board of Directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no director may be removed (unless the entire Board of Directors is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting.

         Actions by Written Consent of Stockholders

         Under the DGCL, stockholders may execute an action by written consent in lieu of a meeting of stockholders. The DGCL permits a corporation to eliminate such actions by written consent in its certificate of incorporation. Under the Zila Certificate of Incorporation, such actions by written consent are not eliminated.

         Under the CGCL, unless otherwise provided in the articles of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting by written consent of stockholders having the requisite number of votes, subject to the requirement that ten days' advance notice of such stockholder approval of certain types of transactions and matters be given where all stockholders' consents are not solicited. The Bio-Dental Articles do not limit the rights of stockholders to act by written consent.

         Voting Requirements

         Unless otherwise specified in a Delaware corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Furthermore, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them.

         Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Under the CGCL, the holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preferences or privileges prior to the


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
shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the Board of Directors to do so, or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

         Under both the DGCL and the CGCL, with certain exceptions, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's Board of Directors and a majority of the outstanding shares entitled to vote. In addition, the CGCL, but not the DGCL, requires such transactions, among others, to be approved by a majority of the outstanding shares of each class of stock without regard to limitations on voting rights.

         Rights of Dissenting Stockholders

         Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders' vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

         Stockholders of a California corporation who dissent from a merger or consolidation of the corporation are entitled to dissenters' rights in certain circumstances. There are generally no dissenters' rights, however, for shares which are listed on any national securities exchange certified by the Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, except that dissenters' rights are available if (i) demands for payment are filed by 5 percent or more of the outstanding shares of a class of securities, or (ii) shares issued in connection with the proposed transaction are subject to restrictions on transfer imposed by the corporation or by any law or regulation. See "THE MERGER--Dissenters' Rights."

         Inspection of Stockholders List

         Both the DGCL and the CGCL allow any stockholder to inspect the stockholders list for a purpose reasonably related to such person's interest as a stockholder. Additionally, the CGCL provides for an absolute right to inspect and copy the corporation's stockholders list by a person or persons holding at least 5 percent in the aggregate of the corporation's outstanding voting shares, or any stockholder or stockholders holding 1 percent or more of such shares who have filed a Schedule 14B with the Commission relating to the election of directors (such schedule was repealed by the Commission in 1992). The DGCL does not provide for any such absolute right of inspection.

         Dividends

         Subject to any restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Zila's Certificate of Incorporation contains no restrictions on the declaration or payment of dividends.

         The CGCL provides that a corporation may make a distribution to its stockholders if: (i) the retained earnings of the corporation immediately prior to the distribution equal or exceed the amount of the proposed distribution; or
(ii) immediately after giving effect to the distribution, (a) the sum of the assets of the corporation


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
(exclusive of goodwill, capitalized research and development expenses and deterred charges) would be at least equal to 1-1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and (b) the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, at least equal to 1-1/4 times its current liabilities. In addition, the corporation making the distribution must not be, and must not as a result of the distribution become, likely to be unable to meet its liabilities (except those whose payment is otherwise adequately provided for) as they mature. Neither the Bio-Dental Articles nor its Bylaws contain any presently applicable restrictions on the declaration or payment of dividends (except that no dividends may be declared in excess of the amount which, under state law, is legally available for dividends).

         Bylaws

         Under the DGCL, the authority to adopt, amend, or repeal the bylaws of a Delaware corporation is held exclusively by the stockholders unless such authority is conferred upon the Board of Directors in the corporation's certificate of incorporation. The Zila Certificate of Incorporation expressly grants to its directors the power to make, alter, or repeal any bylaws. Under the Zila Bylaws, the Zila Bylaws may be repealed, altered or amended by a vote of a majority of Zila's outstanding stock or a majority of the Board of Directors.

         Under the CGCL, a corporation's bylaws may be adopted, amended or repealed either by the Board of Directors or the stockholders of the corporation. The Bio-Dental Articles provide that the Board of Directors shall have the power to make, alter, amend or repeal the bylaws of Bio-Dental.

         Preemptive Rights

         Stockholders of a Delaware corporation have only such preemptive rights as may be provided in its certificate of incorporation. Zila's Certificate of Incorporation does not grant any preemptive rights to its stockholders.

         Stockholders of a California corporation have such preemptive rights as may be provided in the corporation's articles of incorporation. The Bio-Dental Articles do not grant any preemptive rights to Bio-Dental stockholders. However, case law in California has created a doctrine of "quasi-preemptive" rights in appropriate circumstances, even when no such rights exist in the corporation's articles of incorporation.

         Transactions Involving Officers or Directors

         A Delaware corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the Board of Directors, such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable if either (i) the director's or officer's interest is made known to the disinterested directors or the stockholders of the corporation, who thereafter approve the transaction in good faith, or (ii) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the Board of Directors, a committee thereof, or the stockholders.

         Under the CGCL, any loan or guarantee to or for the benefit of a director or officer of the corporation or its subsidiaries requires approval of the stockholders unless such loan or guarantee is provided for under a plan approved by stockholders owning a majority of the outstanding shares of the corporation. In addition, the CGCL permits stockholders to approve a bylaw authorizing the Board of Directors alone to approve a loan or guarantee to or on behalf of an officer (whether or not a director) if the Board of Directors determines that such a loan or guarantee may reasonably be expected to benefit the corporation, which bylaw may be utilized to authorize officer loans and guarantees if the corporation has 100 or more stockholders of record. The stockholders of Bio-Dental have not approved such a bylaw provision.


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
         The CGCL similarly states that any contract or transaction between a corporation and (i) any of its directors or (ii) a second corporation of which a director is also a director are not void or voidable if the material facts as to the transaction and as to the director's interest are fully disclosed and the disinterested directors or a majority of the disinterested stockholders represented and voting at a duly held meeting approve or ratify the transaction in good faith, or the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

         Filling Vacancies on the Board of Directors

         Under the DGCL, vacancies on the Board of Directors and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. The Zila Bylaws provide that such vacancies may be filled by a majority of the directors then in office, including any director whose resignation becomes effective at a future time, provided that the number of directors then in office is not less than a quorum, or by a sole remaining director.

         Under the CGCL, any vacancy on the Board of Directors, other than one created by removal of a director, may be filled by the Board of Directors. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board of Directors only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's stockholders. The Bio-Dental Bylaws authorize the remaining directors, even if less than a quorum, to fill any vacancy occurring in the Board of Directors.

         Limitation of Liability of Directors and Indemnification

         Under the DGCL, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit directors' liability for monetary damages for breaches of their fiduciary duty of care. Under the DGCL, a director's liability cannot be eliminated or limited (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which such director derived an improper personal benefit. Zila Certificate of Incorporation contains provisions limiting a director's liability to the fullest extent permitted by the DGCL. Under Section 145 of the DGCL, Zila also has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Zila's Bylaws provide that Zila will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Under the Zila Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Zila Bylaws also require Zila to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         Under the CGCL, a corporation is permitted to adopt a provision in its articles of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and transactions pursuant to which the director received an improper personal benefit. The Bio-Dental Articles provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. In addition, under the CGCL, (i) a corporation has the power to indemnify a director against expenses, judgments, fines and settlements if that person acts in good faith and in a manner the


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
person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and (ii) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its stockholders.

         The indemnification authorized by the CGCL is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. The Bio-Dental Articles and Bio-Dental Bylaws allow the Board of Directors to indemnify directors, officers, employees, fiduciaries and agents of Bio-Dental under certain circumstances, which may exceed the indemnification expressly permitted by Section 317 of the CGCL.

         Business Combinations/Reorganizations

         A provision of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for purposes of this DGCL provision is a stockholder that is directly or indirectly a beneficial owner of 15 percent or more of the voting power of the outstanding voting stock of a Delaware corporation (or its affiliate or associate). This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock unless (i) the business combination is approved by the corporation's Board of Directors prior to the stock acquisition date; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder; or (iii) the business combination is approved by a majority of the Board of Directors and the affirmative vote of two-thirds of disinterested stockholders.

         Under the CGCL, there is no such comparable provision. However, the CGCL does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90 percent of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50 percent of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the stockholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority stockholders, except where the majority stockholder already owns 90 percent or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority stockholders.

         In addition, the CGCL requires that, in connection with certain transactions between a corporation whose shares are held of record by 100 or more persons and an "interested party," such interested party must deliver a written opinion as to the fairness of the consideration to the stockholders of the corporation. An "interested party" for purposes of this CGCL provision means a person who is a party to the transaction and (i) directly or indirectly controls the corporation, (ii) is an officer or director of the corporation, or
(iii) is an entity in which a material financial interest is held by any director or executive officer of the corporation.

         Stockholder Derivative Suits

         Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL provides that a stockholder bringing a derivative action on behalf of the corporation need not have been a stockholder at the time of the transaction in question, provided that certain tests are met. The CGCL also provides that the corporation or the defendant in a

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derivative suit may make a motion to the court for an order requiring the plaintiff stockholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Federal Income Tax Consequences of the Merger

         The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Bio-Dental Common Stock. This discussion is based on currently existing provisions of the Code, the Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Zila, Bio-Dental or Bio-Dental's stockholders as described herein.

         Bio-Dental stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Bio-Dental stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of the exercise of Bio-Dental Options or any other transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). Accordingly, BIO-DENTAL WARRANTHOLDERS, OPTIONHOLDERS, AND STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OR THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

         Neither Zila nor Bio-Dental has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. It is a condition to consummation of the Merger that Squire, Sanders & Dempsey, counsel to Zila, render an opinion (the "Tax Opinion") addressed to Zila, Bio-Dental and Bio-Dental's shareholders that the Merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). Such Tax Opinion will be based on certain assumptions as well as representations received from Zila, Bio-Dental and Merger Sub (including an assumption, based on representations, concerning the "continuity of interest" requirement discussed below) and are subject to the limitations discussed below. Moreover, such Tax Opinion will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon such Tax Opinion.

         Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should result:

                  (a) No gain or loss will be recognized by the holders of Bio-Dental Common Stock upon the receipt of Zila Common Stock solely in exchange for such Bio-Dental Common Stock in the Merger (except to the extent of cash received as a result of exercising dissenters' rights).

                  (b) The aggregate tax basis of the Zila Common Stock so received by Bio-Dental stockholders in the Merger (including any fractional share of Zila Common Stock not actually received) will be the same as the aggregate tax basis of the Bio-Dental Common Stock surrendered in exchange therefor.

                  (c) The holding period of the Zila Common Stock so received by each Bio-Dental stockholder in the Merger will include the period for which the Bio-Dental Common Stock surrendered in exchange therefor was considered to be held, provided that the Bio-Dental Common Stock so surrendered is held as a capital asset at the Effective Date.

                  (d) A stockholder of Bio-Dental who exercises dissenters' rights under any applicable law with respect to a share of Bio-Dental Common Stock and received payments for such stock in cash will recognize capital gain or loss (if such stock was held as a capital asset at the Effective Date) measured by the difference between the amount of cash received and the stockholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Bio-Dental Common Stock incident to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the dissenting stockholder owns no shares of Zila Common Stock (either actually or constructively within the meaning of Section 318 of the Code).

                  (e) None of Zila, Bio-Dental or Merger Sub will recognize gain solely as a result of the Merger.

         The Tax Opinion is subject to certain assumptions and qualifications and is based on the truth and accuracy of certain representations of Zila, Bio-Dental, Merger Sub and certain Stockholders of Bio-Dental, including representations in certain certificates delivered to counsel by the respective managements of Zila, Bio-Dental and Merger Sub and certain stockholders of Bio-Dental. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.

         To satisfy the "continuity of interest" requirement, Bio-Dental stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Date, dispose of or transfer so much of either (i) their Bio-Dental Common Stock in anticipation of the Merger or (ii) the Zila Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Bio-Dental stockholders, as a group, would no longer have a significant equity interest in the Bio-Dental business being conducted by Zila after the Merger. Bio-Dental stockholders will generally be regarded as having a significant equity interest as long as the Zila Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Bio-Dental stockholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

         A successful Internal Revenue Service challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. A Bio-Dental stockholder would recognize gain or loss with respect to each share of Bio-Dental Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Date, of the Zila Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Zila Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

         The foregoing discussion is based on the existing provisions of the Code, and existing judicial and administrative interpretations thereof, any of which may be altered retroactively.

         THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH BIO-DENTAL STOCKHOLDER, OPTIONHOLDER AND WARRANTHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS.

Accounting Treatment

         The Merger is structured to qualify as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the Commission, and it is a condition to consummation of the Merger that it so qualify. Under this accounting treatment, the recorded assets and liabilities and the operating results of both Zila and Bio-Dental are carried forward to the combined operations of the surviving corporation at their recorded amounts. No recognition of goodwill in the combination is required of either party to the Merger.

         To support the treatment of the Merger as a pooling of interests, certain affiliates of Zila and Bio-Dental have entered into agreements imposing certain resale limitations on their stock. See "--Affiliates Agreements" above. It is a condition to each of Zila's and Bio-Dental's obligations to consummate the Merger that, among other things, Zila receive a letter from Deloitte & Touche LLP, its independent auditors, to the effect that the Merger will be treated as a pooling of interests for accounting purposes.

Affiliates' Restrictions on Sale of Zila Common Stock

         The shares of Zila Common Stock to be issued in the Merger will have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, thereby allowing such shares to be traded without restriction by all former holders of Bio-Dental Common Stock who (i) are not deemed to be "affiliates" of Bio-Dental at the time of the Bio-Dental Stockholders Meeting (as "affiliates" is defined for purposes of Rule 145 under the Securities Act) and (ii) who do not become "affiliates" of Zila after the Merger. Bio-Dental stockholders who may be deemed "affiliates" of Bio-Dental will be so advised prior to the Merger.

         The Merger Agreement requires Bio-Dental to use all commercially reasonable efforts to cause its affiliates to enter into agreements not to make any public sale of any Zila Common Stock received upon conversion of Bio-Dental Common Stock in the Merger prior to the date Zila shall have publicly released financial results for a period that includes at least 30 days of combined operations of Bio-Dental and Zila, and thereafter not to make any sale of Zila Common Stock received upon conversion of Bio-Dental Common Stock in the Merger, except in compliance with Rule 145 under the Securities Act. See "--Affiliates Agreements" above. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Zila Common Stock and also on the number of shares of Zila Common Stock that such affiliates, and others (including persons with whom the affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of two years after the Merger (or longer if the person remains an affiliate of Zila).

Nasdaq

         Although Zila Common Stock has been listed on The Nasdaq SmallCap Market prior to the Merger, Zila intends to apply for listing of Zila Common Stock on The Nasdaq National Market and expects to receive approval for such listing prior to or concurrently with consummation of the Merger. There can be no assurance, however, that such approval will be received or, if received, that Zila Common Stock will remain listed on The Nasdaq National Market. If such approval is not timely received, the Zila Common Stock to be issued in the Merger will be designated for trading on The Nasdaq SmallCap Market under the symbol "ZILA." See "INVESTMENT CONSIDERATIONS--Market for Zila Common Stock." The Zila Common Stock will be freely transferable, subject to resale restrictions contained in Affiliate Agreements between Zila and Bio-Dental and their respective affiliates and as otherwise imposed by Rules 144 and 145 under the Securities Act. See "--Affiliate Agreements."

Effect on Bio-Dental Common Stock Certificates

         After the Effective Date, Bio-Dental stockholders will be entitled, but not required, to surrender to Zila or its transfer agent the certificates representing Bio-Dental Common Stock and to receive in exchange therefor certificates representing Zila Common Stock. Until such surrender and exchange is made, Bio-Dental Common Stock certificates shall be deemed, for all corporate purposes, to evidence ownership of the shares of Zila Common Stock into which such shares shall have been converted pursuant to the Merger.

Effect on Assumed Options

         After the Effective Date, holders of Assumed Options representing the right to purchase shares of Bio-Dental Common Stock will be entitled, but not required, to surrender to Zila or its transfer agent such instruments representing the Assumed Options and to receive in exchange therefor options or warrant certificates representing Zila options. Until such surrender and exchange is made, instruments representing the Assumed Options shall be deemed, for all corporate purposes, to evidence ownership of the Zila options into which such instruments shall have been converted pursuant to the Merger. See "--Bio-Dental Options."

Fractional Shares

         Pursuant to the terms of the Merger Agreement, in no event shall Zila issue fractional shares of Zila Common Stock upon conversion of the Bio-Dental Common Stock into Zila Common Stock. Any fractional share interest in Zila Common Stock to which a holder of Bio-Dental Common Stock would otherwise be entitled pursuant to the Merger shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction if less than 0.5, with no cash being paid in exchange for any such fractional share interest. See "--Conversion of Shares."

Certain Transactions Between Zila and Bio-Dental

         Other than the Merger Agreement and the related transactions described in this Proxy Statement/Prospectus, there has not been during the periods for which financial statements of Zila and Bio-Dental are presented or incorporated by reference herein any material contract, arrangement, understanding, relationship, negotiation or transaction between Bio-Dental and Zila concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors, or sale or transfer of a material amount of assets.

Transfer Agent

         The Transfer Agent for Zila Common Stock is currently the American Securities Transfer Company, whose address is 1825 Lawrence Street, Suite 144, Denver, Colorado 80202-1817 and whose telephone number is (303) 234-5300.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the information regarding the directors and executive officers of Zila following consummation of the Merger. The Merger Agreement provides that two persons nominated by Bio-Dental will be appointed to Zila's Board of Directors upon consummation of the Merger, and the following table reflects Bio-Dental's current expectation that Curtis M.
Rocca III and Douglas L. Ayer will be such nominees.

         Name                      Age(1)                          Position
         ----                      ------                          --------
Joseph Hines                       67             President, Chief Executive
                                                  Officer and Director

Clarence J. Baudhuin(2)            67             Executive Vice President of
                                                  Finance and Administration,
                                                  Treasurer and Director

Edwin Pomerantz                    66             Vice President - Regulatory & Technical Affairs

Rocco J. Anselmo                   46             Vice President of Zila; President of Zila Pharmaceuticals, Inc.


Curtis M. Rocca III                33             Vice President and Director of Zila; President of Zila Dental
                                                  Technologies Corporation


Janice L. Backus                   47             Vice President and Secretary

Dr. James E. Tinnell(2)            59             Director

Carl A. Schroeder(2)               67             Director

H. Ray Cox(3)                      62             Director

Patrick M. Lonergan(3)             61             Director

Michael S. Lesser(3)               53             Director

Douglas L. Ayer                    59             Director

- ----------------------
(1) As of July 24, 1996
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

         Joseph Hines has served as President of Zila since 1983. From 1976 until 1983, Mr. Hines owned and operated Desert Valley Companies, Inc., a management consulting firm headquartered in Phoenix, Arizona. From 1966 until 1976, Mr. Hines served as chief executive officer of several subsidiaries of Dart Industries, formerly Rexall Drug and Chemical Company.

         Clarence J. Baudhuin has served Zila in his present capacity since 1983, except that Mr. Baudhuin also served as Secretary of Zila until April 1989. From May 1981 until July 1983, Mr. Baudhuin acted as Senior Vice President of Finance for Mattel Toy Company. Prior to that time, Mr. Baudhuin was Senior Vice President of the Chemical-Plastics Group of Dart Industries. Mr. Baudhuin is a certified public accountant.

         Edwin Pomerantz joined Zila in March 1984 as Vice President of Marketing. In 1995 his title was changed to Vice President - Regulatory & Technical Affairs in order to better describe the duties performed by Mr. Pomerantz. From 1975 until 1984, Mr. Pomerantz was a partner and half-owner of Golden Memories, Inc., a company engaged in the photographic business. From 1975 to 1982, Mr. Pomerantz was Vice President for Family Record Plan, Inc., a photography business. Prior to 1975, Mr. Pomerantz held senior marketing management positions at Viviane Woodward Cosmetics, Chas. Pfizer & Company, Inc., Avon Products, Inc., and Rexall Drug and Chemical Company.

         Rocco J. Anselmo has served as Executive Vice President and General Manager of Zila Pharmaceuticals, Inc., a wholly-owned subsidiary of Zila, since 1993 and, upon consummation of the Merger, is expected to be appointed Vice President of Zila and President of Zila Pharmaceuticals, Inc. From 1983 to 1993, Mr. Anselmo held various positions with Oral-B Laboratories, Inc., most recently as General Manager of Oral-B Labs International from 1991 to 1993. From 1972 to 1983, Mr. Anselmo held various sales and marketing positions with S.C. Johnson and Sterling Drug Company.

         Curtis M. Rocca III currently serves as President, Chief Executive Officer and Director of Bio-Dental and, upon consummation of the Merger, is expected to be appointed Vice President and Director of Zila and President of Zila Dental Technologies Corporation. Mr. Rocca has been with Bio-Dental since March 1990 when he was hired as Chief Operating Officer. Prior to joining Bio-Dental, Mr. Rocca was Executive Vice President and Director of Celebrity, Inc. of Placerville, California. Celebrity, Inc. is a manufacturer and distributor of automotive aftermarket accessories. Prior to joining Celebrity, Inc., Mr. Rocca was employed as a marketing manager in Pacific Bell's Fast Track management program. Mr. Rocca holds a B.A. degree in economics from the University of California, Davis, where he graduated with honors. Mr. Rocca currently serves as a director of Pacific Grain Products, Inc., Woodland, California.

         Janice L. Backus has served as Secretary of Zila since April 1989. From 1983 until April 1989, Ms. Backus acted as Assistant Secretary of Zila. Ms. Backus has also served as Assistant to the President since 1983. Prior to joining Zila, Ms. Backus held administrative and secretarial positions with the American Heart Association, Arizona Division, BX International and Century Capital Corporation.

         Dr. James E. Tinnell graduated from the University of Arkansas School of Medicine and has been engaged in private practice since 1965. Since 1979, Dr. Tinnell has limited his professional practice to the treatment of herpes virus patients at the Herpes Clinic in Las Vegas, Nevada. From 1974 until 1979, Dr. Tinnell was the resident physician at a major hotel and casino in Las Vegas, Nevada.

         Carl A. Schroeder is, and since September 1991 has been, the President of Dixon Capital Corp. Between 1982 and September 1991, Mr. Schroeder was a private business consultant. Mr. Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992. From 1977 to 1982, he served as Chief Financial Officer with a high technology division of the MEAD Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard Business School.

         H. Ray Cox is, and since August 1, 1991 has been, President and Chief Executive Officer of Broadcast Development LLC in Phoenix, Arizona. From 1984 to 1991 he served as Senior Vice President of Corporate Affairs of The Circle K Corporation in Phoenix, Arizona. Prior to that time, Mr. Cox served as President of Cox Investor Relations from 1981 to 1984, as Senior Vice President of Charter Media Company from 1979 to 1981, and as Executive Vice President of Combined Communications Corporation from 1968 to 1979.

         Patrick M. Lonergan is the co-founder of Numark Laboratories, Inc. and has served as its President since January 1989. Prior to co-founding Numark, Mr. Lonergan was employed in various capacities by Johnson & Johnson Products Inc., or one of its affiliates, from 1973 through December 1989, most recently as Vice President & General Manager.

         Michael S. Lesser is the founder of Lesser & Roffe Company, a business development consulting company, and has served as its Chief Executive Officer since 1990. Prior to founding Lesser & Roffe Company, Mr. Lesser served as President of Ogilvy & Mather Co., Inc. from 1989 to 1990, as Chairman and Chief Executive Officer of Lowe Marschalk Co., Inc. (a subsidiary of Revlon) from 1980 to 1989, and as Executive Vice President and General Manager of Norcliff Thayer, Inc. (a subsidiary of Interpublic) from 1973 to 1979.

         Douglas L. Ayer currently serves as a member of the Board of Directors of Bio-Dental and, following the Merger, is expected to be appointed a Director of Zila. Mr. Ayer has served as President of International Capital Partners, Inc. ("ICP") since July 1989. Prior to forming ICP, Mr. Ayer was Chairman and CEO of Cametrics, Inc., a precision metal fabricating company, Executive Vice President of Paine, Webber, Jackson and Curtis Inc. and a consultant with McKinsey and Co., Inc. in New York and London. Mr. Ayer currently serves as a director with Molded Container Corporation, Portland, Oregon; AmPro Corporation, Melbourne, Florida; Biopool International, Ventura, California; Age Wave, Inc., Emeryville, California; Coffee People, Inc., Portland, Oregon; DES, Inc., Santa Clara, California and Med Max, Inc., Detroit, Michigan.

         It is currently expected that following consummation of the Merger, Terry E. Bane and Timothy J. Purdy will become employees of Zila and that Curtis
M. Rocca III will become an executive officer of Zila. Messrs. Rocca, Bane and Purdy currently are executive officers of Bio-Dental. See "THE
MERGER--Post-Merger Board of Directors and Management."

Employment Arrangements

         The Merger Agreement provides, as a condition to Zila's obligation to consummate the Merger, that Zila will enter into employment arrangements with Curtis M. Rocca III, currently President and Chief Executive Officer of Bio-Dental, prior to the Closing Date on mutually acceptable terms. Zila and Mr. Rocca have agreed upon the terms of Mr. Rocca's employment with Zila following the Merger, and it is currently expected that, upon consummation of the Merger, Mr. Rocca will be appointed Vice President and Director of Zila and President of Zila Dental Technologies Corporation. Mr. Rocca will receive an annual base salary of $150,000, will be eligible to participate in Zila's Performance Bonus Plan, will be eligible to participate in Zila's Stock Option Award Plan and will receive certain other perquisites and personal benefits in accordance with Zila's existing compensation policies. See "THE MERGER--Post-Merger Board of Directors and Management."

Key Employee Options

         Upon consummation of the Merger, Zila will award options to purchase a total of 320,000 shares of Zila Common Stock (the "Key Employee Options") to certain key employees and executive officers of Bio-Dental. The purpose of the Key Employee Options is to provide an incentive for such employees and executive officers of Bio-Dental to remain employed by Zila or a subsidiary of Zila following the Merger. The Key Employee Options will vest on the date that is one year following the Effective Date (subject to the grantee remaining employed by Zila or a subsidiary of Zila for such one-year period) and will be exercisable at any time thereafter for a period of nine years. The per share exercise price of the Key Employee Options will be equal to the last reported sale price for Zila Common Stock as reported by The Nasdaq SmallCap Market on the Effective Date. The Key Employee Options will be issued under, and will be subject to the terms and provisions of, Zila's existing Stock Options Award Plan. The executive officers of Bio-Dental who will be granted Key Employee Options (and the number of shares of Zila Common Stock subject to Key Employee Options to be awarded to such person) are as follows: Curtis M. Rocca III (80,000 shares), Timothy J. Purdy (40,000 shares), Terry E. Bane (40,000 shares) and Maxine Holland (32,000 shares).

                BIO-DENTAL STOCK, OPTIONS, WARRANTS AND DIVIDENDS


Bio-Dental Common Stock

         Bio-Dental's authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. As of July 24, 1996, there were 6,427,134 shares of Bio-Dental Common Stock outstanding and a total of 1,450,000 shares of Bio-Dental were reserved for issuance upon the exercise of outstanding stock options and warrants. Holders of Bio-Dental Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At any meeting of Bio-Dental stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding Bio-Dental stock constitutes a quorum. Unless otherwise provided by California law, the affirmative vote of the majority of the shares represented at any such meeting constitutes an act of Bio-Dental's stockholders. Subject to the rights of any preferred stockholders, each share of Bio-Dental Common Stock is entitled to receive dividends at the discretion of Bio-Dental's Board of Directors and to receive a share of Bio-Dental's assets upon liquidation. See "THE MERGER--Certain Differences Between Delaware and California Corporation Law."

Bio-Dental Preferred Stock

         There are no shares of Bio-Dental's preferred stock, $.01 par value per share, issued and outstanding.

Bio-Dental Warrants

         Bio-Dental has issued warrants to various lenders, stockholders and other third parties (the "Bio-Dental Warrants"). The Bio-Dental Warrants expire at various dates through March 29, 2001. At July 24, 1996, the Bio-Dental Warrants entitled the holders thereof to purchase an aggregate of 450,000 shares of Bio-Dental Common Stock at exercise prices ranging from $2.25 to $3.03 per share. It is currently anticipated that all Bio-Dental Warrants will be exercised in accordance with their respective terms prior to the Effective Date and that shares of Bio-Dental Common Stock will be acquired by the holder upon such exercise. All shares of Bio-Dental Common Stock acquired upon the exercise of Bio-Dental Warrants prior to consummation of the Merger will be converted into shares of Zila Common Stock in the same manner as other shares of Bio-Dental Common Stock outstanding at the Effective Date. See "THE MERGER--Conversion of Shares."

Bio-Dental Options

         Bio-Dental adopted the Stock Plan which became effective in 1992 and was amended in 1995, authorizing the Board of Directors to grant options to employees and certain employee-directors to purchase up to 1,000,000 shares of Bio-Dental Common Stock in the aggregate. These options are exercisable for a period not to exceed ten years from the date of grant. At July 24, 1996, 334,609 shares were available for grant under the Stock Plan, and an aggregate of 665,391 shares of Bio-Dental Common Stock were subject to outstanding vested and unvested options under the Stock Plan at exercise prices ranging from $0.10 to $5.06 per share.

         Upon consummation of the Merger, each outstanding Bio-Dental Option will be converted into an option to purchase a number of shares of Zila Common Stock, at an exercise price per share, determined pursuant to a formula set forth under the caption "--Bio-Dental Options."

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of July 24, 1996 the number and percentage of outstanding shares of Zila Common Stock beneficially owned by (a) each person known by Zila to beneficially own more than 5 percent of such stock,
(b) each director of Zila, (c) each of the executive officers of Zila, and (d) all directors and executive officers of Zila as a group.

Name and Address of                         Shares Beneficially       Percent of Common
Beneficial Owner                                   Owned                    Stock
- ----------------                           -------------------       -----------------
Joseph Hines(1)                                 1,266,972(2)               5.0%

Clarence J. Baudhuin(1)                           947,318(3)               3.7

Edwin Pomerantz(1)                                405,213(4)               1.6

Janice L. Backus(1)                               250,610(5)               1.0

Dr. James E. Tinnell(1)                           326,311(6)               1.3

Carl Schroeder(1)                                  22,500(7)               0.1

H. Ray Cox(1)                                      15,250(8)               0.1

Patrick M. Lonergan(1)                             15,746(9)               0.1

Michael S. Lesser(1)                                    0                    *

All officers and directors as a group              3,249,919              12.5
(9 persons)

- -----------------------------------
*        Represents less than one percent.

(1) The address of this stockholder is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2) Includes 361,969 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(3) Includes 183,877 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter and 9,000 shares of Common Stock held in trust for the benefit of Mr. Baudhuin's son.

(4) Includes 146,747 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(5) Includes 175,352 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(6) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(7) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(8) Includes 250 shares of Common Stock held jointly with Mr. Cox's wife and 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(9) Includes 10,000 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

(10) Includes the shares of Common Stock subject to the options to purchase described above and 915,445 shares of Common Stock which are subject to unexercised options that were exercisable on July 24, 1996 or within sixty days thereafter.

         The following table sets forth, as of July 24, 1996, the number and percentage of outstanding shares of Bio-Dental Common Stock beneficially owned by (a) each person known by Bio-Dental to beneficially own more than 5 percent of such stock, (b) each director of Bio-Dental, (c) each of the executive officers of Bio-Dental, and (d) all directors and executive officers of Bio-Dental as a group.

              Name and Address of         Shares Beneficially       Percent of Common
                Beneficial Owner                 Owned                    Stock
                ----------------          -------------------       -----------------
Zesiger Capital Group LLC                     445,683(2)                  6.50%
320 Park Avenue
New York, NY  10022

Curtis M. Rocca III(1)                        396,600(3)                  5.75

G. Barton Mahan(1)                            110,000                     1.60

Timothy J. Purdy(1)                            52,750(4)                  0.76

Joseph J. Battle, D.D.S.(1)                    39,247(5)                  0.57

B. Mason Flemming, Jr.(1)                      36,000(6)                  0.52

James H. Ellis(1)                              21,911(7)                  0.32

Maxine Holland(1)                              10,125(8)                  0.15

Douglas L. Ayer(1)                             15,000(9)                  0.22

Terry E. Bane(1)                               10,000(10)                 0.15

All officers and directors as a group         691,633                    10.02
(9 persons)

- -----------------------------------
*        Represents less than one percent.

(1) The address of this stockholder is c/o Bio-Dental Technologies Corporation, 11291 Sunrise Park Drive, Rancho Cordova, California 95742.

(2) All 445,683 shares are held on behalf of individuals pursuant to an understanding whereby Zesiger Capital Group LLC has sole voting power over the shares, with the various individuals retaining sole investment power.

(3) Includes 208,150 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(4) Includes 50,000 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(5) Includes 21,247 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(6) Includes 15,000 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(7) Includes 19,411 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(8) Includes 10,125 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(9) Includes 15,000 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

(10) Includes 10,000 shares of Bio-Dental Common Stock which are subject to unexercised options that have vested pursuant to the Stock Plan.

                                    EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from Zila's Annual Report on Form 10-K for the year ended July 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedules of Bio-Dental as of March 31, 1996, and for each of the two years in the period ended March 31, 1996, included in Bio-Dental's Annual Report on Form 10-KSB, have been incorporated by reference herein in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters in connection with the Merger, including the legality of the securities offered hereby, will be passed upon for Zila by Squire, Sanders & Dempsey, 40 North Central Avenue, Phoenix, Arizona. Certain legal matters in connection with the Merger will be passed upon for Bio-Dental by The Law Offices of Craig K. Powell, 641 Fulton Avenue, Suite 130, Sacramento, California.

                                MERGER AGREEMENT



                                      among

                                   ZILA, INC.

                       BIO-DENTAL TECHNOLOGIES CORPORATION

                                       and

                             ZILA MERGER CORPORATION



                              Dated August 8, 1996

                                TABLE OF CONTENTS



                                    ARTICLE 1                                   Page
                                   THE MERGER                                   ----
1.1      The Merger.............................................................  1
1.2      Effect of the Merger...................................................  2
1.3      Consummation of the Merger.............................................  2
1.4      Articles of Incorporation and Bylaws; Directors and Officers...........  3
1.5      Conversion of Securities...............................................  3
1.6      Closing of Company Transfer Books......................................  5
1.7      Exchange of Certificates...............................................  5
1.8      Dissenting Shares......................................................  7
1.9      Tax Consequences.......................................................  8
1.10     Accounting Treatment...................................................  8
1.11     Taking of Necessary Action; Further Action.............................  8
1.12     Employee Stock Options.................................................  9
1.13     Warrants............................................................... 11

                                    ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

2.1      Organization and Qualification......................................... 12
2.2      Authority Relative to This Agreement................................... 12
2.3      Capital Structure...................................................... 13
2.4      SEC Filings; Financial Statements...................................... 14
2.5      Valid Issuance......................................................... 15
2.6      Accuracy of Information................................................ 15
2.7      Title to Properties.................................................... 15
2.8      Accounts Receivable.................................................... 16
2.9      Employment Matters..................................................... 16
2.10     Affiliate Transactions................................................. 16
2.11     Compliance with Laws; Permits; Certain Operations...................... 17
2.12     Non-Contravention; Consents............................................ 18
2.13     Brokerage.............................................................. 19
2.14     No Material Adverse Changes............................................ 19
2.15     Legal Proceedings...................................................... 19
2.16     Board Approval......................................................... 19
2.17     Pooling of Interests................................................... 19
2.18     OraTest................................................................ 20

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      Organization and Qualification......................................... 21

                                                                             Page
                                                                             ----
3.2      Authority Relative to this Agreement................................ 22
3.3      Capitalization...................................................... 23
3.4      Commission Filings.................................................. 25
3.5      Financial Statements................................................ 26
3.6      Subsidiaries........................................................ 27
3.7      Absence of Undisclosed Liabilities.................................. 28
3.8      No Material Adverse Changes......................................... 28
3.9      Absence of Certain Developments..................................... 29
3.10     Title to Properties................................................. 32
3.11     Accounts Receivable................................................. 34
3.12     Inventories......................................................... 34
3.13     Tax Matters......................................................... 34
3.14     Contracts and Commitments........................................... 37
3.15     Proprietary Rights.................................................. 39
3.16     Litigation.......................................................... 40
3.17     Brokerage........................................................... 41
3.18     Employment Matters.................................................. 41
3.19     Employee Benefit Plans.............................................. 42
3.20     Insurance........................................................... 44
3.21     Affiliate Transactions.............................................. 45
3.22     Suppliers........................................................... 45
3.23     Officers and Directors; Bank Accounts............................... 46
3.24     Compliance with Laws; Permits; Certain Operations................... 46
3.25     Disclosure.......................................................... 47
3.26     Non-Contravention; Consents......................................... 47
3.27     Stockholder Vote Required........................................... 49
3.28     Board Approval...................................................... 49
3.29     Pooling of Interests................................................ 49

                                    ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

4.1      Conduct of Business Pending the Merger.............................. 50
4.2      Notification; Updates to Disclosure Schedule........................ 54
4.3      Company Shareholder Approval........................................ 55

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

5.1      Prospectus/Proxy Statement.......................................... 56
5.2      Action of Shareholders.............................................. 60
5.3      Accountant Comfort Letters.......................................... 60
5.4      Expenses............................................................ 63
5.5      Additional Agreements............................................... 63
5.6      No Negotiations, etc................................................ 64
5.7      Notification of Certain Matters..................................... 64
5.8      Access to Information; Confidentiality.............................. 65

                                                                               Page
                                                                               ----
5.9      Shareholder Claims.................................................... 65
5.10     Consents.............................................................. 65
5.11     State Securities Law Compliance....................................... 66
5.12     Notification; Updates to Disclosure Letter............................ 66
5.13     Pooling of Interests.................................................. 67
5.14     Affiliate Agreements.................................................. 67
5.15     Commercially Reasonable Efforts....................................... 67
5.16     Tax Matters........................................................... 68
5.17     Key Employee Options.................................................. 68
5.18     Board of Directors.................................................... 69

                                    ARTICLE 6
                                   CONDITIONS

6.1      Conditions to Obligations of Each Party To Effect the Merger.......... 69
6.2      Additional Conditions to Obligation of the Company.................... 74
6.3      Additional Conditions to Obligations of Parent and the Merger Sub..... 76

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

7.1      Termination........................................................... 80
7.2      Termination Procedures................................................ 82
7.3      Effect of Termination................................................. 82
7.4      Breakup Fee........................................................... 83

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1      Amendment............................................................. 85
8.2      Waiver................................................................ 85
8.3      Public Statements..................................................... 86
8.4      Notices............................................................... 86
8.5      Interpretation........................................................ 87
8.6      Severability.......................................................... 87
8.7      Miscellaneous......................................................... 87
8.8      Non-survival of Representations and Warranties........................ 88

Exhibit 1        Form of Amended Articles of Incorporation
Exhibit 2        Form of Amended Bylaws
Exhibit 3        Form of Affiliate Agreement (Company)
Exhibit 4        Form of Affiliate Agreement (Parent)
Exhibit 5        Affiliated Persons
Exhibit 6        Form of Representation Certificate (Parent)
Exhibit 7        Form of Representation Certificate (Company)
Exhibit 8        Form of Shareholder's Representation Certificate

                                MERGER AGREEMENT

         MERGER AGREEMENT dated August 8, 1996 (this "Agreement"), by and among Zila, Inc., a Delaware corporation ("Parent"), Zila Merger Corporation, a Delaware corporation wholly owned directly by Parent (the "Merger Sub"), and Bio-Dental Technologies Corporation, a California corporation (the "Company").

                                    RECITALS

         I. Parent and the Company are parties to a letter of intent dated May 22, 1996 (the "Letter of Intent"), which contemplates the merger described in
Article 1 (the "Merger").

         II. The respective boards of directors of the Merger Sub and the Company have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding common stock, $.01 par value per share, of the Company ("Company Common Stock") will be converted into shares of the common stock, $.001 par value per share, of Parent ("Parent Common Stock") and the Company will be wholly owned directly or indirectly by Parent; all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         The respective boards of directors of Parent, the Merger Sub and the Company have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the laws of the states of Delaware and California in connection with the Merger:

         1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name "Zila Dental Technologies Corporation" as provided in the Amended Articles of Incorporation of the Company pursuant to Section 1.4 of this Agreement. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

         1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Merger Sub and the Company (collectively, the "Constituent Corporations"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

         1.3 Consummation of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey, 40 North Central Avenue, Phoenix, Arizona 85004 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the third business day after the Company Shareholders Meeting (as hereinafter defined) (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date". On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretaries of State of the states of Delaware and California in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretaries of State of the states of Delaware and California in accordance with applicable law (the "Effective Time").

         1.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as set forth in Exhibit 1 attached hereto) and Bylaws (except that such Bylaws shall be amended as set forth in Exhibit 2 attached hereto) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of the Company holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with the Company) of the Surviving Corporation immediately after the Effective Time.

         1.5 Conversion of Securities. Subject to Sections 1.7(b) and 1.8, at the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holder of any of the following securities:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall automatically be canceled and extinguished and be converted into and become a right to receive
         0.825 shares of Parent Common Stock; provided, however, that if the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the ten trading days ending on the trading day that is five trading days prior to the

         Closing Date (the "Calculation Period") is less than $6.00 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive a number of shares of Parent Common Stock that is equivalent in value to $4.95 as calculated based on the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period; provided further, however, that if the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period is greater than $7.75 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive the greater of (i) 0.75 shares of Parent Common Stock or (ii) a number of shares of Parent Common Stock that is equivalent in value to $6.39 as calculated based on the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period.

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by Parent or the Merger Sub shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) Each share of Merger Sub Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

         1.6 Closing of Company Transfer Books. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.7), they shall be exchanged as provided in Section 1.7.

         1.7      Exchange of Certificates.

                  (a) After the Effective Time, a disbursing agent to be designated by Parent (which may not be Parent or a subsidiary of Parent) shall act as disbursing agent (the "Disbursing Agent") in effecting the exchange of Parent Common Stock for certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock. As soon as practicable after the Effective Time, the Disbursing Agent shall mail a transmittal form to each holder of certificates theretofore representing such shares advising such holder of the procedure for surrendering such certificates to the Disbursing Agent. If a certificate for Parent Common Stock issued pursuant to Section 1.5(a) is to be issued in the name of a person other than the person in whose name the certificates for shares surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Disbursing Agent any transfer or other taxes required by reason of the issuance of such certificate in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and exchange of a certificate theretofore representing shares of Company Common Stock, the holder shall be issued a certificate representing the number of shares of Parent Common Stock to which such person is entitled pursuant to
         Section 1.5(a) and the certificate theretofore representing shares of Company Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each Certificate theretofore representing shares of Company Common Stock shall represent solely the right to receive the Parent Common Stock into which the shares it theretofore represented shall have been converted pursuant to Section 1.5(a), and the Surviving Corporation shall not be required to pay the holder thereof the Parent Common Stock to which such holder otherwise would be entitled; provided that procedures allowing for payment against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

                  (b) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Parent Common Stock which a holder of Company Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Parent Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

         1.8 Dissenting Shares.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of
         Section 1300(b) of the California General Corporation Law (the "California Law") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

                  (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

         1.11 Taking of Necessary Action; Further Action. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such action (including without limitation action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation and Parent with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation and Parent are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

         1.12 Employee Stock Options.

                  (a) At the Effective Time, each option that is then outstanding under the Company's 1992 Stock Option Plan, as amended in 1995 (the "Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the Stock Plan and the stock option agreement, if any, by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Option assumed by Parent (collectively, the "Assumed Options") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Option shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Option would have received pursuant to section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Option immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Stock Plan and otherwise) to effectuate the provisions of this Section 1.12.

                  (b) Parent will use its best efforts to cause the Parent Common Stock issuable upon exercise of the Assumed Options to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states in which the holders of Company Options reside, within 30 business days after the Effective Time, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the securities of Parent beneficially owned by such person, Parent shall administer the Assumed Options in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act. At or prior to the Effective Time, Parent will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the Assumed Options.

         1.13 Warrants. At the Effective Time, each warrant to purchase shares of Company Common Stock that is then outstanding (the "Company Warrants") shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the agreement or instrument by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Warrant assumed by Parent (collectively, the "Assumed Warrants") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Warrant shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Warrant would have received pursuant to Section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Warrant if such Assumed Warrant had been exercised immediately prior to the Effective Time,
(iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Warrant, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Warrant immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Warrant immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect and the term, exercisability, limitations, and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such Assumed Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the agreements and instruments evidencing the Assumed Warrants and otherwise) to effectuate the provisions of this Section 1.13.

                                    ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB


         Parent and the Merger Sub hereby represent and warrant to the Company that, except as otherwise disclosed in Parent's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 (the "Parent's Latest 10-K") or Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996 (the "Parent's Latest 10-Q"):

         2.1 Organization and Qualification. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as now conducted.

         2.2 Authority Relative to This Agreement. Each of Parent and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and the Merger Sub and the consummation by Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by Parent and by the Board of Directors and sole shareholder of the Merger Sub, and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. Neither Parent nor the Merger Sub is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole. Other than authorizations, consents and approvals of or filings or registrations with the SEC, the Federal Trade Commission, the United States Department of Justice and other applicable federal and state governmental authorities, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent or the Merger Sub for the consummation by Parent and the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole.

         2.3 Capital Structure. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 2,500,000 shares of preferred stock, $.001 per value. At the close of business on July 24, 1996, 25,772,144 shares of Parent Common Stock were issued and outstanding, no shares of Parent Common Stock were held by Parent in its treasury and 42,546 shares of Parent Common Stock were held by a wholly-owned subsidiary of Parent. As of the date hereof, no shares of Parent's preferred stock, $.001 per value, were issued and outstanding. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights contained in Parent's charter documents or in any contract or agreement to which Parent is a party. All outstanding shares of the capital stock of each of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or one of its subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

         2.4 SEC Filings; Financial Statements.

                  (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between July 1, 1995 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) the audited financial statements and unaudited interim financial statements of Parent included (or incorporated by reference) in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and the changes in Parent's consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

         2.5 Valid Issuance. Subject to Section 1.5(d), the Parent Common Stock to be issued in the Merger will be, when issued in accordance with the provisions of this Agreement, validly issued, fully paid and nonassessable.

         2.6 Accuracy of Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 (as hereinafter defined) and the Prospectus/Proxy Statement (as hereinafter defined) will, at the time the S-4 is declared effective or at the date the Prospectus/Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

         2.7 Title to Properties.

                  (a) Parent or one of Parent's subsidiaries owns good and marketable title to each of the tangible properties and tangible assets reflected on the balance sheet included in Parent's Latest 10-Q or acquired since the date thereof, free and clear of all material liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens or mortgages described in Parent's Latest 10-Q,
         (C) the properties subject to the leases described in Parent's Latest 10-Q, (D) liens securing indebtedness described in Parent's Latest 10-Q and (E) assets disposed of since the date of the balance sheet included in Parent's Latest 10-Q in the ordinary course of business.

                  (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Parent's and its subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent and except for ordinary wear and tear), and are usable in the ordinary course of business. Parent and its subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

         2.8 Accounts Receivable. Parent's and its subsidiaries' notes and accounts receivable recorded on the balance sheet included in Parent's Latest 10-Q and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in Parent's Latest 10-Q) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

         2.9 Employment Matters. To the best knowledge of Parent, (i) no key executive employee of Parent or any subsidiary of Parent, and no group of Parent's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) Parent and the subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) Parent and its subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

         2.10 Affiliate Transactions. Except as set forth in Parent's Latest 10-K or Parent's Latest 10-Q, no officer or director of Parent or any subsidiary of Parent or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any material agreement with Parent or any subsidiary of Parent (other than normal employment arrangements) or any material interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent or any subsidiary of Parent, or (b) has been indebted to Parent in amounts in excess of $60,000 in the aggregate at any time (other than for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

         2.11 Compliance with Laws; Permits; Certain Operations. Parent, each of Parent's subsidiaries and their respective officers, directors, agents and employees have complied in all material respects, and currently are in compliance in all material respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of Parent and its subsidiaries and to which Parent or any of its subsidiaries may be subject, and no claims have been filed against Parent or any of its subsidiaries alleging a material violation of any such law or regulation. Parent and its Subsidiaries hold all material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Parent has not received any notice or other communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on Parent.

         2.12 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's or Merger Sub's stockholders or board of directors or committee of such board of directors;

                  (b) contravene, conflict with or result in a violation of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material governmental authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

                  (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of Parent or Merger Sub, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any such material contract; or

                  (d) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for minor liens and encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub).

         2.13 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Merger Sub or any other subsidiary of Parent.

         2.14 No Material Adverse Changes. Since April 30, 1996, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Parent.

         2.15 Legal Proceedings. There are no actions, suits, claims, proceedings, orders or other investigations pending or threatened against Parent that challenges or may have the effect or preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of Parent.

         2.16 Board Approval. The board of directors of Parent has unanimously
(i) approved this Agreement and the Merger and (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to Parent.

         2.17 Pooling of Interests. Parent is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

         2.18 OraTest. Based on information within the actual knowledge of any Responsible Officer (as defined in Section 7.3) of Parent as of the date hereof:

                  (a) Parent believes all patents that have been issued relating to Parent's oral cancer diagnostic known as OraTest (collectively, the "OraTest Patents") are valid and enforceable;

                  (b) Parent is not aware of any products or processes for the detection of cancerous oral lesions which are currently available on the market or in development and which would compete with OraTest;

                  (c) Parent is not aware of any material adverse findings regarding the OraTest Patents, the status of FDA approval of OraTest or the marketability of OraTest that led to the decision of The Procter and Gamble Company to terminate its agreement with Parent to market and distribute OraTest;

                  (d) Parent believes that upon receipt of FDA approval, OraTest will be able to be marketed as a diagnostic adjunct in patients with oral lesions suspected or known to be malignant, to help in detection of all sites of oral cancer, definition of borders of cancerous lesions and selection of sites to be biopsied;

                  (e) Parent is not aware of any factor which could reasonably be expected to cause the FDA to deny Parent's application for approval of OraTest;

                  (f) Parent is not aware of any communications from the FDA indicating that the FDA will deny Parent's application for approval of OraTest;

                  (g) Parent's best good-faith estimate of the timing of receipt of FDA approval of OraTest, assuming the FDA grants such approval, is during the first calendar quarter of 1997; and

                  (h) Parent's written estimates of the market potential and estimated sales volume of OraTest which have been provided to the Company are Parent's best good-faith estimates thereof and are based on assumptions which Parent believes to be reasonable.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and the Merger Sub that, except as otherwise disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 (the "Company's Latest 10-K"):

         3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it or its assets is or may become bound. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Except as set forth under the caption "Other Names" in a letter delivered to Parent by the Company simultaneously with the execution and delivery of this Agreement (the "Disclosure Letter"), the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Bio-Dental Technologies Corporation."

         3.2 Authority Relative to this Agreement. The Company has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that the Company's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in Section 3.27). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of its shareholders as set forth in Section 3.27, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries (as defined in Section 3.6(b)) is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its Subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with the provisions of the California Law, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended (the "Hart-Scott Act"), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

         3.3 Capitalization.

                  (a) The authorized equity capitalization of the Company consists of 50,000,000 shares of Company Common Stock, 6,427,134 shares of which are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. The Company's capital structure as of the date hereof is disclosed to Parent under the caption "Capitalization" in the Disclosure Letter.

                  (b) The Company has reserved 1,000,000 shares of Company Common Stock for issuance under the Stock Plan, of which vested and unvested options to purchase 665,391 shares are outstanding as of the date of this Agreement. The Disclosure Letter, under the caption "Company Options," accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option;
         (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Disclosure Letter, under the caption "Company Warrants," accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant;
         (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the expiration date of such Company Warrant;
         (iv) the exercise price per share of Company Common Stock subject to such Company Warrant; and (v) a description of any registration or other rights granted to the holder of such Company Warrant.

                  (c) Except as specifically referred to in Sections 3.3(a) and
         (b) above, or as set forth in the Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  (d) All outstanding shares of Company Common Stock and all outstanding Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

                  (e) Except as set forth in the Disclosure Letter under the caption "Acquisition of Shares," the Company has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

                  (f) Except as set forth in the Disclosure Letter under the caption "Registration Rights," the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by the Company.

                  (g) Except as set forth in the Disclosure Letter under the caption "Agreements Relating to Company Common Stock," the Company is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Company Common Stock, (ii) requiring the Company to issue any amount of Company Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Company Common Stock or other consideration to any person as a guarantee by the Company of a minimum market price for Company Common Stock.

         3.4 Commission Filings. The Company has heretofore delivered to Parent copies of the Company's (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996,

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, (c) proxy statement relating to the Company's 1995 annual meeting of shareholders, and (d) all other reports, registrations statements and other documents filed by the Company with the SEC since January 1, 1993, in each case as filed with the SEC (collectively, the "SEC Filings"), and the Company has heretofore made available to Parent all other reports, registration statements and other documents filed by the Company with the SEC under the Exchange Act or the Securities Act since the Company's inception. Since June 30, 1992, the Company has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, the reports, statements and other documents referred to in the immediately preceding sentence did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

         3.6 Subsidiaries.

                  (a) Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

                  (b) For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by the Company directly or through another Subsidiary.

         3.7 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts," or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in the Company's Latest 10-K, (c) liabilities which have arisen after the date of the balance sheet included in the Company's Latest 10-K in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the Disclosure Letter.

         3.8 No Material Adverse Changes. Except as set forth under the caption "Adverse Changes" in the Disclosure Letter, since March 31, 1996, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole.

         3.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Disclosure Letter, since March 31, 1996, the Company has not and, since the date of acquisition by the Company, each Subsidiary has not:

                  (a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

                  (b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities;

                  (c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

                  (d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

                  (e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of the Company or any Subsidiary with a fair market value in excess of $50,000, except liens for current property taxes not yet due and payable and liens securing indebtedness of the Company under that certain Second Amended and Restated Credit Agreement dated October 31, 1995, as amended by that certain Modification Agreement effective March 31, 1996, by and among the Company, certain Subsidiaries of the Company and The Bank of California, relating to a

         $3,000,000 line of credit established for the Company at The Bank of California (the "Company Credit Facility");

                  (f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

                  (g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than Parent or the Merger Sub;

                  (h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21);

                  (j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

                  (k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of the Company or, except in the ordinary course of the Company's business and consistent with the Company's historical compensation practices, any other employee or group of employees;

                  (l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

                  (m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by the Company as of the date of this Agreement) that aggregate in excess of $60,000;

                  (n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $50,000;

                  (o) effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

                  (q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of a total of $50,000;

                  (r) changed any of its methods of accounting or accounting practices in any material respect;

                  (s) made any tax election;

                  (t) commenced or settled any legal proceeding;

                  (u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

                  (v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

                  (w) made charitable contributions or pledges which in the aggregate exceed $10,000.

         3.10 Title to Properties.

                  (a) The Company or one of the Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in the Company's Latest 10-K or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens set forth under the caption "Real Estate" in the Disclosure Letter, (C) the properties subject to the leases set forth under the caption "Leases" in the Disclosure Letter, (D) liens securing indebtedness of the Company under the Company Credit Facility and (E) assets disposed of since the date of the balance sheet included in the Company's Latest 10-K in the ordinary course of business.

                  (b) (i) the real estate described under the caption "Real Estate" in the Disclosure Letter and the demised leases described under the caption "Leases" in the Disclosure Letter constitutes all of the real estate used or occupied by the Company and the Subsidiaries (the "Real Estate") and (ii) the Real Estate has access, sufficient for the conduct of the Company's and the Subsidiaries' businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company and the Subsidiaries.

                  (c) The leases described under the caption "Leases" in the Disclosure Letter are in full force and effect, and the Company or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to Parent complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent. Neither the Company nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the knowledge of the Company or any Subsidiary, is any other party to any of such leases in default.

                  (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's and the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. The Company and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

                  (e) Neither the Company nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither the Company nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company or any Subsidiary.

         3.11 Accounts Receivable. The Company's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in the Company's Latest 10-K and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in the Company's Latest 10-K) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

         3.12 Inventories. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of the Company and the Subsidiaries recorded on the balance sheet included in the Company's Latest 10-K, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

         3.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Disclosure Letter,

                  (a) the Company and the Subsidiaries have timely filed all returns that are required to be filed by them with respect to any taxes, and all such returns have been accurately and completely prepared in compliance with all applicable legal requirements and are true, correct, and complete; all taxes due and payable by the Company and the Subsidiaries have been paid; the Company's and the Subsidiaries' provisions for taxes on the balance sheet included in the Company's Latest 10-K are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; the Company and the Subsidiaries have paid all taxes due and payable by them or which they are obligated to withhold from amounts owing to any employee, creditor, or third party; neither the Company nor any Subsidiary has waived any statute of limitations in respect of taxes relating to any of their businesses or agreed to any extension of time with respect to a tax assessment or deficiency relating to any of their businesses; the assessment of any additional taxes relating to their businesses for periods for which returns have been filed is not expected, and no audit of the Company or any Subsidiary is ongoing, threatened, or anticipated; and there are no unresolved questions or claims concerning the tax liability of the Company or any Subsidiary;

                  (b) All material elections with respect to taxes of the Company and any Subsidiary are set forth in the "Tax Matters" section of the Disclosure Letter; neither the Company nor any Subsidiary (i) has consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f) apply to any disposition of assets of the Company or any Subsidiary, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or any Subsidiary for taxes, (iii) has made an election, or is required, to treat any asset of the Company or any Subsidiary as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, or (iv) has made any of the foregoing elections or consents or is required to apply any of the foregoing rules under any comparable state, county, local, or foreign tax provision.

                  (c) Neither the Company nor any Subsidiary is or has ever been an includible corporation in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which the Company is the common parent corporation;

                  (d) Neither the Company nor any Subsidiary is now or has ever been a party to any tax-sharing agreements or similar arrangements;

                  (e) Neither the Company nor any Subsidiary has made or become obligated to make, or will, as a result of any event connected with the Merger contemplated herein, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof);

                  (f) There are no liens for taxes (other than for current taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any Subsidiary;

                  (g) All joint ventures, partnerships, or other arrangements or contracts to which the Company or any Subsidiary is a party and that could be treated as a partnership for federal income tax purposes are set forth under the caption "Tax Matters" in the Disclosure Letter;

                  (h) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions or outstanding intercompany items related to intercompany transactions (as each such term is defined in Treas. Reg. Section 1.1502-13, as such regulation is or was applicable to the Company and the Subsidiaries in each relevant taxable period) between the Company and any Subsidiary or between any Subsidiaries; and

                  (i) There exists no excess loss account (as such item is defined in Treas. Reg. Section 1.1502-19) with respect to the stock of the Company or any Subsidiary.

For purposes of this Agreement, the terms "tax" and "taxes" shall include income, gross receipts, excise, real and personal property, sales, franchise, employment, and other taxes imposed by any federal, foreign, state, county, municipal, local, or other governmental agency, including interest and penalties relating to taxes and assessments in the nature of taxes.

         3.14     Contracts and Commitments.

                  (a) Except as set forth under the caption "Contracts" in the Disclosure Letter, neither the Company nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) hospitalization insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $100,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or any Subsidiary, other than agreements entered into by the Company and certain Subsidiaries in connection with the Company Credit Facility; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $100,000;
         (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $50,000; (xi) contract which prohibits either the Company or any Subsidiary from freely engaging in business anywhere in the world; (xii) contract relating to the distribution of the Company's or any Subsidiary's products; (xiii) franchise agreement; (xiv) contract, agreement or understanding with any shareholder who beneficially owns 5% or more of the Company Common Stock or with any officer, director or employee (other than for employment on customary terms); (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in connection with the proprietary rights listed under the caption "Proprietary Rights" in the Disclosure Letter; or (xvi) other agreement material to the Company's or any Subsidiary's business or not entered into in the ordinary course of business.

                  (b) Except as specifically disclosed under the caption "Contracts" in the Disclosure Letter, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party; (ii) since the date of the balance sheet included in the Company's Latest 10-K, no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary, except for changes in the ordinary course of the Company's and the Subsidiaries' businesses; (iii) the Company and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; (iv) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither the Company nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

                  (c) Prior to the date of this Agreement, Parent has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Disclosure Letter, together with all amendments, waivers or other changes thereto.


         3.15 Proprietary Rights. Except as set forth under the caption "Proprietary Rights" in the Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by the Company or any Subsidiary or necessary to the conduct of the Company's or any Subsidiary's businesses as now conducted. The Company or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The

Disclosure Letter describes under such caption all proprietary rights which have been licensed to third parties and all proprietary rights which are licensed from third parties by the Company or any Subsidiary. The Company and the Subsidiaries have taken all necessary action to protect the proprietary rights set forth under such caption. Neither the Company nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of the Company or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of the Company or any Subsidiary is threatened.

         3.16 Litigation. Except as set forth under the caption "Litigation" in the Disclosure Letter, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against the Company or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of the Company and there is no basis known to the Company or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

                  (a) to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, or

                  (b) to which any officer or employee of the Company or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiary's business. Except as set forth under such caption, neither the Company nor any Subsidiary has received any opinion or legal advice to the effect that the Company or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

         3.17 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary. The Company currently intends, however, to enter into an agreement or arrangement with a qualified investment banking or financial advisory firm regarding the study of and the rendering of an opinion with respect to the fairness of the Merger; provided, that the Company hereby acknowledges and agrees that the terms and conditions of any such agreement or arrangement (including, without limitation, fees and expenses to be paid by the Company in connection therewith) shall be reasonably acceptable to Parent.

         3.18 Employment Matters. To the best knowledge of the Company and the Subsidiaries, (i) no key executive employee of the Company or any Subsidiary, and no group of the Company's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) the Company and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) the Company and the Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

         3.19 Employee Benefit Plans.

         With respect to the employee benefits provided to employees and former employees of the Company and the Subsidiaries:

                           (a) The Company and the Subsidiaries currently
                  maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed under the caption "Employee Benefits" in the Disclosure Letter.

                           (b) The Company and the Subsidiaries currently
                  maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed under the caption "Employee Benefits" in the Disclosure Letter (the "Welfare Plans").

                           (c) The Company and the Subsidiaries currently
                  maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed under the caption "Employee Benefits" in the Disclosure Letter (the "Compensation Programs").

                           (d) The Company and the Subsidiaries do not
                  contribute, and have not contributed within the last five years, to any multiemployer plan, as defined by Section 3(37) of ERISA.

                           (e) Each Pension Plan and Welfare Plan is in
                  compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Company's knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

                           (f) Any Pension Plan or any Welfare Plan designed to
                  satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7),
                  and/or Section 4980B of the Code, satisfies such section.

                           (g) No accumulated funding deficiency, as defined in
                  Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

                           (h) All amounts required to be paid by the Company
                  and or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

                           (i) None of the Pension Plans or the Company or any
                  party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

                           (j) Except as disclosed under the caption "Employee
                  Benefits" in the Disclosure Letter, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law,
                  (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

                           (k) No "leased employee," as that term is defined in
                  Section 414(n) of the Code, performs services for the Company or any Subsidiary.

                           (l) No liability has been, or is expected by the
                  Company or any Subsidiary to be, incurred by the Company or a Subsidiary under Section 4062 of ERISA with respect to any Pension Plan.

                           (m) No reportable event within the meaning of Title
                  IV of ERISA has occurred with respect to any Pension Plan.

                           (n) The Company has furnished Parent with correct and
                  complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

         3.20 Insurance. The Disclosure Letter, under the caption "Insurance," lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as set forth in the Disclosure Letter under the caption "Insurance," the Company is the sole beneficiary of each such policy. The insurance coverage of the Company and the

Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

         3.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Disclosure Letter, no officer or director of the Company or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) has been indebted to the Company in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with the Company, or (d) has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

         3.22 Suppliers. The Disclosure Letter, under the caption "Suppliers," lists the 10 largest suppliers of the Company and the Subsidiaries (on a consolidated basis) for the 1996

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
fiscal year and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by the Company and the Subsidiaries during the 1996 fiscal year.

         3.23 Officers and Directors; Bank Accounts. The Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of the Company and the Subsidiaries and, under the caption "Bank Accounts," lists all of the Company's and the Subsidiaries' accounts at any bank or other financial institution (designating each authorized signer).

         3.24 Compliance with Laws; Permits; Certain Operations. The Company, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of the Company and the Subsidiaries and to which the Company or any of the Subsidiaries may be subject, and no claims have been filed against the Company or any of the Subsidiaries alleging a violation of any such law or regulation, except as set forth in the Disclosure Letter under the caption "Compliance." Neither the Company nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by the Company's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company or any of the Subsidiaries in connection with any actual or proposed transaction. The Company and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

         3.25 Disclosure.

                  (a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Parent of which any officer or director of the Company or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company and the Subsidiaries, taken as a whole.

                  (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 and the Prospectus/Proxy Statement will, at the time the S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

         3.26 Non-Contravention; Consents. Except as set forth under the caption "Consents" in the Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the

Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's or any Subsidiary's shareholders, the Company's or any Subsidiary's board of directors or any committee of such board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by the Company or any Subsidiary or that otherwise relates to the Company's business or to any of the assets owned or used by the Company or any Subsidiary;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement to which the Company or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

                  (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth under the caption "Consents" in the Disclosure Letter, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         3.27 Stockholder Vote Required. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger under California Law.

         3.28 Board Approval. The board of directors of the Company has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders, and (iii) recommended that holders of Company Common Stock vote in favor of this Agreement and the Merger.

         3.29 Pooling of Interests. The Company is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

                                    ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement:

                  (a) The businesses of the Company and the Subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arms'-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; and the Company and the Subsidiaries shall maintain their facilities in good condition and repair and in accordance with the Company's policies and procedures relating thereto as in effect prior to the execution of this Agreement;

                  (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to issue, sell, pledge, dispose of or encumber) (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, except for issuances upon the exercise of options or warrants outstanding on the date hereof, or (B) any of its assets, except for fair value in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation, Certificate of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of Company Common Stock or other securities of the Company, or declare, set aside or pay any dividend of other distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock or other securities of the Company; (iv) redeem, purchase or acquire or offer to acquire any shares of Company Common Stock or other securities of the Company; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur or guarantee any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice or
         (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

                  (c) The Company shall not (and shall not permit any Subsidiary to), directly or indirectly, (i) enter into or modify any contract, agreement or understanding with Curtis M. Rocca III, Terry E. Bane or Timothy J. Purdy; (ii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (iii) make any capital expenditures, including any capitalizable lease obligations, other than expenditures necessary to maintain existing assets in good repair and other capital expenditures in amounts not exceeding $50,000 in the aggregate; or (iv) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the ordinary course of the Company's business and are consistent with the Company's historic compensation practices, or grant or take any actions with respect to the granting of any bonuses;

                  (d) The Company shall not (and shall not permit any Subsidiary to) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

                  (e) The Company shall use its best efforts to cause its and the Subsidiaries' current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

                  (f) The Company and each Subsidiary (i) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall confer at Parent's request (but in no event less frequently than weekly) with representatives of Parent to report on operational matters and the general status of ongoing operations; (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; (iv) shall notify Parent of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company and the Subsidiaries or to the Company's, Parent's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement; and (v) shall notify Parent if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue;

                  (g) Neither the Company nor any Subsidiary shall change any of its methods of accounting or accounting practices in any material respect, and neither the Company nor any Subsidiary shall make any tax election;

                  (h) Neither the Company nor any Subsidiary will waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

                  (i) Neither the Company nor any Subsidiary shall commence or settle any material legal action or proceeding, provided, that the Company may settle any legal actions or proceedings which were pending as of the date of the Company's Latest 10-K so long as the consideration paid or agreed to be paid by the Company in connection with such settlements does not exceed $10,000 in any individual case or $50,000 in the aggregate for all such settlements (in the case of cash settlements) or cause the number of shares of Company Common Stock issued and outstanding, after taking into account any shares issued or canceled in connection with such settlement, to exceed the number of shares of Company Common Stock issued and outstanding on the date of this Agreement;

                  (j) The Company shall cause its officers to report at Parent's request (but in no event less frequently than weekly) to Parent concerning the status of the Company's business; and

                  (k) Subject to the fiduciary obligations of its directors as advised by counsel, the Company shall not, except as required by law, call any meeting of its shareholders other than the meeting contemplated in Section 5.2.

         4.2      Notification; Updates to Disclosure Schedule.

                  (a) During the period subsequent to the execution of this agreement and prior to the Effective Time (the "Pre-Closing Period"), the Company shall promptly notify Parent in writing of:

                                  (i) the discovery by the Company of any event,
                  condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                                 (ii) any event, condition, fact or circumstance
                  that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                                 (iii) any breach of any covenant or obligation
                  of the Company;

                  and

                                 (iv) any event, condition, fact or circumstance
                  that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Disclosure Letter, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Letter specifying such change. No such update shall be deemed to supplement or amend the Disclosure Letter for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or 6.3 has been satisfied.

         4.3 Company Shareholder Approval.

                  (a) The Company will call a meeting of its shareholders (the "Company Shareholder Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's shareholders. Subject to the fiduciary obligations of the Company's directors, the Form S-4 will include a statement to the effect that the Company's board of directors has recommended that the Company's shareholders vote in favor of the Merger. The Company Shareholder Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. The Company shall, if and to the extent requested by Parent, subject to the fiduciary obligations of the directors of the Company as advised by counsel, use its best efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Parent, helpful to secure a vote of shareholders in favor of the Merger. At the Company Shareholder Meeting, the Company shall cause to be voted all shares of Company Common Stock with respect to which proxies in the form distributed by the Company shall have been given in favor of the Merger.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1      Prospectus/Proxy Statement.

                  (a) The Parent Common Stock to be issued in the Merger shall be registered under the Securities Act on the Form S-4. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, a Form S-4 registration statement (the "Form S-4"), together with the Prospectus/Proxy Statement to be included therein (the "Prospectus/Proxy Statement") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Parent and the Company shall use its best efforts to respond promptly to any comments of the SEC on the Form S-4 and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws and regulations of the NASD to the extent applicable in connection with the issuance of the Parent Common Stock pursuant to the Merger and upon exercise of the Assumed Options and the Company Warrants after the Effective Time. Parent shall take shall take any reasonable action required to provide for the listing of Parent Common Stock on the Nasdaq National Market prior to or contemporaneously with the Effective Time. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders as may reasonably be required in connection with any action contemplated by this Section 5.1. Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and shareholders of the Company, such amendment or supplement.

                  (b) The Company will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the Merger at the Company Shareholder Meeting, the Prospectus/Proxy Statement that is contained in the Form S-4 at the time that it is declared effective or as subsequently amended or supplemented. The Company will promptly provide to Parent all information relating to its business or operations necessary for inclusion in the Prospectus/Proxy Statement to satisfy all requirements of applicable state and federal securities laws. None of the information relating to the

         Company or its officers and directors contained in any document, certificate or other writing furnished or to be furnished by the Company and included in (i) the Prospectus/Proxy Statement at the time the Proxy Statement is mailed or at the time of the Company Shareholder Meeting to vote on the Merger or at the Effective Time, as then amended or supplemented, or (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company's shareholder meeting.

                  (c) Parent will prepare and file the Prospectus/Proxy Statement with the SEC as promptly as practicable, and use its best reasonable efforts to cause the Form S-4 to become effective as soon after such filing as practicable. In this regard, Parent will advise the Company promptly of any comments, whether oral or written, received from the SEC with respect to the Form S-4 and will also advise the Company promptly as to the time at which the Form S-4 becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the Form S-4 or the institution of any proceedings for such purpose and will use its reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof if issued. Until the Effective Time, Parent will advise the Company promptly of any requirement of the SEC for any amendment or supplement of the Form S-4 or for additional information, and will not at any time file any amendment of or supplement to the prospectus contained therein, or to the prospectus filled pursuant to Rule 424(b) of the

         Securities Act (the "Prospectus"), that shall not have been previously submitted to the Company a reasonable time prior to the proposed filing thereof or to which the Company shall reasonably object or that is not in compliance in all material respects with the Securities Act and the rules and regulations issued by the SEC thereunder. None of the information relating to Parent (or, to the best knowledge of Parent, any other person, contained in any document, certificate or other writing furnished or to be furnished by Parent) included in (i) the Prospectus/Proxy Statement at the time the Prospectus/Proxy Statement is mailed or at the Effective Time, as then amended or supplemented, or
         (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company's shareholder meeting. From and after the date the Form S-4 becomes effective and until the Effective Time, if any event known to Parent occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or if it is necessary at any time to amend the Form S-4 or the Prospectus to comply with the Securities Act, Parent will promptly notify the Company and will prepare an amended or supplemented Form S-4 or Prospectus, which will correct such statement or omission, and will use its reasonable best efforts to cause any such amendment to become effective as promptly as possible. The Prospectus/Proxy Statement as it relates to Parent will comply as to the form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Prospectus/Proxy Statement is mailed.


         5.2 Action of Shareholders. The Company shall take all action necessary in accordance with the California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholder Meeting as promptly as practicable to consider and vote upon this Agreement (including, without limitation, the plan of merger contained herein) and the Merger.

         5.3 Accountant Comfort Letters.

                  (a) Prior to the date of this Agreement, the Company has delivered to Parent a letter from Grant Thornton LLP addressed to the Company and Parent and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the date of this Agreement, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that in their opinion the audited financial statements and financial statement schedules included in the Company's Latest 10-K and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations.

                  (b) In addition, prior to the date (the "Mailing Date") the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver to Parent a letter from Grant Thornton LLP addressed to the Company and Parent and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the Mailing Date, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that:

                                  (i) in their opinion the audited financial
                  statements and financial statement schedules included in the Prospectus/Proxy Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

                                 (ii) on the basis of a reading of the amounts
                  included in the Prospectus/Proxy Statement in response to Item 301 of Regulation S-K and of the latest unaudited consolidated financial statements made available by the Company and the Subsidiaries and the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to the date of the latest unaudited financial statements included in the Prospectus/Proxy

                  Statement relating to the Company and the Subsidiaries, nothing came to their attention which would cause them to believe that:

                                    (A) the unaudited financial statements
                           included in the Prospectus/Proxy Statement of the Company and the Subsidiaries do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the published rules and regulations of the SEC with respect to proxy statements; or that said unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus/Proxy Statement and reported on by them; or

                                    (B) with respect to the period subsequent to
                           the date of the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries, there were any changes, at a specified date not more than five days (excluding Saturdays, Sundays and holidays) prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or any decreases in the cash and cash equivalents, marketable securities or shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the unaudited consolidated balance sheet included in the Prospectus/Proxy Statement, or for the period from the date of the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in income
                           (loss) before extraordinary items, or in total or per share amounts of net income (loss), of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof; and

                                (iii) they have performed certain other
                  specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Prospectus/Proxy Statement as reasonably designated by Parent, insofar as it relates to the Company and the Subsidiaries, agrees with the accounting records of the Company and the Subsidiaries, excluding any legal interpretation.

         5.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of paragraph 11 of the Letter of Intent.

         5.5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any required filings under the Hart-Scott Act and submissions of information requested by governmental authorities.

         5.6 No Negotiations, etc. The Company shall not (nor shall it permit any of the Subsidiaries to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (including any of its or their officers or employees) other than Parent relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary, or, unless the Company's Board of Directors receives a written opinion from the Company's outside counsel stating that there would be a material risk of liability on the part of the members of the Company's Board of Directors to the Company's shareholders for failure to do so, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by, or consider, entertain or accept any proposal or offer from, any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent and the Merger Sub if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

         5.7 Notification of Certain Matters. Each party shall give prompt notice to each other party of (a) the occurrence or failure to occur of any event, conditions, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.8 Access to Information; Confidentiality. Parent and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of the Company and such other information pertaining to the business and assets of the Company as Parent shall reasonably request, and the Company and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of Parent and such other information pertaining to the business and assets of Parent as the Company shall reasonably request, and each of Parent and the Company shall provide the other with reasonable access to its officers and other personnel, as provided in paragraph 8 of the Letter of Intent. The terms of paragraph 10 of the Letter of Intent shall apply, in the event of a termination of this Agreement, to information obtained as a result of such access and assistance.

         5.9 Shareholder Claims. The Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of the Company in connection with the Merger without the prior written consent of Parent.

         5.10 Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Parent or Merger Sub during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

         5.11 State Securities Law Compliance. Parent shall use commercially reasonable efforts to (a) qualify, prior to the Effective Time, the Parent Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company as of the date of this agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Parent Common Stock in the Merger, and (b) qualify, prior to the Effective Time, the Assumed Options and Assumed Warrants under the state "blue sky" laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options or Assumed Warrants resides, and (ii) an exemption from the qualification requirements under such laws is unavailable.

         5.12 Notification; Updates to Disclosure Letter. During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                                  (i) the discovery by Parent of any event,
                  condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

                                 (ii) any event, condition, fact or circumstance
                  that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this agreement;

                                 (iii) any breach of any covenant or obligation
                  of Parent; and

                                 (iv) any event, condition, fact or circumstance
                  that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

         5.13 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

         5.14 Affiliate Agreements. The Company shall use all commercially reasonable efforts to cause each Company-Affiliated Person identified on Exhibit 5 (and any other Person that Parent notifies the Company may reasonably be deemed to be an "Affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit 3. Parent shall use all commercially reasonable efforts to cause each Parent-Affiliated Person listed on Exhibit 5 and each other Person that could reasonably be deemed to be an "Affiliate" of Parent for purposes of the Securities Act to execute and deliver to Parent, as promptly as practical after execution of this Agreement, an Affiliate Agreement in the form of Exhibit 4.

         5.15 Commercially Reasonable Efforts. During the Pre-Closing Period,
(a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.3 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall each use all commercially reasonable efforts to cause the conditions set forth in Section 6.1 and 6.2 to be satisfied on a timely basis.

         5.16 Tax Matters. Prior to the Closing, (a) Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey Representation Certificates in substantially the forms of Exhibits 6 and 7 (which shall be used in connection with the legal opinion contemplated by Section 6.1(s)), and (b) each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey a Shareholders' Representation Certificate in the form of Exhibit 8.

         5.17 Key Employee Options. On the Closing Date, subject to the conditions and on the terms set forth below, certain key officers and employees of the Company shall be awarded options (the "Key Employee Options") pursuant to Parent's Stock Option Awards Plan to purchase the number of shares of Parent Common Stock specified opposite each such person's name below:

                Name                                 # of Shares
                ----                                 -----------
         Curtis M. Rocca III                         80,000
         Timothy J. Purdy                            40,000
         Terry E. Bane                               40,000
         Maxine Holland                              32,000
         Michael Conroy                              16,000
         Rob Hickman                                 16,000
         Bryan Shields                               16,000
         Dave Taylor                                 16,000
         Cindy Alvey                                 16,000
         Bill Baker                                  16,000
         Brian Smith                                 16,000
         Joel Kozikowski                             16,000

The Key Employee Options shall vest on the date that is one year after the Closing Date (subject to the grantee remaining employed by Parent or a subsidiary of Parent for such one-year period) and shall be exercisable at any time thereafter for a period of nine years. The exercise price for all Key Employee Options shall be the last reported sale price for Parent Common Stock as reported by the Nasdaq Small-Cap Market on the Closing Date. The Key Employee Options shall be subject to and governed by the terms and provisions of Parent's Stock Option Awards Plan, as from time to time amended and in effect. The Parent Common Stock to be issued upon the exercise of Key Employee Options will be registered under the Securities Act on Form S-8 promulgated by the SEC.

         5.18 Board of Directors. Contemporaneously with the consummation of the Merger, two persons designated by the Company (the "Company Nominees") shall be appointed to Parent's board of directors to serve until the first annual meeting of shareholders of Parent to occur following consummation of the Merger. Parent agrees, except to the extent Parent shall have a reasonable significant objection at such time, to nominate and support the Company Nominees for election to Parent's board of directors at the first annual meeting of shareholders of Parent to occur following consummation of the Merger. If the seat on Parent's board of directors held by either of the Company Nominees shall become vacant for any reason during the period commencing with appointment of the Company Nominees to Parent's board of directors upon consummation of the Merger and ending on the date of the second annual meeting of shareholders of Parent to occur following consummation of the Merger, Parent agrees, except to the extent Parent shall have a reasonable significant objection at such time, to appoint to Parent's board of directors to serve the remaining term of such Company Nominee a person designated by the other Company Nominee.

                                    ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement (including without limitation the plan of merger contained herein) and the Merger shall have been approved and adopted by the vote of the shareholders of the Company described in
         Section 3.27;

                  (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott Act shall have expired or been terminated;

                  (c) the Form S-4 shall have been declared effective by the SEC and no order or other declaration suspending the effectiveness of the S-4 shall have been issued or promulgated;

                  (d) the Prospectus/Proxy Statement shall not contain an untrue statement of a material fact and shall not omit any statement required to be contained therein or necessary to make any statement contained therein, in the light in which made, not misleading;

                  (e) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

                  (f) no injunction or other order entered by a United States (state or federal) court of competent jurisdiction shall have been issued and remain in effect which would prohibit consummation of the Merger;

                  (g) there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain material damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and the Subsidiaries or of Parent and its subsidiaries, or to compel Parent or any of its subsidiaries or the Company or any of the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Parent and its subsidiaries or of the Company and the Subsidiaries, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent effectively to exercise directly or indirectly full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, (iv) seeking to require direct or indirect divestiture by Parent of any shares of Company Common Stock or any shares of the Surviving Corporation to be issued in the Merger, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Parent a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto) or the Letter of Intent, (vii) which otherwise might materially adversely affect the Company and the Subsidiaries or Parent and its subsidiaries, or (viii) otherwise relating to the Letter of Intent or the Merger;

                  (h) there shall not be any action taken, or any injunction issued, or any order, statute, rule or regulation proposed, enacted, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, other than the application of the waiting period provisions of the Hart-Scott Act to the Merger, which may, directly or indirectly, result in any of the consequences referred to in (g) above;

                  (i) during the period prior to the Effective Time, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests;"

                  (j) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Small-Cap Market or the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by any governmental authority on, or any other event which, in the sole judgment of Parent, might affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof;

                  (k) the Company and the Subsidiaries shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's or the Subsidiaries' assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (l) prior to the Closing, Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey Representation Certificates in substantially the forms of Exhibits 6 and 7 (which will be used in connection with the legal opinion contemplated by Section 6.1(s)), and each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey a Shareholder's Representation Certificate in the form of Exhibit 8;

                  (m) Parent and the Company shall have received Affiliate Agreements, in the form of Exhibit 3, executed by the Company-Affiliated Persons identified on Exhibit 5 and by any other person who Parent notifies the Company may be deemed to be an "Affiliate" of the Company for purposes of the Securities Act (collectively, the "Designated Persons"), and Affiliate Agreements, in the form of Exhibit 4, executed by the Parent-Affiliated Persons identified on Exhibit 5;

                  (n) there shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                  (o) the principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable laws and regulations and the Company's Articles of Incorporation and By-Laws;

                  (p) no party hereto shall have terminated this Agreement as permitted herein;

                  (q) the United States Food and Drug Administration shall not have issued a formal denial of Parent's application for approval of OraTest;

                  (r) Parent and the Company shall have received a letter from Grant Thornton LLP, dated as of the Closing Date, confirming that such firm is not aware of any fact or circumstance which could reasonably be interpreted as rendering the Merger ineligible for the "pooling-of-interests" method of accounting in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

                  (s) Parent, the Company and the shareholders of the Company shall have received a legal opinion of Squire, Sanders & Dempsey, dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax Representation Certificates and Shareholder's Certificates referred to in Section 6.1(l)).

         6.2 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) the representations and warranties of Parent and the Merger Sub set forth in Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and each of Parent and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) Parent shall have furnished to the Company a certificate in which Parent shall certify that Parent has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled;

                  (c) Parent shall have furnished to the Company (i) a copy of the text of the resolutions by which the corporate action on the part of Parent and the Merger Sub necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                  (d) the Company shall have received a letter addressed to the Company from Squire, Sanders & Dempsey, based on customary reliance and subject to customary qualifications, to the effect that:

                                 (i) Parent is a corporation validly existing
                  and in good standing under the laws of the State of Delaware.

                                 (ii) Merger Sub is a corporation validly
                  existing and in good standing under the laws of the State of Delaware.

                                 (iii) Parent has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement. Parent has duly taken all requisite corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent.

                                 (iv) The Merger Sub has the corporate power to
                  consummate the transactions on its part contemplated by this

                  Agreement. The Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Merger Sub and constitute valid and binding obligations of the Merger Sub; and

                  (e) a letter from a qualified investment banking or financial advisory firm confirming the fairness to the Company's shareholders from a financial point of view of the consideration to be paid in the Merger (the form of which letter shall have been received by the Company for inclusion in the Prospectus/Proxy Statement prior to the filing of the Prospectus/Proxy Statement with the SEC) shall have been delivered to the Company's Board of Directors prior to the Mailing Date and shall not have been subsequently withdrawn or amended.


         6.3 Additional Conditions to Obligations of Parent and the Merger Sub. The obligations of Parent and the Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) the Company shall have furnished to Parent a certificate in which Curtis M. Rocca III, Terry E. Bane and Timothy J. Purdy shall certify that an appropriate inquiry has been made of the executive officers and employees of the Company and the Subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by the Company in this Agreement and for the performance of the covenants of the Company set forth in this Agreement, and after completion of such inquiry, neither the Company nor any of the Subsidiaries nor any of the individuals executing such certificate has any reason to believe that the conditions set forth in
         Section 6.3(a) have not been fulfilled;

                  (c) the Company shall have furnished to Parent (i) a copy of the text of the resolutions by which the board of Directors and shareholders of the Company approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; (ii) a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and (iii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                  (d) Parent shall have received a letter addressed to Parent from The Law Offices of Craig K. Powell, based on customary reliance and subject to customary qualifications, to the effect that:

                                  (i) The Company is a corporation validly
                  existing and in good standing under the laws of the State of California.

                                  (ii) The authorized capital of the Company
                  consists of shares of capital stock, designated "Common Stock," having a par value of $.01 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable, and 1,000,000 shares of capital stock, designated "Preferred Stock," having a par value of $.01 per share, of which no shares are outstanding.

                                  (iii) Each of the Subsidiaries is a
                  corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

                                  (iv) The Company owns all of the outstanding
                  capital stock of each of the Subsidiaries, free and clear of any lien, claim or encumbrance.

                                  (v) The Company has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement; the Company has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

                                  (vi) No actions are required to be taken in
                  order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of California, and the filing thereof by the Secretary of State of the State of California, in accordance with Chapter 11 of the California Law;

                  (e) Parent shall have received a letter from Grant Thornton LLP dated the date of the Effective Time bringing down to a date not more than three days (excluding Saturdays, Sundays and holidays) prior thereto the information specified in Section 5.3(b);

                  (f) Parent shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by the Company as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company and the Subsidiaries taken as a whole, or to the value of the shares of Company Common Stock;

                  (g) Parent shall have received a letter from Deloitte & Touche LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (h) the Company shall not have received written objections to the Merger pursuant to Chapter 13 of the California Act covering more than 5% of the shares of Company Common Stock outstanding immediately prior to the Effective Time;

                  (i) the Company shall have modified the Stock Plan to permit the Company Options to be assumed by Parent as contemplated by Section
         1.12 of this Agreement; and

                  (j) Curtis M. Rocca III shall have entered into employment arrangements with Parent in form and substance mutually acceptable to Parent and such person.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. Subject to Section 7.4, this Agreement may be terminated prior to the Effective Time:

                  (a) by Parent if there has been a material breach by the Company or any of the Designated Persons of any covenant or agreement of the Company or any of the Designated Persons set forth in this Agreement or in any other agreement or instrument delivered to Parent, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Scheduled Closing Time;

                  (b) by the Company if there has been a material breach by Parent of any covenant or agreement of Parent in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Parent or which is not capable of being cured by the Scheduled Closing Time;

                  (c) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.3 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                  (d) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or
         6.2 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (e) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.3 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement); or

                  (f) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.2 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (g) by Parent if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

                  (h) by the Company if the Closing has not taken place on or before the Final Date (other than as a failure on the part of the Company or any of the Designated

         Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (i) by the mutual consent of Parent and the Company.

         As used herein, the Final Date shall be March 15, 1997, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on March 15, 1997, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to March 15, 1997, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and nonappealable or May 15, 1997, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

         7.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e) or Section 7.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(f) or Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         7.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or of any obligation or liability arising pursuant to Section 7.4. If this Agreement is terminated pursuant to
Section 7.1

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
as a result of the inaccuracy of any representation or warranty of Parent or the Merger Sub set forth in Article 2 or the inaccuracy of any representation or warranty of the Company set forth in Article 3, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

         7.4 Breakup Fee.

                  (a) If the Company terminates this Agreement pursuant to
         Section 7.1(d), 7.1(f) or 7.1(h) by reason of the fact that any of the Closing conditions contained in Section 6.2(a) have not been met, or by reason of the failure of the Closing condition contained in Section 6.1(k) under circumstances in which the acts of Parent or any of its affiliates, not consented to in writing by the Company, were done with the knowledge or reasonable expectation that they could reasonably be expected to cause and in fact did cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 6.2 would have otherwise been met, Parent shall pay to the Company within fifteen (15) business days after such termination in cash the greater of (i) the amount of the Company's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated hereby (as evidenced by written notice accompanied by such documentation and delivered to Parent by the Company within ten (10) business days of such termination), and (ii) $100,000.

                  (b) If Parent terminates this Agreement pursuant to Section 7.1(c), 7.1(e) or 7.1(g) by reason of the fact that any of the Closing conditions in Sections 6.1(k) or (l) or 6.3(a) have not been met, or the failure of the Closing condition contained in Section 6.3(h) under any of the following circumstances: (i) the Company has materially breached any covenant contained in Section 4.3 or the covenant in
         Section 5.15(a) as it pertains to the condition in Section 6.1(o), (ii) the Company's Board of Directors has withdrawn its recommendation to the Company's shareholders to approve the Merger, or (iii) any Person has publicly announced a proposed acquisition transaction with the Company as the party to be acquired conditioned upon abandonment of the Merger or the failure of the Company's shareholders to approve the Merger; or by reason of the failure of the Closing condition contained in Section 6.3(g) under circumstances in which the acts of the Company or any of its affiliates, not consented to in writing by Parent, were done with the knowledge that they could reasonably be expected to cause and did in fact cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 6.3 (except the condition contained in Section 6.3(j)) would have otherwise been met, the Company shall pay to Parent within fifteen (15) business days after such termination in cash the greater of (i) the amount of Parent's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated hereby (as evidenced by written notice accompanied by such documentation and delivered to the Company by Parent within ten (10) business days of such termination), and (ii) $100,000.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which changes the amount into which each share of Company Common Stock will be converted in the Merger or effects any change which would materially and adversely affect the shareholders of the Company without the further approval of the shareholders of the Company.

         8.2 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreement of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or future exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it was given.

         8.3 Public Statements. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Moreover, each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         If to Parent or
           the Merger Sub:              Zila, Inc.
                                        5227 N. 7th Street
                                        Phoenix, Arizona  85014
                                        Telecopy:    (602) 234-2264
                                        Attn:  Joseph Hines

         With a copy to:                Squire, Sanders & Dempsey
                                        40 N. Central Avenue
                                        Phoenix, Arizona  85004
                                        Telecopy:    (602) 253-8129
                                        Attn:  Christopher D. Johnson

         If to the Company:             Bio-Dental Technologies Corporation
                                        11291 Sunrise Park Drive
                                        Rancho Cordova, California  95742
                                        Telecopy:     (916) 638-0116
                                        Attn:  Curtis M. Rocca III

         With a copy to:                The Law Offices of Craig K. Powell
                                        4678 Cabana Way
                                        Sacramento, California 95822
                                        Telecopy:     (916) 454-1180
                                        Attn:  Craig K. Powell

         All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if telecopied.

         8.5 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the Exchange Act) of Parent; provided, however, that the Company shall in no event and at no time be considered a subsidiary of Parent for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         8.6 Severability. If term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         8.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Parent and the

Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Parent and the Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Parent may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof; provided, however, that the Letter of Intent shall remain in full force and effect notwithstanding the execution and delivery of this Agreement and nothing in this Agreement shall supersede any of the provisions of the Letter of Intent. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.8 Non-survival of Representations and Warranties. The representations and warranties of the parties set forth herein shall terminate as of the Effective Time.

                                MERGER AGREEMENT

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, Parent, the Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                   ZILA, INC.


                                   By ___________________________________

                                         Its ____________________________




                                   ZILA MERGER CORPORATION


                                   By ___________________________________

                                         Its ____________________________




                                   BIO-DENTAL TECHNOLOGIES CORPORATION


                                   By ___________________________________

                                         Its ____________________________

                                                                       EXHIBIT 1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ZILA DENTAL TECHNOLOGIES CORPORATION

         1. The name of this Corporation is: ZILA DENTAL TECHNOLOGIES

CORPORATION.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (the "Code").

         3. The name and address in the State of California of the Corporation's agent for service of process is:

                           Name:    Curtis M. Rocca III
                           Address: 11291 Sunrise Park Drive
                                    Rancho Cordova, California  95741-1081

         4. The maximum number of shares which the Corporation shall have the authority to issue is:

                  (a) 50,000,000 (fifty million) shares of Common Stock having a par value of $.01 per share; and

                  (b) 1,000,000 (one million) shares of Preferred Stock having a par value of $.01 per share.

                  The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any share of Preferred Stock.

         5. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         6. The Corporation may, by action of its board of directors or shareholders, authorize, by bylaw amendment, agreement or otherwise, the indemnification of agents, as defined in Section 317 of the Code, in excess of that expressly permitted by Section 317 of the Code for agents of the Corporation for breach of duty to the Corporation and its shareholders; provided, however, that such an amendment or agreement may not provide for indemnification of any agent for acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to
Section 204(a)(10) of the Code or as to circumstances under which indemnity is expressly prohibited by Section 317 of the Code.

                                                                       EXHIBIT 2


                                 RESTATED BYLAWS

                                       OF

                      ZILA DENTAL TECHNOLOGIES CORPORATION


                                    ARTICLE I

                                     OFFICES

1.       Registered Office.

         The registered office of the Corporation required by the California General Corporation Law to be maintained in California may be, but need not be, identical with the Corporation's principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

2.       Other Offices.

         The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

1.       Annual Meeting.

         The annual meeting of the stockholders shall be held on such date as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the election of Directors is not held on the day designated by the Board of Directors for any annual meeting of the stockholders, or any adjournment thereof, the Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

2.       Special Meetings.

         Special meetings of the stockholders may be called for any purpose or purposes at any time by the Board of Directors, Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth (1/10) of all outstanding stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the California General Corporation Law and Section 12 of Article III of these Bylaws. Such request shall state the purpose or purposes of the proposed meeting.

3.       Place of Meetings.

         Annual and special meetings of the stockholders shall be held at the principal office of the Corporation, unless otherwise specified in the notice calling any such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.

4.       Notice of Meeting.

         Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the stockholders at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.       Fixing Date for Determination of Stockholders Record.

         In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, the record date shall be the day on which the first written consent is expressed by any stockholder. If the Board has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6.       Record of Stockholders.

         The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of stockholders, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

7.       Quorum and Manner of Acting.

         At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the California General Corporation Law, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8.       Voting of Shares of Stock.

         Each stockholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his, her or its name on the books of the

Corporation on the record date. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his, her or its duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

9.       Organization.

         At each meeting of the stockholders, the Chairman of the Board, or, if he or she is absent therefrom, the President, or, if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10.      Order of Business.

         The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

11.      Voting.

         At all meetings of stockholders, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Certificate of Incorporation in respect of stock of such class. Stockholders shall not have cumulative voting rights with respect to the election of Directors.

12.      Action By Stockholders Without a Meeting.

         Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any such stockholders entitled to vote who have not so consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

1.       General Powers.

         The business and affairs of the Corporation shall be managed by the Board of Directors.

2.       Number, Term of Office and Qualifications.

         Subject to the requirements of the California General Corporation Law, the number of members of the Board of Directors shall not be less than five (5) nor more than nine (9), with the exact number to be fixed from time to time by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may, by amendment to these Bylaws pursuant to the terms hereof, decrease the number of members of the Board of Directors to less than the minimum stated above or increase the number of members of the Board of Directors to more than the maximum stated above. Each Director shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.
Directors need not be stockholders.

3.       Place of Meeting.

         The Board of Directors may hold its meetings at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

4.       Annual Meetings.

         As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

5.       Regular Meetings.

         Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

6.       Special Meetings; Notice.

         Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.       Quorum and Manner of Acting.

         A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the California General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board and the individual Directors shall have no power as such.

8.       Organization.

         At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, if he or she is absent therefrom, the President, or if he or she is absent therefrom, a Director

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chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9.       Action by Directors Without a Meeting.

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

10.      Resignations.

         Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.      Removal of Directors.

         Directors may be removed, with or without cause, as provided from time to time by the California General Corporation Law as then in effect.

12.      Vacancies.

         Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.


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13.      Compensation.

         Unless otherwise expressly provided by resolution adopted by the Board of Directors, no Director shall receive any compensation for his or her services as a Director. The Board of Directors may at any time and from time to time by resolution provide that the Directors shall be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

                                   ARTICLE IV

                                    OFFICERS

1.       Number.

         The Corporation shall have the following officers: a Chairman of the Board (who shall be a Director), a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

2.       Election and Term of Office.

         The officers of the Corporation shall be elected annually by the Board of Directors. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3.       Agents.

         In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.


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4.       Removal.

         Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5.       Resignations.

         Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.       Vacancies.

         A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7.       Chairman of the Board.

         The Chairman of the Board shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. The Chairman of the Board shall: (a) preside at all meetings of the stockholders and at all meetings of the Board;
(b) make a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board.

8.       President.

         The President shall have, subject to the control of the Board and the Chairman of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. At the request of the Chairman of the Board, or in case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all

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
the restrictions upon, the Chairman of the Board. He may sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board or the Chairman of the Board.

9.       Vice President.

         The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

10.      Secretary.

         The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board, the President, the Executive Vice President or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of
Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary

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
and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

11.      Treasurer.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the President or the Board, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

12.      Assistant Officers.

         Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board, or the President.

                                    ARTICLE V

                                   COMMITTEES

1.       Executive Committee; How Constituted and Powers.

         The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of

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
Directors to the extent not expressly prohibited by the California General Corporation Law or by resolution of the Board of Directors. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

2.       Executive Committee; Organization.

         The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

3.       Executive Committee; Meetings.

         Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meetings, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the board at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4.       Executive Committee; Quorum and Manner of Acting.

         A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

5.       Other Committees.

         The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors

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
and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

6.       Resignations.

         Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.       Vacancies.

         Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board of Directors.

8.       Compensation.

         Unless otherwise expressly provided by resolution adopted by the Board of Directors, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for

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
his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

9.       Dissolution of Committees; Removal of Committee Members.

         The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

1.       Execution of Contracts.

         Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer of officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

2.       Attestation.

         Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3.       Checks, Drafts.

         All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.       Deposits.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board of Directors, or the President shall direct in general or special accounts at such banks,

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
trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

5.       Proxies in Respect of Stock or Other Securities of Other Corporations.

         Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President, or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

6.       Fiscal Year.

         The fiscal year of the Corporation shall begin on August 1 of each year and shall end on the following July 31.

                                   ARTICLE VII

                                      STOCK

1.       Certificates.

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President, or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is signed, manually or by facsimile signature, by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the California General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in exchange for such shares

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
until the original certificate has been canceled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.       Transfer of Stock.

         Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3.       Regulations.

         The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the California General Corporation Law.

                                   ARTICLE IX

                                      SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.


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
                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.       General.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.       Derivative Actions.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having jurisdiction shall deem proper.

3.       Indemnification in Certain Cases.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

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
Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.       Procedure.

         Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5.       Advances for Expenses.

         Expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

6.       Rights Not-Exclusive.

         The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.       Insurance.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

8.       Definition of Corporation.

         For the purposes of this Article X, references to "the Corporation" include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

9.       Other Definitions.

         For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

10.      Continuation of Rights.

         The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be repealed, altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of Stockholders or by resolution duly adopted by the affirmative vote of not less than a majority of the Directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed repeal, alteration or amendment be contained in the notice of such special meeting, and new Bylaws may be adopted, at any time only by the Board of Directors.

                                                                       EXHIBIT 3


                       FORM OF COMPANY AFFILIATE AGREEMENT

                  This AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by __________________ ("Affiliate") as of ________, 1996 in favor of and for the benefit of ZILA, INC., a Delaware corporation ("Parent").

                                    RECITALS

                  A. Affiliate is a shareholder [and an officer and director] of Bio-Dental Technologies Corporation, a California corporation (the "Company").

                  B. Parent, Zila Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into a Merger Agreement dated as of August __, 1996 (the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock of Parent ("Parent Common Stock") pursuant to a formula set forth in the Merger Agreement. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

                  C. It is a condition of the Merger Agreement that Affiliate execute this Agreement.

                  D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

                                    AGREEMENT

                  1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of the Company: (a) for purposes of application of the pooling-of-interests requirements and (b) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Company Common Stock held, and Parent Common Stock to be held, by Affiliate may only be disposed of in conformity with the limitations described herein.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                           (A) AUTHORITY. Affiliate has full power and authority
to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                           (B) SHARE OWNERSHIP. Exhibit A attached hereto
accurately sets forth all shares of Company Common Stock owned by Affiliate, including all Company Common Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Company Common Stock owned or held by Affiliate.

                           (C) RULE 145. Affiliate will not sell, transfer,
exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Parent Common Stock that Affiliate may acquire upon conversion of Company Common Stock in the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:

                                  (i) such transaction is permitted pursuant to
Rule 145(c) and 145(d) under the Securities Act;

                                  (ii) counsel representing Affiliate, which
counsel is reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

                                  (iii) a registration statement under the
Securities Act covering the Parent Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or

                                  (iv) an authorized representative of the SEC
shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

                           (D) POOLING OF INTERESTS. Notwithstanding any other
provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Company Common Stock or any rights, options or warrants to purchase Company Common Stock, or any Restricted Securities or other securities of Parent:

                                 (i) during the thirty-day period immediately
preceding the Closing Date of the Merger; and

                                 (ii) until such time after the Effective Time
of the Merger as Parent has publicly released a report including the combined financial results of Parent and the Company for a period of at least thirty days of combined operations of Parent and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                  4. LIMITED RESALES. Affiliate understands that, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

                           (a) Unless and until the restriction "cut-off"
provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) while Parent meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted Parent Common Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of
(A) 1% of the Parent Common Stock outstanding or (B) the average weekly volume of trading in Parent Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

                           (b) Affiliate may make unrestricted resales of
Restricted Securities pursuant to Rule 145(d)(2) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years after the Effective Time of the Merger; (ii) Affiliate is not an affiliate of Parent; and (iii) Parent meets the public information requirements of Rule 144(c).

                           (c) Affiliate may make unrestricted resales of
Restricted Securities pursuant to Rule 145(d)(3) if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least three years and is not, and has not been for at least three months, an affiliate of Parent.

                           (d) Parent acknowledges that the provisions of
Section 3(c) of this Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Parent has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).

                  5. LEGENDS AND STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT
                  BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF ______, 1996 AMONG PARENT, THE COMPANY AND AFFILIATE, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF PARENT. PARENT WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

After release of the report described in Section 3(d)(iii) hereof, certificates evidencing Restricted Securities may be surrendered for cancellation and reissuance with a legend referring only to the applicability of Rule 145(d) restrictions.

                  6. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to the Merger, and at any adjournment thereof, and in every written consent solicited with respect to the Merger, Affiliate shall vote all Company Common Stock owned or controlled by the undersigned in favor of approval of the Merger and any matters that could reasonably be expected to facilitate the Merger.

                  7. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

                  IF TO PARENT:             Zila, Inc.
                                            5227 North 7th Street
                                            Phoenix, Arizona  85014
                                            Attn: Joseph Hines
                                            Facsimile No.: (602) 234-2264

                  With a copy to:       Squire, Sanders & Dempsey
                                        40 North Central Avenue
                                        Phoenix, Arizona  85004
                                        Attn: Christopher D. Johnson
                                        Facsimile No: (602) 253-8129

                  IF TO                 At the address or facsimile set forth
                  AFFILIATE:            beneath Affiliate's signature below.

                           B. SPECIFIC PERFORMANCE. Affiliate agrees that
irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

                  9. TERMINATION. This Agreement shall be terminated and shall be or no further force and effect if the Merger Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

                  10. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  11. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, excluding that body of law pertaining to conflicts of laws.

                  12. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  13. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  14. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

                  16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

                  17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

                  18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

                  IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                        [AFFILIATE]

                                        Signature:

                                        -----------------------------------

                                        Print Name:

                                        -----------------------------------

                                        Title:

                                        -----------------------------------
                                                          [if applicable]

                                        Address:

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        Attention:

                                        -----------------------------------

                                        Facsimile No.:

                                        -----------------------------------

                                    EXHIBIT A

Shares of Company Common Stock Beneficially Owned by Affiliate:


     ----------------------------------------------------------------------


Options to purchase shares of Company Common Stock:


     ----------------------------------------------------------------------



Warrants to purchase shares of Company Common Stock:


     ----------------------------------------------------------------------

                                                                       EXHIBIT 4


                       FORM OF PARENT AFFILIATE AGREEMENT

                  This AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by __________________________ ("Affiliate") as of ________, 1996
in favor of and for the benefit of ZILA, INC., a Delaware corporation
("Parent").

                                    RECITALS

                  A. Affiliate is a stockholder [and an officer and director] of Parent.

                  B. Parent, Zila Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Bio-Dental Technologies Corporation, a California corporation (the "Company"), have entered into a Merger Agreement dated as of August __, 1996 (the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of the Company will be converted into the right to receive shares of common stock of Parent ("Parent Common Stock").

                  C. It is a condition of the Merger Agreement that Affiliate execute this Agreement.

                  D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

                                    AGREEMENT

                  1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of Parent for purposes of application of the pooling-of-interests requirements, although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Parent Common Stock that Affiliate holds, may only be disposed of in conformity with the limitations described herein.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                           (A) AUTHORITY. Affiliate has full power and authority
to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                           (B) SHARE OWNERSHIP. Exhibit A attached hereto
accurately sets forth all shares of Parent Common Stock owned by Affiliate, including all Parent Common Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Parent Common Stock owned or held by Affiliate (collectively, the "Parent Securities").

                           (C) POOLING OF INTERESTS. Notwithstanding any other
provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Parent Securities:

                                 (i) during the thirty day period immediately
preceding the Closing Date of the Merger; and

                                 (ii) until such time after the Effective Time
of the Merger as Parent has publicly released a report including the combined financial results of Parent and the Company for a period of at least thirty days of combined operations of Parent and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                  4. STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Parent Securities. After release of the report described in Section 3(c)(ii) hereof, such stop transfer instructions will be promptly removed.

                  5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

                  IF TO PARENT:       Zila, Inc.
                                      5227 North 7th Street
                                      Phoenix, Arizona  85014
                                      Attn: Joseph Hines
                                      Facsimile No.: (602) 234-2264

                  With a copy to:     Squire, Sanders & Dempsey
                                      40 North Central Avenue
                                      Phoenix, Arizona  85004
                                      Attn: Christopher D. Johnson
                                      Facsimile No: (602) 253-8129

                  IF TO               At the address or facsimile set forth
                  AFFILIATE:          beneath Affiliate's signature below.

                  6. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

                  7. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect if the Merger Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

                  8. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  9. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, excluding that body of law pertaining to conflicts of laws.

                  10. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  11. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  12. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

                  13. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the other agreements referred to in the Merger Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

                  14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

                  15. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

                  16. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

                  IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                       [AFFILIATE]

                                       Signature:

                                       ------------------------------------

                                       Print Name:

                                       ------------------------------------

                                       Title:

                                       ------------------------------------
                                                         [if applicable]

                                       Address:

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       Attention:

                                       ------------------------------------

                                       Facsimile No.:

                                       ------------------------------------

                                    EXHIBIT A

Shares of Parent Common Stock Beneficially Owned by Affiliate:



    ------------------------------------------------------------------------

Options to purchase shares of Parent Common Stock:



    ------------------------------------------------------------------------


Warrants to purchase shares of Parent Common Stock:


    ------------------------------------------------------------------------

                                                                       EXHIBIT 5


                     PERSONS TO EXECUTE AFFILIATE AGREEMENTS


COMPANY-AFFILIATED PERSONS

                  Curtis M. Rocca III
                  G. Barton Mahan
                  Timothy J. Purdy
                  Joseph J. Battle, D.D.S.
                  B. Mason Flemming, Jr.
                  James H. Ellis
                  Maxine Holland
                  Douglas L. Ayer
                  Terry E. Bane



PARENT-AFFILIATED PERSONS

                  Joseph Hines
                  Clarence J. Baudhuin
                  Edwin Pomerantz
                  Janice L. Backus
                  Rocco J. Anselmo
                  James E. Tinnell, M.D.
                  Carl Schroeder
                  H. Ray Cox
                  Patrick M. Lonegran
                  Michael S. Lesser

                                                                       EXHIBIT 6

                           REPRESENTATION CERTIFICATE

                                       OF

                                   ZILA, INC.

                                       AND

                             ZILA MERGER CORPORATION


         ZILA, INC., a Delaware corporation ("Parent"), and ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of Parent, each make the following representations to Squire, Sanders & Dempsey for use in rendering its opinion concerning certain of the federal income tax consequences of the merger of Merger Sub with and into BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company") (the "Merger"), in exchange for Parent stock. Parent and Merger Sub each acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Squire, Sanders & Dempsey in rendering its opinion, and that any material inaccuracy in any of the following representations may nullify all or some of the conclusions stated in such opinion.

         The specific representations made are as follows:

1. Except for payments made to dissenting shareholders in accordance with applicable law, the only consideration received by Company shareholders in the Merger will be voting common stock of Parent. The fair market value of the Parent stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger.

2. To the best of the knowledge of the management of Parent and Merger Sub, there is no plan or intention by the shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent stock received in the Merger that would reduce the Company shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company stock exchanged for cash or other property or surrendered by dissenters will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

4. Prior to the Merger, Parent will be in control of Merger Sub, as "control" is defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

5. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company, as "control" is defined in section 368(c) of the Code.

6. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

7. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Parent, as "control" is defined in section 368(c) of the Code; or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company, as "control" is defined in section 368(c) of the Code.

8. Any liabilities of Merger Sub assumed by the Company and any liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business.

9. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

10. Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger and will not pay any such expenses on behalf of the Company or its shareholders.

11. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

12. In the Merger, shares of Company stock representing control of the Company, as "control" is defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent. No shares of Company stock will be redeemed or otherwise exchanged for cash or other property originating with or supplied by Parent, nor will Parent reimburse the Company directly or indirectly for any cash or other property paid to shareholders of the Company in redemption of their stock or otherwise. Further, no liabilities of the Company or the Company's shareholders will be assumed by Parent, nor will any of the Company stock be subject to any liabilities.

13. The Company will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Parent or by Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse the Company for any payments to dissenters.

14. None of the compensation received by any shareholder-employees of the Company will be separate consideration for or allocable to any of their Company stock; none of the shares of Parent stock received by any such shareholder-employee will be separate consideration for or allocable to any employment agreement; and the compensation paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties for similar services bargained for at arm's length.

15. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as "control" is defined in section 368(c) of the Code.

16. Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company.

17. No two parties to the Merger are investment companies as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

18. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

19. Merger Sub is a newly formed Delaware corporation created for the purpose of effecting the Merger.

         IN WITNESS WHEREOF, Parent and Merger Sub, each acting by an authorized officer and with full corporate authority, have executed and delivered this representation certificate to Squire, Sanders & Dempsey as of the date written below.


ZILA, INC.


By:
        -----------------------------------------

Title:
        -----------------------------------------

Date:
        -----------------------------------------


ZILA MERGER CORPORATION


By:
        -----------------------------------------

Title:
        -----------------------------------------

Date:
        -----------------------------------------

                                                                       EXHIBIT 7


                           REPRESENTATION CERTIFICATE

                                       OF

                       BIO-DENTAL TECHNOLOGIES CORPORATION


         BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company"), makes the following representations to Squire, Sanders & Dempsey for use in rendering its opinion concerning certain of the federal income tax consequences of the merger of ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of ZILA, INC. ("Parent"), with and into the Company (the "Merger"), in exchange for stock of Parent. The Company acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Squire, Sanders & Dempsey in rendering its opinion, and that any material inaccuracy in any of the following representations may nullify all or some of the conclusions stated in such opinion.

         The specific representations made are as follows:

1. Except for payments made to dissenting shareholders in accordance with applicable law, the only consideration received by Company shareholders in the Merger will be voting common stock of Parent. The fair market value of the Parent stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger.

2. There is no plan or intention by the shareholders of the Company who own five percent or more of the Company stock, and, to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent stock received in the Merger that would reduce the Company shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company stock exchanged for cash or other property or surrendered by dissenters will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

4. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company, as "control" is defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

5. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

6. The Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger, and neither Parent, Merger Sub, nor the Company will pay any such expenses for Company shareholders.

7. The Company will pay its dissenting shareholders the value of their stock out of the Company's own funds. No funds will be supplied for that purpose, directly or indirectly, by the Parent or Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse the Company for any payments to dissenters.

8. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

9. In the Merger, shares of Company stock representing control of the Company, as "control" is defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent. No shares of Company stock will be redeemed by the Company or otherwise exchanged for cash or other property originating with or supplied by Parent, nor will Parent reimburse the Company directly or indirectly for any cash or other property paid to shareholders of the Company in redemption of their stock or otherwise. Further, no liabilities of the Company or the Company's shareholders will be assumed by Parent, nor will any of the Company stock be subject to any liabilities.

10. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as "control" is defined in section 368(c) of the Code.

11. None of the compensation received by any shareholder-employees of the Comapny will be separate consideration for or allocable to any of their Company stock; none of the shares of Parent stock received by any such shareholder-employee will be separate consideration for or allocable to any employment agreement; and the compensation paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties for similar services bargained for at arm's length.

12. To the best of the knowledge of the management of the Company, Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company.

13. No two parties to the Merger are investment companies as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

14. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

15. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         IN WITNESS WHEREOF, the Company, acting by an authorized officer and with full corporate authority, has executed and delivered this representation certificate to Squire, Sanders & Dempsey as of the date written below.


                                       BIO-DENTAL TECHNOLOGIES CORPORATION


                                       By
                                              -----------------------------

                                       Title:
                                              -----------------------------

                                       Date:
                                              -----------------------------

                                                                       EXHIBIT 8


                    SHAREHOLDER'S REPRESENTATION CERTIFICATE


         I understand that Squire, Sanders & Dempsey has been asked to render its opinion as to certain of the federal income tax consequences of a proposed transaction (the "Merger") between ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of ZILA, INC., a Delaware corporation ("Parent"), and BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company"). The terms of the Merger are set forth in the Merger Agreement dated as of August __, 1996.

         In connection with Squire, Sanders & Dempsey's undertaking to render such opinion, I have been asked, as a shareholder of the Company, to furnish the following representations of fact upon which Squire, Sanders & Dempsey may rely for that purpose.

1. I have no plan or intention to sell, exchange, or otherwise dispose of any shares of the Parent received by me in connection with the Merger; however, this representation is not intended as a promise that I will not sell such shares at some point in the future.

2. I will pay my expenses, if any, incurred in connection with the Merger and I will not be reimbursed for any such expenses by either Parent, Merger Sub, or the Company.




Date:                      _________________________________________
                                  [Name]

                                   Appendix B

                          Opinion of Financial Advisor

                           (To be filed by amendment)

                                   Appendix C

                           Sections 1300 through 1312
                                     of the
                       California General Corporation Law

SECTION 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER"

               (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and
         (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

               (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph
               (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
               (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4) Which the dissenting shareholder has submitted for
               endorsement, in accordance with Section 1302.

               (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

               (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

               (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of
         Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of
         Section 1110 was mailed to the shareholder.

               (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  STAMPING OR ENDORSING DISSENTING SHARES

               Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of
         Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID

               (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

               (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

               (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

               (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

               (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.


SECTION 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION

               (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

               (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

               (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

               (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

               (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT

               To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES

               Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT

               Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS

               Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

               (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

               (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

               (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

               (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION

               If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. SHARES TO WHICH CHAPTER INAPPLICABLE

               This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

               (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of
         Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

               (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

               (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                               INDEX TO EXHIBITS

Exhibit                                                                                       Method
 Number                                     Description of Exhibit                           of Filing
 ------                                     ----------------------                           ---------
   2               Merger Agreement dated August 8, 1996 among Zila, Inc., Bio-Dental            *
                   Technologies Corporation and Zila Merger Corporation

  3-A              Certificate of Incorporation, as amended                                      A

  3-B              Bylaws                                                                        A

  4-A              Specimen Common Stock Certificate                                             A

  4-C              Specimen Warrant Certificate                                                  B

   5               Legal Opinion of Squire, Sanders & Dempsey                                   **

   8               Tax Opinion of Squire, Sanders & Dempsey                                     **

  10-A             Zila Marketing Agreement, dated June 1, 1992, among Daleco Zila               C
                   Partners II, L.P., Zila, Inc. and Daleco Capital Corporation (with exhibits)

  10-B             Assignment and Royalty Agreement dated December 31, 1991 between              D
                   Zila, Inc. and Crossing Research Associates

10-C(1)            Assignment and Royalty Agreement dated December 31, 1991 between              D
                   Zila, Inc. and CTM Associates, Inc.

10-C(2)            First Amendment to Assignment and Royalty Agreement dated as of               E
                   October 1, 1992 between Zila, Inc. and CTM Associates, Inc.

10-C(3)            Second Amendment to Assignment and Royalty Agreement dated as of              E
                   July 1, 1994 between Zila, Inc. and CTM Associates, Inc.

  10-D             Revolving Line of Credit Loan Agreement dated April 8, 1991                   D
                   between Zila, Inc. and The Valley National Bank of Arizona

10-E(1)            Stock Option Award Plan, as amended                                           F

Exhibit                                                                                    Method
 Number                                     Description of Exhibit                        of Filing
 ------                                     ----------------------                        ---------
10-E(2)            Non-Employee Directors Stock Option Plan, as amended                       F

  10-F             License Agreement dated February 5, 1990 between Zila                      G
                   Pharmaceuticals, Inc. and Bausch and Lomb Ireland

  10-G             Purchase Agreement dated June 12, 1991 between Zila, Inc. and AGF          H
                   (Assurances Generales De France)

  10-H             Purchase Agreement dated June 12, 1991 between Zila, Inc. and              H
                   France B.B.L

  10-I             Purchase Agreement dated June 12, 1991 between Zila, Inc. and              H
                   Preservatrice Fonciere Assurance

  10-J             Manufacturing and Distribution Agreement dated March 12, 1993              I
                   between Zila, Inc. and Germiphene Corporation

  10-K             Agreement dated November 26, 1993 between Cheseborough Ponds USA           J
                   Co. and Zila Pharmaceuticals, Inc.

  10-L             Second Amendment to Assignment and Royalty Agreement dated                 J
                   December 1, 1993 between Zila, Inc. and Crossing Research
                   Associates

  10-M             Agreement dated January 24, 1994 between Daleco Zila
                   Partners II K L.P., a California limited partnership, and Zila, Inc.

  10-N             Employment Agreement dated February 10, 1992 between Zila, Inc.            E
                   and Joseph Hines

  10-O             Employment Agreement dated February 10, 1992 between Zila, Inc.            E
                   and Clarence J. Baudhuin

  10-P             Employment Agreement dated February 10, 1992 between Zila, Inc.            E
                   and Edwin Pomerantz

   11              Statement re: Computation of Net                                           L
                   Income (Loss) Per Common Share

   21              Subsidiaries of Registrant                                                 L

Exhibit                                                                                  Method
 Number                                     Description of Exhibit                      of Filing
 ------                                     ----------------------                      ---------
  23-A             Consent of Deloitte & Touche LLP                                         *

  23-B             Consent of Grant Thornton LLP                                            *

  23-C             Consents of Counsel                                                 Included in
                                                                                    Exhibits 5 and 8

   24              Powers of Attorney                                              See Signature Page

- ---------------------------------
     *         Filed herewith

     **        To be filed by amendment

     A Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1988, as amended

     B Incorporated by reference to Exhibit 4-C of Amendment No. 2 to Form S-4 Registration Statement No. 33-19647

     C Incorporated by reference to Exhibit 10-A of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1992, as amended

     D         Incorporated by reference to Form S-3 Registration Statement No.
               33-46239

     E Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994

     F Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996

     G Incorporated by reference to Exhibit 10-C to Post-Effective Amendment No. 3 to Form S-1 Registration Statement No. 33-27739

     H         Incorporated by reference to Form S-3 Registration Statement No.
               33-27416

     I Incorporated by reference to Exhibit 10-L of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993, as amended

     J Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1993

     K Incorporated by reference to Exhibit 10-A of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1994

     L Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1995

                                                                    EXHIBIT 23-A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-4 of our reports dated October 12, 1995, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Phoenix, Arizona

August 12, 1996

                                                                    EXHIBIT 23-B


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated June 14, 1996, accompanying the consolidated financial statements of Bio-Dental Technologies Corporation and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended March 31, 1996 which is incorporated by reference in this Registration Statement and Proxy Statement/Prospectus. We consent to the incorporation by reference the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".


Grant Thornton LLP

Sacramento, California
August 12, 1996

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20. Indemnification of Directors and Officers.


         Article XI of Zila's Certificate of Incorporation limits, to the full extent permitted by Delaware law, directors' personal liability to Zila or its stockholders for monetary damages for breach of fiduciary duty. Section 102 of the Delaware General Corporation Law, as amended, enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase or obtaining an improper personal benefit. The limitations of liability provided by the statute continues after a director has ceased to occupy such position. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. See
Exhibit 3-A to this Registration Statement.

         Article X of Zila's Bylaws requires indemnification of directors and officers of Zila to the full extent permitted by Delaware law for claims against them in their official capacities, including stockholders' derivative actions.
Article X requires that Zila advance expenses incurred in the defense of such claims and continue the right of indemnification for persons who have ceased to be directors or officers, and permits Zila to enter into indemnification agreements with its directors and officers. See Exhibit 3-B to this Registration Statement.

         Section 145 of the Delaware General Corporation Law, as amended, applies to Zila and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

         Article XI of the Certificate of Incorporation of Zila (the "Zila Certificate") limits, to the full extent permitted by Delaware law, directors' and officers' personal liability to Zila or its stockholders for damages for breach of fiduciary duty, except for liability for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) unlawfully paying a dividend or authorizing the repurchase of stock,
(iii) for any breach of the director's duty to loyalty to Zila or its stockholders or (iv) for any transaction from which the director derived on improper personal benefit. The limitation of liability provided by the Zila Certificate and the Delaware statute continues after a director or officer has ceased to occupy such position. Neither the Zila Certificate nor the Delaware statute has any effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         The above discussion is qualified in its entirety by reference to Zila's Certificate of Incorporation and Bylaws. See Exhibits 3-A and 3-B to this Registration Statement.

Item 21.  Exhibits and Financial Statement Schedules.

         (a)  Exhibits.

Exhibit                                                                                           Method
 Number                                     Description of Exhibit                               of Filing
 ------                                     ----------------------                               ---------
   2        Merger Agreement dated August 8, 1996 among Zila, Inc., Bio-Dental                *
            Technologies Corporation and Zila Merger Corporation

  3-A       Certificate of Incorporation, as amended                                          A

  3-B       Bylaws                                                                            A

  4-A       Specimen Common Stock Certificate                                                 A

  4-C       Specimen Warrant Certificate                                                      B

   5        Legal Opinion of Squire, Sanders & Dempsey                                       ***

   8        Tax Opinion of Squire, Sanders & Dempsey                                         ***

  10-A      Zila Marketing Agreement, dated June 1, 1992, among Daleco Zila                   C
            Partners II, L.P., Zila, Inc. and Daleco Capital Corporation (with exhibits)

  10-B      Assignment and Royalty Agreement dated December 31, 1991 between                  D
            Zila, Inc. and Crossing Research Associates

10-C(1)     Assignment and Royalty Agreement dated December 31, 1991 between                  D
            Zila, Inc. and CTM Associates, Inc.

10-C(2)     First Amendment to Assignment and Royalty Agreement dated as of                   E
            October 1, 1992 between Zila, Inc. and CTM Associates, Inc.

10-C(3)     Second Amendment to Assignment and Royalty Agreement dated as of                  E
            July 1, 1994 between Zila, Inc. and CTM Associates, Inc.

  10-D      Revolving Line of Credit Loan Agreement dated April 8, 1991                       D
            between Zila, Inc. and The Valley National Bank of Arizona

Exhibit                                                                                   Method
 Number                                     Description of Exhibit                       of Filing
 ------                                     ----------------------                       ---------
10-E(1)     Stock Option Award Plan, as amended                                               F

10-E(2)     Non-Employee Directors Stock Option Plan, as amended                              F

  10-F      License Agreement dated February 5, 1990 between Zila                             G
            Pharmaceuticals, Inc. and Bausch and Lomb Ireland

  10-G      Purchase Agreement dated June 12, 1991 between Zila, Inc. and AGF                 H
            (Assurances Generales De France)

  10-H      Purchase Agreement dated June 12, 1991 between Zila, Inc. and                     H
            France B.B.L

  10-I      Purchase Agreement dated June 12, 1991 between Zila, Inc. and                     H
            Preservatrice Fonciere Assurance

  10-J      Manufacturing and Distribution Agreement dated March 12, 1993                     I
            between Zila, Inc. and Germiphene Corporation

  10-K      Agreement dated November 26, 1993 between Cheseborough Ponds USA                  J
            Co. and Zila Pharmaceuticals, Inc.

  10-L      Second Amendment to Assignment and Royalty Agreement dated                        J
            December 1, 1993 between Zila, Inc. and Crossing Research
            Associates

  10-M      Agreement dated January 24, 1994 between Daleco Zila                              K
            Partners II K L.P., a California limited partnership,
            and Zila, Inc.

  10-N      Employment Agreement dated February 10, 1992 between Zila, Inc.                   E
            and Joseph Hines

  10-O      Employment Agreement dated February 10, 1992 between Zila, Inc.                   E
            and Clarence J. Baudhuin

  10-P      Employment Agreement dated February 10, 1992 between Zila, Inc.                   E
            and Edwin Pomerantz

Exhibit                                                                        Method
 Number                        Description of Exhibit                        of Filing
- ------                         ----------------------                        ---------
   11       Statement re: Computation of Net                                      L
            Income (Loss) Per Common Share

   21       Subsidiaries of Registrant                                            L

  23-A      Consent of Deloitte & Touche LLP                                     **

  23-B      Consent of Grant Thornton LLP                                        **

  23-C      Consents of Counsel                                              Included in
                                                                          Exhibits 5 and 8

   24       Powers of Attorney                                           See Signature Page

- ---------------------------------
      * See Appendix A to the Proxy Statement/Prospectus which is a part of this Registration Statement.

     **        Filed herewith

    ***        To be filed by amendment.

     A Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1988, as amended

     B Incorporated by reference to Exhibit 4-C of Amendment No. 2 to Form S-4 Registration Statement No. 33-19647

     C Incorporated by reference to Exhibit 10-A of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1992, as amended

     D         Incorporated by reference to Form S-3 Registration Statement No.
               33-46239

     E Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994

     F Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996

     G Incorporated by reference to Exhibit 10-C to Post-Effective Amendment No. 3 to Form S-1 Registration Statement No. 33-27739

     H         Incorporated by reference to Form S-3 Registration Statement No.
               33-27416

     I Incorporated by reference to Exhibit 10-L of the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993, as amended

     J Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1993

     K Incorporated by reference to Exhibit 10-A of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1994

     L Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1995

         (b)   Financial Statement Schedules.

         The applicable financial statement schedules are contained in Zila's Annual Report to Stockholders for the fiscal year ended July 31, 1995 that accompanies the Proxy Statement/Prospectus included in this registration statement, and such financial statement schedules are incorporated herein by reference.


         (c)   Item 4(b) Information.

         See Appendix B to this Proxy Statement/Prospectus (to be filed by amendment).

Item 22.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on August 12, 1996.

                               ZILA, INC.,
                               a Delaware corporation


                               By  /s/ Joseph Hines
                                  ----------------------------------------------
                                     Joseph Hines
                                     Chairman of the Board, President and Chief
                                     Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Hines and Clarence J. Baudhuin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-4 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                              Title                                         Date
- ---------                              -----                                         ----
 /s/ Joseph Hines                      Chairman of the Board, President, Chief       August 12, 1996
- -------------------------------------  Executive Officer
Joseph Hines


 /s/ Clarence J. Baudhuin              Executive Vice President of Finance and       August 12, 1996
- -------------------------------------  Administration, Treasurer and Director
Clarence J. Baudhuin

 /s/ James E. Tinnell                  Director                                      August 12, 1996
- -------------------------------------
James E. Tinnell


 /s/ Patrick M. Lonergan               Director                                      August 12, 1996
- -------------------------------------
Patrick M. Lonergan

Signature                              Title                                         Date
- ---------                              -----                                         ----
                                       Director
- -------------------------------------
Carl A. Schroeder


 /s/ H. Ray Cox                        Director                                      August 12, 1996
- -------------------------------------
H. Ray Cox


 /s/ Michael S. Lesser                 Director                                      August 12, 1996
- -------------------------------------
Michael S. Lesser